                                                                     Exhibit 4.7


                            AMENDED AND CONSOLIDATED
                                  LOAN CONTRACT
                              (No Future Advances)


                            Dated as of March 1, 1997


                                     between

                          OGLETHORPE POWER CORPORATION
                      (AN ELECTRIC MEMBERSHIP GENERATION &
                            TRANSMISSION CORPORATION)


                                       and


                            UNITED STATES OF AMERICA


                                                        RUS Project Designation:
                                                                 Georgia 109 OPC
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                                TABLE OF CONTENTS

                                                                            Page

RECITALS.......................................................................1

ARTICLE I -- DEFINITIONS.......................................................2

ARTICLE II -- REPRESENTATIONS AND WARRANTIES ..................................6

ARTICLE III -- THE LOANS.......................................................8
        Section 3.1   The Loans................................................8
        Section 3.2   No Further Advances......................................8
        Section 3.3   Interest Rates and Payment...............................8
        Section 3.4   Prepayment...............................................9

ARTICLE IV -- AFFIRMATIVE COVENANTS............................................9
        Section 4.1   Generally................................................9
        Section 4.2   Annual Certificates......................................9
        Section 4.3   Simultaneous Prepayment of Contemporaneous Loans.........9
        Section 4.4   Rates and Coverage Ratios...............................10
        Section 4.5   Financial Books.........................................10
        Section 4.6   Rights of Inspection....................................10
        Section 4.7   Real Property Acquisition...............................10
        Section 4.8   Power Requirements Studies..............................11
        Section 4.9   Long Range Engineering Plans and Construction
                      Work Plans..............................................11
        Section 4.10  Design Standards, Construction Standards and List
                      of Materials............................................11
        Section 4.11  Financial Reports.......................................11
        Section 4.12  Miscellaneous Reports and Notices.......................11
        Section 4.13  Variable Rate Indebtedness..............................12
        Section 4.14  Special Construction Account............................12
        Section 4.15  Compliance with Laws....................................13
        Section 4.16  Plant Agreements........................................13
        Section 4.17  Separate Accounts.......................................13
        Section 4.18  Nuclear Fuel............................................13
        Section 4.19  Additional Affirmative Covenants........................14

ARTICLE V -- NEGATIVE COVENANTS...............................................14
        Section 5.1   General ................................................14
        Section 5.2   Limitations on System Extensions, Additions
                      and Dispositions........................................14
        Section 5.3   Limitations on Employment and Retention of
                      General Manager.........................................15


                                       (i)

        Section 5.4   Limitations on Certain Types of Contracts...............15
        Section 5.5   Limitations on Loans, Investments and Other
                      Obligations.............................................17
        Section 5.6   Depreciation Rates......................................17
        Section 5.7   Rate Reductions.........................................17
        Section 5.8   Indenture Restrictions..................................17
        Section 5.9   Negative Pledge.........................................19
        Section 5.10  Emissions Allowances....................................21
        Section 5.11  Changes to Plant Agreements.............................21
        Section 5.12  Fiscal Year.............................................21
        Section 5.13  Limits on Variable Rate Indebtedness....................21
        Section 5.14  Additional Negative Covenants...........................21

ARTICLE VI -- EVENTS OF DEFAULT...............................................21

ARTICLE VII -- REMEDIES.......................................................23

ARTICLE VIII -- MISCELLANEOUS.................................................23
        Section 8.1   Notice to RUS; Objection of RUS  .......................23
        Section 8.2   Notices.................................................24
        Section 8.3   Expenses................................................25
        Section 8.4   Late Payments...........................................25
        Section 8.5   Filing Fees.............................................25
        Section 8.6   No Waiver...............................................25
        Section 8.7   Governing Law...........................................25
        Section 8.8   Holiday Payments........................................26
        Section 8.9   Successors and Assigns..................................26
        Section 8.10  Complete Agreement; Amendments..........................26
        Section 8.11  Headings................................................26
        Section 8.12  Severability............................................26
        Section 8.13  Right of Set off........................................27
        Section 8.14  Schedules and Exhibits..................................27
        Section 8.15  Sole Benefit ...........................................27
        Section 8.16  Existing Loan Contract..................................27
        Section 8.17  Authority of RUS Representatives........................27
        Section 8.18  Relation to RUS Regulations.............................28
        Section 8.19  Term....................................................28


                                      (ii)
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                                    Schedules

Schedule 1  Existing Loan Contract; Etc.

Schedule 2  Additional Covenants

Exhibit A   Form of Lock Box Agreement


                                      (iii)
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                    AMENDED AND CONSOLIDATED LOAN CONTRACT

      THIS AMENDED AND CONSOLIDATED LOAN CONTRACT, dated as of March 1, 1997, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION) (together with any successors and assigns, the "Borrower"), a corporation organized and existing under the laws of the State of Georgia (the "State"), and the UNITED STATES OF AMERICA (the "Government"), acting by and through the Administrator (together with any person succeeding to the powers and rights of the Administrator with respect to this Agreement, the "Administrator") of the Rural Utilities Service (together with any agency succeeding to the powers and rights of the Rural Utilities Service with respect to this Agreement, the "RUS");

                                    RECITALS

      WHEREAS, the Borrower has incurred, pursuant to the Act (as defined in Article I) and under the Existing Loan Contract (as defined below), certain indebtedness and other obligations to, or guaranteed by, the Government, acting by and through the Administrator of the RUS, which indebtedness and other obligations are evidenced by the Prior Notes (as defined in Article I); and

      WHEREAS, in connection with the loans and other obligations evidenced by the Prior Notes, the Borrower and the Government, acting by and through the Administrator of the RUS, have entered into that certain Amended and Consolidated Loan Contract, dated as of June 1, 1984, which has been supplemented and amended by the documents identified in Schedule 1 (the "Existing Loan Contract"); and

      WHEREAS, to secure the indebtedness and other obligations evidenced by the Prior Notes and to secure certain other indebtedness, the Borrower has entered into that certain Consolidated Mortgage and Security Agreement, dated as of September 1, 1994, by and among the Borrower, as mortgagee, and the Government, acting through the Administrator of the RUS, CoBank, ACB, formerly known as National Bank for Cooperatives, Credit Suisse First Boston, formerly known as Credit Suisse, acting by and through its New York Branch, and SunTrust Bank, Atlanta, formerly known as Trust Company Bank (as Trustee under certain pollution control bond indentures), as mortgagees (together with the predecessor instruments thereto and identified therein, collectively, the "RUS Mortgage"); and

      WHEREAS, pursuant to the Second Amended and Restated Restructuring Agreement (as it may be amended, the "Restructuring Agreement"), dated as of February 24, 1997, by and among the Borrower, Georgia Transmission Corporation (An Electric Membership Corporation) ("GTC") and Georgia System Operations Corporation ("GSOC"): (i) the Borrower has transferred its transmission business to GTC and its system operations business to GSOC; (ii) GTC has assumed, and the Borrower has been released as to, a portion of the indebtedness and other obligations evidenced by the Prior Notes; and (iii) the Borrower has executed and delivered the Outstanding Notes (as defined in Article I) to evidence that portion of the indebtedness and other liabilities evidenced by the Prior Notes as to which it remains liable; and

      WHEREAS, the Borrower, the Government, acting by and through the Administrator of the RUS, and the other mortgagees have replaced the RUS Mortgage with the Indenture (as defined in Article I), pursuant to which the Borrower has granted security title to and a security interest in substantially all of its real and personal property to secure the Outstanding Notes and the other obligations secured under the RUS Mortgage as to which it remains liable; and

      WHEREAS, in connection with the restructuring transactions contemplated by the Restructuring Agreement and the substitution of the Indenture as a replacement for the RUS Mortgage, the Borrower and the Government intend to amend and consolidate the Existing Loan Contract as herein set forth;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto amend and consolidate the Existing Loan Contract to read in its entirety, and agree and bind themselves, as follows:

                           ARTICLE I -- DEFINITIONS

      Capitalized terms that are not defined herein shall have the meanings set forth in the Indenture. The terms defined herein include both the plural and the singular. Unless otherwise specifically provided, all accounting terms not otherwise defined herein shall have the meanings assigned to them, and all determinations and computations herein provided for shall be made, in accordance with Accounting Requirements.

      "Accounting Requirements" shall have the meaning given such term in the Indenture.

      "Act" shall mean the Rural Electrification Act of 1936, as amended.

      "Agreement" shall mean this Loan Contract, together with all schedules, and also any subsequent supplements or amendments hereto.

      "Business Day" shall mean any day that the RUS and FFB are both open for business.

      "Contemporaneous Loans" shall mean those loans identified as such on
Schedule 1.

      "Current Refunding" shall mean any refinancing or refunding of indebtedness that occurs not more than ninety (90) days following the Stated Maturity of such indebtedness.

      "Equity" shall mean the Borrower's total margins and equities computed in accordance with Accounting Requirements.

      "Event of Default" shall have the meaning as defined in Article VI.

      "FERC" shall mean the Federal Energy Regulatory Commission, or any agency or other governmental body succeeding to the functions thereof.

      "FFB" shall mean the Federal Financing Bank, an instrumentality and wholly-owned corporation of the Government, and any successor to the powers and rights thereof with respect to the Outstanding Notes.

      "Fitch" shall mean Fitch Investors Service, Inc., and any successor thereto.

      "General Manager" shall mean the President and Chief Executive Officer of the Borrower or the person performing the duties of a chief executive officer if no person holds such title and, in the event of any dispute between the Borrower and the Government as to who is the General Manager, the Administrator may designate a person or position that shall be the General Manager for purposes of this Agreement.

      "Highest Oversight Period" shall mean any period commencing on the date the Borrower receives written notice from the Administrator that any of the following events has occurred (which notice shall set forth the basis for concluding that such event has occurred), and ending on the date the Borrower receives written notice from the Administrator that such period has ended:

      (i) all of the long-term indebtedness that is not subject to credit enhancement issued by or for the benefit of the Borrower (including, without limitation, indebtedness issued by development authorities or any other governmental authority with respect to which the Borrower is an obligor) and secured directly or indirectly under the Indenture is assigned a rating of less than "Ba3" (or its then current equivalent) in the case of Moody's, "BB-" (or its then current equivalent) in the case of S&P, "BB-" (or its then current equivalent) in the case of Fitch, or the then current equivalent by any other Rating Agency;

      (ii) the Administrator determines that the System is incapable of providing reliable service to the members of the Borrower pursuant to the terms of the Wholesale Power Contracts;

      (iii) the Administrator determines that, as a consequence of any change in the condition, financial or otherwise, operations, properties or business of the Borrower, the Borrower will be unable to perform its material obligations under (a) this Agreement, (b) the Wholesale Power Contracts, (c) the Outstanding Notes, or (d) the Indenture; or

      (iv) the occurrence of an Event of Default under the Indenture, or any event which with the passage of time or giving of notice, or both, would constitute an Event of Default under the Indenture.

      "Increased Oversight Period" shall mean any period (other than a Highest Oversight Period) during which any of the long-term indebtedness that is not subject to credit enhancement issued by or for the benefit of the Borrower (including, without limitation, indebtedness issued by development authorities or any other governmental authority with respect to which the Borrower is an obligor) and secured directly or indirectly under the Indenture is not then assigned investment grade ratings by at least two (2) Rating Agencies. For purposes of this definition, an investment grade rating shall mean, in the case of Moody's, a rating of "Baa3" or higher, in the case of S&P, a rating of "BBB-" or higher, in the case of Fitch, a rating of "BBB-" or higher, and in the case of any other Rating Agency, the current equivalent thereof.

      "Indenture" shall mean the Indenture, dated as of March 1, 1997, entered into by the Borrower and SunTrust Bank, Atlanta, as trustee, and all amendments and supplements thereto.

      "Investment" shall mean any loan or advance to, or any investment in, or purchase or commitment to purchase any stock, bonds, notes or other securities of, or guaranty, assumption or other obligation or liability with respect to the obligations of, any other person, firm or corporation, except investments in securities or deposits issued, guaranteed or fully insured as to payment by the Government or any agency thereof and except any other investments set forth in the RUS Regulations (7 C.F.R. ss. 1717.655) as excluded from computations of the amounts and types of investments for which RUS approval is required.

      "Laws" shall have the meaning as defined in Section (e) of Article II.

      "Loans" shall mean the loans and other obligations described in Article
III.

      "Loan Documents" shall mean this Agreement, the Indenture and the Outstanding Notes.

      "Material Adverse Effect" shall mean a material adverse effect on the condition, financial or otherwise, operations, properties, margins or business of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents.

      "Moody's" shall mean Moody's Investor Service, Inc., and any successor thereto.

      "Outstanding Notes" shall mean those notes of the Borrower outstanding on the date hereof payable to the order of FFB, the payment of which is guaranteed by the Government pursuant to the Act, and those notes of the Borrower outstanding on the date hereof payable to the order of the Government evidencing loans made by the Government, acting by and through the Administrator of the RUS, pursuant to the Act, or evidencing reimbursement obligations of the Borrower to the Government with respect to the Government's guarantee of the payment of certain notes payable to the order of FFB, all as specifically identified on Schedule 1 hereto, and all amendments, supplements, extensions and replacements to, of or for such notes.

      "Plant Agreements" shall mean those agreements relating to the joint ownership and operation of generating facilities described on Schedule 1 hereto.

      "Prior Notes" shall mean those notes of the Borrower payable to the order of FFB, the payment of which is guaranteed by the Government pursuant to the Act, and those notes of the Borrower payable to the order of the Government evidencing loans made by, or evidencing reimbursement obligations of the Borrower to, the Government, acting by and through the Administrator of the RUS, pursuant to the Act, which have been satisfied and replaced by delivery of the Outstanding Notes.

      "Prudent Utility Practice" shall mean any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry in the region during the relevant time period, or any of the practices, methods and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at lowest reasonable cost consistent with good business practices, reliability, safety and expedition. "Prudent Utility Practice" is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather to include a spectrum of possible practices, methods or acts generally in acceptance in the region in light of the circumstances.

      "Rates" shall have the meaning given such term in the Indenture.

      "Rating Agency" shall mean any nationally recognized statistical rating organization (within the meaning of the rules of the United States Securities and Exchange Commission) that at the applicable time has assigned, at the request of the Borrower, a rating to any long-term indebtedness (that is not subject to credit enhancement) issued by or on behalf of the Borrower (including, without limitation, indebtedness issued by development authorities or any other governmental authority with respect to which the Borrower is an obligor) and secured directly or indirectly under the Indenture.

      "RUS Regulations" shall mean the rules and regulations of general applicability published by the RUS from time to time in 7 C.F.R. Chapter XVII and any replacement chapter, as such rules and regulations exist at the date of applicability thereof, and, unless the context clearly demonstrates a contrary intent, shall also include such rules and regulations of other Federal entities which the RUS is required by law to implement.

      "S&P" shall mean Standard & Poor's Rating Service, A Division of The McGraw-Hill Companies, Inc., and any successor thereto.

      "Special Construction Account" shall have the meaning as defined in
Section 4.14.

      "Subsidiary" shall mean a corporation that is a subsidiary of the Borrower and subject to the Borrower's control, as defined by Accounting Requirements.

      "System" shall mean all electric properties and interest in electric properties of the Borrower, it being the intent that "System" be broadly construed to encompass and include the Borrower's interests in all electric production, transmission, distribution, conservation, load management, general plant and other related facilities, equipment or property and in any mine, well, pipeline, plant, structure or other facility for the development, production, manufacture, storage, fabrication or processing of fossil, nuclear or other fuel of any kind or in any facility or rights with respect to the supply of water, in each case for use, in whole or in major part, in any of the Borrower's generating plants, now existing or hereafter acquired by lease, contract, purchase or otherwise or constructed by the Borrower, including any interest or participation of the Borrower in any such facilities or any rights to the output or capacity thereof, together with all additions, betterments, extensions and improvements to said System or any part thereof hereafter made and together with all lands, easements and rights-of-way of the Borrower and all other works, property or structures of the Borrower and contract rights and other tangible and intangible assets of the Borrower used or useful in connection with or related to said System, including, without limitation, a contract right or other contractual arrangement for the long-term or short-term interconnection, interchange, exchange, pooling, wheeling, transmission, purchase or sale of electric power and energy and other similar arrangements with entities having generation or transmission capabilities; provided, however, that "System" shall not include any property constituting Excepted Property or Excludable Property.

      "Total Utility Plant" shall mean the amount constituting the total utility plant (gross) of the Borrower computed in accordance with Accounting Requirements.

      "Wholesale Power Contracts" shall mean the Amended and Restated Wholesale Power Contracts, each dated as of August 1, 1996, by and between the Borrower and its members, and all amendments, supplements or replacements thereto or thereof.


                 ARTICLE II -- REPRESENTATIONS AND WARRANTIES

      Recognizing that the RUS is relying hereon, the Borrower represents and warrants, as of the date of this Agreement, as follows:

      (a) Organization; Power, Etc. The Borrower: (i) is duly organized, validly existing, and in good standing under the laws of the State; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform the Loan Documents; and (iv) has duly and lawfully obtained and maintained all material licenses, certificates, permits, authorizations and approvals which are necessary to the conduct of its business or required by applicable Laws.

      (b) Authority. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents and the performance of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and do not violate any provision of law or of the Articles of Incorporation or By-Laws of the Borrower or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which the Borrower is a party or by which it may be bound.

      (c) Consents. No consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution, delivery or performance of the Loan Documents, except such as have been obtained and are in full force and effect.

      (d) Binding Agreement. Each of the Loan Documents is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed in equity or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

      (e) Compliance With Laws. The Borrower is in compliance in all material respects with all federal, state and local laws, rules, regulations, ordinances, codes and orders (collectively, "Laws"), the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      (f) Litigation. There are no pending legal, arbitration or governmental actions or proceedings to which the Borrower is a party or to which any of its property is subject which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and to the best of the Borrower's knowledge, no such actions or proceedings are threatened or contemplated, except as the Borrower has disclosed to the RUS in writing.

      (g) Financial Statements; No Material Adverse Change; Etc. The financial statements of the Borrower as of December 31, 1996, and for the year then ended, present fairly, in all material respects, the financial position of the Borrower and the results of its operations in conformity with Accounting Requirements. Since December 31, 1996, there has been no material adverse change in the financial condition or operations of the Borrower.

      (h) Budgets; Projections; Etc. All budgets, projections, appraisals, feasibility studies and other financial information submitted by the Borrower to the RUS or to any Rating Agency, as updated by the Borrower from time to time and submitted to the RUS and to the Rating Agencies, in connection with the restructuring transactions contemplated by the Restructuring Agreement were reasonable at the time so submitted; and, as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause such information, as so updated, to be unreasonable.

      (i) Location of Properties. All real property and interests therein of the Borrower located in the State is located in the counties identified in the Indenture.

      (j) Principal Place of Business; Records. The principal place of business and chief executive office of the Borrower is at the address of the Borrower specified in Section 8.2.

      (k) Subsidiaries. The Borrower has no Subsidiary, except as the Borrower has disclosed to the RUS in writing.

      (l) Defaults Under Other Agreements. The Borrower is not in default under any agreement or instrument to which it is a party or to which any of its property is subject that could reasonably be expected to have a Material Adverse Effect.

                            ARTICLE III -- THE LOANS

Section 3.1 The Loans

      To finance, pursuant to the provisions of the Act, the construction and operation of the System for the purpose of furnishing electric energy to persons in rural areas not receiving central station electric service, (i) the Borrower has borrowed funds from the Government, acting by and through the Administrator of the RUS, evidenced by the Outstanding Notes payable to the Government, (ii) the Borrower has borrowed funds from FFB, evidenced by the Outstanding Notes payable to FFB, and the Government, acting by and through the Administrator of the RUS, has guaranteed the repayment of such funds, and (iii) the Borrower has agreed to reimburse the Government, acting by and through the Administrator of the RUS, for amounts paid by the Government on account of its guarantee of funds borrowed by the Borrower from FFB, which reimbursement obligations are evidenced by the Outstanding Notes payable to the Government in respect of such reimbursement obligations.

Section 3.2 No Further Advances

      The Borrower acknowledges and agrees that all amounts to be advanced to the Borrower under the Outstanding Notes have been advanced and neither FFB nor the Government, acting by or through the Administrator of the RUS, is under any obligation to make any further advances to the Borrower under the Outstanding Notes (other than with respect to payments by the Government on account of its guarantees of certain Outstanding Notes payable to FFB).

Section 3.3 Interest Rates and Payment

      (a) Interest Rates. The Outstanding Notes shall be payable and bear interest as therein provided.

      (b) Application of Payments. All payments which the Borrower sends to the RUS on any Outstanding Note shall be applied in the manner provided in the Loan Documents to which such payments relate and in a manner consistent with RUS policies, practices and procedures for obligations that have been similarly classified by the RUS.

      (c) Electronic Funds Transfer. Except as otherwise prescribed by the RUS, the Borrower shall make all payments on the Outstanding Notes utilizing electronic funds transfer procedures as specified by the RUS.

Section 3.4 Prepayment

      The Borrower has no right to prepay any Outstanding Note in whole or in part except such rights, if any, as are expressly provided for in each Outstanding Note or as may be provided by Law. However, prepayment of any Outstanding Note (and any penalties) relating to a Contemporaneous Loan shall be mandatory under Section 4.3.

                      ARTICLE IV -- AFFIRMATIVE COVENANTS

Section 4.1 Generally

      Unless otherwise agreed to in writing by the RUS, while this Agreement is in effect, the Borrower shall duly observe each of the affirmative covenants contained in this Article IV.

Section 4.2 Annual Certificates

      (a) Performance under Indenture. The Borrower shall duly observe and perform all of its obligations under the Indenture.

      (b) Annual Certification. Within one hundred twenty (120) days after the close of each fiscal year, the Borrower shall deliver to the RUS a written statement signed by its General Manager, stating that, to the knowledge of the General Manager, during such year the Borrower has fulfilled all of its obligations under the Loan Documents throughout such year in all material respects or, if there has been a material default in the fulfillment of any such obligations, specifying each such default known to the General Manager and the nature and status thereof.

Section 4.3 Simultaneous Prepayment of Contemporaneous Loans

      If the Borrower shall at any time prepay in whole or in part any Contemporaneous Loan, the Borrower shall prepay the related Outstanding Note to the Government in the ratio that the unpaid principal balance of such Outstanding Note to the Government bears to the aggregate unpaid principal amount of both such Outstanding Note and the Outstanding Note evidencing the Contemporaneous Loan. If either such Outstanding Note calls for a prepayment penalty or premium, such amount shall be paid but shall not be used in computing the amount needed to be paid to the Government under this Section 4.3 to maintain such ratio. Prepayments associated with refinancing or refunding a Contemporaneous Loan are not considered to be prepayments for purposes of this Agreement if (i) the principal amount of such refinancing or refunding loan is not less than the amount of loan principal being refinanced and (ii) the weighted average life of the refinancing or refunding loan is not less than the weighted average remaining life of the loan being refinanced.

Section 4.4 Rates and Coverage Ratios

      (a) Prospective Notice of Change in Rates. The Borrower shall give the RUS sixty (60) days' prior written notice of any proposed change in the Borrower's general rate structure.

      (b) Routine Reporting Coverage Ratios. In connection with the furnishing of its annual report to the RUS pursuant to Section 4.11, the Borrower shall report to the RUS, in such written format as RUS may require, the Margins for Interest level which was achieved during such fiscal year.

      (c) Corrective Plans. Within thirty (30) days of (i) sending a notice to the RUS under subsection (b) above that shows the Margins for Interest level required by Section 13.14 of the Indenture was not met for any fiscal year, or
(ii) being notified by the RUS that the Margins for Interest level required by
Section 13.14 of the Indenture was not met for any fiscal year, whichever is earlier, the Borrower in consultation with the RUS shall provide a written plan satisfactory to the RUS setting forth the actions that shall be taken to achieve the required Margins for Interest level on a timely basis.

Section 4.5 Financial Books

      The Borrower shall at all times keep, and safely preserve, proper books, records and accounts in which full and true entries shall be made of all of the dealings, business and affairs of the Borrower and its Subsidiaries, in accordance with any applicable Accounting Requirements.

Section 4.6 Rights of Inspection

      The Borrower shall afford the RUS, through its representatives, reasonable opportunity, at all times during business hours and upon prior notice, to have access to and the right to inspect the System, any other property encumbered by the Indenture, and any or all books, records, accounts, invoices, contracts, leases, payrolls, canceled checks, statements and other documents and papers of every kind belonging to or in the possession of the Borrower or in any way pertaining to its property or business, including its Subsidiaries, if any, and to make copies or extracts therefrom.

Section 4.7 Real Property Acquisition

      In acquiring real property, the Borrower shall comply in all material respects with the provisions of the Uniform Relocation Assistance and Real Property Acquisition Policies Act of

1970, as amended by the Uniform Relocation Act Amendments of 1987, and 49 C.F.R.
part 24, referenced by 7 C.F.R. part 21, to the extent applicable to such acquisition.

Section 4.8 Power Requirements Studies

      The Borrower shall prepare and use power requirements studies of its electric loads and future energy and capacity requirements in conformance with Prudent Utility Practice and an RUS approved plan for preparation of such power requirements studies, taking into account the limited obligation of the Borrower under the Wholesale Power Contracts; provided, however, that during a Highest Oversight Period, the Borrower shall prepare and use such studies in conformance with RUS Regulations. The Borrower shall provide the RUS with copies of such studies.

Section 4.9 Long Range Engineering Plans and Construction Work Plans

      The Borrower shall develop, maintain and use up-to-date long-range engineering plans and construction work plans in conformance with Prudent Utility Practice; provided, however, that during a Highest Oversight Period, the Borrower shall develop, maintain and use such plans in conformance with RUS Regulations.

Section 4.10 Design Standards, Construction Standards and List of Materials

      The Borrower shall use design standards, construction standards and lists of acceptable materials in conformance with Prudent Utility Practice; provided, however, that during a Highest Oversight Period, the Borrower shall use such standards and lists in conformance with RUS Regulations.

Section 4.11 Financial Reports

      The Borrower shall cause to be prepared and furnished to the RUS a full and complete annual report of its financial condition and of its operations in form and substance satisfactory to the RUS, audited and certified by an independent certified public accountant satisfactory to the RUS and accompanied by a report of such audit in form and substance reasonably satisfactory to the RUS. The Borrower shall also furnish to the RUS from time to time such other reports concerning the financial condition or operations of the Borrower, including its Subsidiaries, as the RUS may reasonably request or RUS Regulations require.

Section 4.12 Miscellaneous Reports and Notices

      The Borrower shall furnish to the RUS:

      (a) Notice of Default. Promptly after becoming aware thereof, notice of:
(i) the occurrence of any Event of Default or event which with the giving of notice or the passage of time, or both, would become an Event of Default; and
(ii) the receipt of any notice given pursuant to the

Indenture with respect to the occurrence of any event which with the giving of notice or the passage of time, or both, could become an "Event of Default" under the Indenture.

      (b) Notice of Litigation. Promptly after the commencement thereof, notice of the commencement of all actions, suits or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency or instrumentality affecting the Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

      (c) Notice of Change of Place of Business. Promptly in writing, notice of any change in location of its principal place of business or the office where its records concerning accounts and contract rights are kept.

      (d) Regulatory and Other Notices. Promptly after receipt thereof, copies of any notices or other communications received from any governmental authority with respect to any matter or proceeding which could reasonably be expected to have a Material Adverse Effect.

      (e) Ratings. Promptly after receipt thereof, copies of any reports or ratings on the Borrower issued by any Rating Agency.

      (f) Other Information. Such other information regarding the condition, financial or otherwise, operations, properties or business of the Borrower as the RUS may, from time to time, reasonably request.

Section 4.13 Variable Rate Indebtedness

      In connection with the furnishing of its annual report to the RUS pursuant to Section 4.11, the Borrower shall report to the RUS, in such written format as may be acceptable to the RUS, the specific maturities of all of the Borrower's outstanding indebtedness and the interest rates applicable thereto, including, without limitation, with respect to any indebtedness not bearing a fixed rate through the maturity of such indebtedness the method and timing for adjustment and readjustment of the applicable interest rate.

Section 4.14 Special Construction Account

      The Borrower shall continue to maintain the "Special Construction Account" maintained under the Existing Loan Contract and continue to hold therein all moneys currently held therein, subject to this Section 4.14. The Borrower shall withdraw moneys from the Special Construction Account only as permitted from time to time by the RUS. Moneys in the Special Construction Account are held in trust for the RUS. The Special Construction Account shall be insured to the extent insurable by the Federal Deposit Insurance Corporation or other federal agency acceptable to the RUS and shall be designated by the corporate name of the Borrower followed by the words "Trustee, Special Construction Account." The Borrower shall close the Special Construction Account when all moneys therein have been withdrawn in accordance with this Section 4.14.

Section 4.15 Compliance with Laws

      The Borrower shall operate and maintain the System and its properties in compliance in all material respects with all applicable Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

Section 4.16 Plant Agreements

      (a) Enforcement. If the RUS, in its absolute discretion, shall determine it appropriate or necessary to preserve the security for the Loans, subject to the provisions of the Indenture, the RUS may require in writing the Borrower to authorize and empower the Government to enforce any Plant Agreement, with the form of such written authorization to be prescribed by the RUS.

      (b) Appointment of Agent. If the appointment of Georgia Power Company as agent under any Plant Agreement is terminated in whole or in part, and if the Borrower is not qualified to serve as agent, then the RUS may require the Borrower to take all action that the Borrower is entitled to take to cause the appointment of the Government or such agency of the Government as the RUS shall designate in writing, as agent under any such Plant Agreement, to the extent and with such duties, rights, power and authority as the RUS shall prescribe in writing, not inconsistent with the provisions of such Plant Agreement.

Section 4.17 Separate Accounts

      The Borrower shall execute and deliver, with a financial institution approved by the RUS, a lockbox agreement or agreements substantially in the form of Exhibit A attached hereto ("Lockbox Agreement") and shall at all times maintain a Lockbox Agreement in full force and effect, except as the RUS may otherwise permit. During a Highest Oversight Period, the Borrower shall, if so directed in writing by the RUS, (a) deposit, pursuant to a Lockbox Agreement, all cash proceeds of the Trust Estate, including, without limitation, checks, money and the like (other than cash proceeds deposited or required to be deposited with the Trustee pursuant to the Indenture), which cash proceeds shall include, without limitation, all payments by members of the Borrower on account of the Wholesale Power Contracts, in separate deposit or other accounts, segregated from all other monies, revenues and investments of the Borrower, and
(b) take all such other actions as the RUS shall request to continue perfection of the lien of the Indenture in such proceeds for the benefit of all Holders of the Outstanding Secured Obligations.

Section 4.18 Nuclear Fuel

      Upon the written request of the RUS, to the extent the Borrower owns nuclear fuel located outside the State of Georgia as to which a security interest can be created under the Uniform Commercial Code and perfected solely by the filing of a financing statement under the Uniform Commercial Code, the Borrower shall cause such nuclear fuel to be subjected to the lien of the Indenture.

Section 4.19 Additional Affirmative Covenants

      The Borrower also shall comply with the additional covenants identified in
Schedule 2 hereto.

                        ARTICLE V -- NEGATIVE COVENANTS

Section 5.1 General

      Unless otherwise agreed to in writing by the RUS, while this Agreement is in effect, the Borrower shall duly observe each of the negative covenants set forth in this Article V.

Section 5.2 Limitations on System Extensions, Additions and Dispositions

      (a) Additions to Capacity. The Borrower shall not, without first complying with the requirements of Section 8.1, purchase, construct, lease or otherwise acquire Special Assets (as defined below) if the aggregate amount expended for purchase, construction, lease or other acquisition of all Special Assets (i) in the current fiscal year of the Borrower is greater than 5% of the Borrower's Total Utility Plant or (ii) in the current and two immediately preceding fiscal years of the Borrower is greater than 10% of the Borrower's Total Utility Plant. For the purposes of this Subsection (a), "Special Assets" means capital assets (other than capital assets acquired with at least 85% of the acquisition cost paid from the proceeds of "Non-Recourse Obligations" (as defined in the Wholesale Power Contracts)) that constitute utility or non-utility plant and that: (1) taking into account any substantially contemporaneous or otherwise related sale, transfer, lease or other disposition, increase the generating capacity of the System or any generating plant of the Borrower by more than 5%;
(2) are not subject to the lien of the Indenture and are not nuclear fuel; or
(3) are not used or useful as a part of the System.

      (b) Dispositions of System Assets. The Borrower shall not, without first complying with the requirements of Section 8.1, request the release of capital assets that constitute utility plant from the lien of the Indenture pursuant to
Section 5.2 of the Indenture if (taking into account any substantially contemporaneous or otherwise related purchase, construction, lease or other acquisition of similar property that is subject to the lien of the Indenture) there will result a decrease in the generating capacity of the System or any generating plant by more than 5% if the aggregate net book value of all such assets released from the lien of the Indenture (i) in the current fiscal year of the Borrower is greater than 5% of the Borrower's Total Utility Plant or (ii) in the current and two immediately preceding fiscal years of the Borrower is greater than 10% of the Borrower's Total Utility Plant.

      (c) Legal Requirements. The requirements of this Section 5.2 shall not apply to any purchase, construction, lease or other acquisition, or any sale, transfer, lease or other disposition, of capital assets to the extent that any of the foregoing is required to comply with "Legal Requirements" (as defined in the Wholesale Power Contract). No such purchase, construction, lease or other acquisition and no such sale, transfer, lease or other disposition shall be considered in calculating the aggregate limitations specified in Subsections (a) or (b) hereof.

      (d) Highest Oversight Period. During a Highest Oversight Period, the Borrower shall not, without the prior written approval of the RUS, purchase, construct, lease or otherwise acquire, or sell, transfer, lease or otherwise dispose, of any capital asset, or enter into any agreement therefor.

Section 5.3 Limitations on Employment and Retention of General Manager

      At any time an Event of Default, or an event which with the passage of time or the giving of notice, or both, would become an Event of Default, occurs and is continuing, the Borrower shall not, without the prior written approval of the RUS, enter into an employment relationship with any person to serve as General Manager unless such employment shall first have been approved by the RUS. If an Event of Default, or an event which with the passage of time or the giving of notice, or both, would become an Event of Default, occurs and is continuing and the RUS requests the Borrower to terminate the employment of its General Manager, the Borrower shall do so within thirty (30) days after the date of such request. All contracts in respect of the employment of the General Manager hereafter entered into shall contain provisions to permit compliance with this Section 5.3.

Section 5.4 Limitations on Certain Types of Contracts

      (a) Approval of Certain Contracts. The Borrower shall not, without first complying with the requirements of Section 8.1, enter into any of the following:

            (i) any contract for the management or operation of all or substantially all of the System;

            (ii) any contract for the purchase or sale of electric power and energy that has a term exceeding three (3) years and under which committed purchases or sales exceed ten percent (10%) of the peak demand of the System for the most recently completed fiscal year;

            (iii) any pooling or similar power supply agreement that has a term exceeding three (3) years; or

            (iv) any amendment or modification to any of the Wholesale Power Contracts, including the Schedules thereto, except that the Borrower may amend or modify any of (A) Exhibits 1 and 2 to "Rate Schedule A" thereto; (B) the Exhibits to Appendix 1 to "Rate Schedule A" thereto in the manner expressly provided in the Wholesale Power Contracts; (C) Sections I and II of

                  Appendix 3 (Control Area Services) to "Rate Schedule A" thereto; (D) Appendix 4 (General Terms and Conditions) to "Rate Schedule A" thereto; (E) Schedule B - Planning and Management of Power Supply Resources for Members in the manner expressly provided in Section 13.3.1 of the Wholesale Power Contracts; and (F) the Wholesale Power Contracts in the manner expressly provided in any "Withdrawal Agreement" (as defined in the Wholesale Power Contracts) entered into in connection with such Wholesale Power Contracts.

      (b) Terminations. The Borrower shall not, without first complying with the requirements of Section 8.1, exercise any option to terminate any contract, including, without limitation, any Wholesale Power Contract, if such contract, based upon its nature, remaining term (not taking into account any option of the Borrower to terminate) and size, would be required to be approved by the RUS pursuant to Subsection (a) above if the Borrower were to have entered into such contract on the proposed termination date. The Borrower further agrees at the written direction of the RUS to exercise any option to terminate a contract if the exercise by the Borrower of that option would require compliance with
Section 8.1 pursuant to the immediately preceding sentence; provided, however, the Borrower shall not be required to exercise any such option to terminate if such exercise could reasonably be expected to have a Material Adverse Effect. For the purpose of illustration only, and not by way of limitation, the Borrower shall be required to comply with Section 8.1 before terminating, and the RUS can require the Borrower to terminate, in any year before year seven (7) thereof, a ten (10) year contract for the sale of electric power and energy that exceeds ten percent (10%) of the Borrower's peak demand because the portion of the contract to be terminated meets the standards of Subsection (a)(ii) above (i.e., a term greater than three (3) years for the committed sale of electric power and energy that exceeds ten percent (10%) of the Borrower's peak demand). The Borrower can terminate without first complying with Section 8.1, and the RUS cannot require the Borrower to terminate, that same contract after year seven
(7) thereof.

      (c) Highest Oversight Period. During a Highest Oversight Period, the Borrower shall not, without the prior written approval of the RUS, enter into or amend or modify any of the contracts of the type described in this Section 5.4, regardless of duration or size.

      (d) Determination of Term. The term of any contract shall be determined for purposes of this Section 5.4 based solely upon the period prior to the first date upon which the Borrower could, at its option, terminate the contract (taking into account any notice period required for termination), unless the exercise of such termination right could reasonably be expected to have a Material Adverse Effect.

      (e) Amendments; Extensions. Any amendment or modification to an existing contract (including an extension thereof) shall be governed by this Section 5.4 only to the extent of the specific amendment or modification and not the contract as a whole.

Section 5.5 Limitations on Loans, Investments and Other Obligations

      The Borrower shall not, without first complying with the requirements of
Section 8.1, make any Investment, except (i) Investments made for the purpose of funds management that are made pursuant to an investment policy approved by the Borrower's Board of Directors, a copy of which has been provided to the RUS,
(ii) Investments specifically approved by the RUS in writing under this clause
(ii), and (iii) other Investments that do not in the aggregate with all other Investments other than Investments described in clauses (i) and (ii) above exceed fifteen percent (15%) of the Borrower's Total Utility Plant; provided, however, that during an Increased Oversight Period, the Borrower shall not, without the prior written approval of the RUS, make any additional Investments, except as permitted by the Act and the RUS Regulations; provided, further, however, that during a Highest Oversight Period, the Borrower shall not, without the prior written approval of the RUS, make any additional Investments of any kind.

Section 5.6 Depreciation Rates

      The Borrower shall not, without first complying with the requirements of
Section 8.1, adopt any depreciation rate not previously approved for the Borrower by the RUS.

Section 5.7 Rate Reductions

      The Borrower shall not, without first complying with the requirements of
Section 8.1, decrease its Rates if it has failed to comply with the provisions of Section 13.14 of the Indenture for the fiscal year prior to such reduction.

Section 5.8 Indenture Restrictions

      Notwithstanding the provisions of the Indenture, the Borrower shall not, without first complying with the requirements of Section 8.1:

      (i) issue Additional Obligations under the Indenture on the basis of the $200,000,000 carry forward amount described in Section 4.2B(1) of the Indenture, unless the proceeds of such Additional Obligations are used (a) to pay premiums and other penalties and charges in respect of any Existing Obligation held by FFB or the RUS, (b) to fund the acquisition or construction of additions or extensions to the System that are subject to the lien of the Indenture, or (c) to pay premiums and other penalties, charges and other costs of issuance incurred in connection with a Current Refunding in an aggregate amount not to exceed five percent (5%) of the principal amount of the Obligations subject to the Current Refunding;

      (ii) issue Additional Obligations under the Indenture while any amounts are outstanding under any RUS Reimbursement Obligation or during an Increased Oversight Period or a Highest Oversight Period;

      (iii) except in connection with a Current Refunding, certify pursuant to
            Section 4.3D(1) of the Indenture any retired Obligation or any principal payment on an Obligation as the basis for taking any action under the Indenture, if such retirement or payment is pursuant to a regularly scheduled sinking fund or principal installment or made at the Stated Maturity of such Obligation;

      (iv) consolidate or merge with any other corporation or convey or transfer the Trust Estate under the Indenture substantially as an entirety unless the aggregate amount of the Borrower's Equity is not reduced as a result of such transaction and the Borrower provides the RUS with evidence reasonably satisfactory to the RUS that the consummation of such transaction will not result in the commencement of an Increased Oversight Period; provided, however, that during an Increased Oversight Period or a Highest Oversight Period, the Borrower shall not consolidate or merge with any corporation or convey or transfer the Trust Estate substantially as an entirety;

      (v) elect pursuant to Section 1.1D of the Indenture to apply Accounting Requirements in effect as of the date of execution and delivery of the Indenture;

      (vi) include as Property Additions, under any provision of the Indenture, any property that would not qualify as Property Additions but for paragraph C of the definition of Property Additions, or sell, lease or sublease any portion of the Trust Estate pursuant to paragraph H of Section 5.1 of the Indenture;

      (vii) submit an Available Margins Certificate under Article IV of the Indenture for the purpose of issuing Additional Obligations unless such Certificate is accompanied by an Independent Accountant's Certificate stating in substance that nothing came to the attention of such Accountant in connection with its unaudited review of such period that would lead such Accountant to believe that there was any incorrect or inaccurate statement in such Certificate;

     (viii) enter into a Supplemental Indenture pursuant to Section 12.1H of the Indenture;

      (ix) enter into a Supplemental Indenture pursuant to Section 12.1B or 12.1C of the Indenture if (a) the Holders of the Obligations issued under such Supplemental Indenture are granted greater security rights in and to the Trust Estate than those security rights enjoyed by the Government in its capacity as a Holder of Obligations under the Indenture, provided, however, that neither (I) the existence of Credit Enhancement nor (II) the creation and maintenance of debt service or similar funds for the payment of the principal and interest on Obligations issued under such Supplemental Indenture (to the extent such debt service or other similar funds are funded from the proceeds of the issuance of such Obligations or funded in connection with the refinancing of other debt by such Obligations), shall constitute greater security rights in and to the Trust Estate requiring the Borrower to comply with Section 8.1; (b) the Supplemental Indenture provides for covenants, restrictions, limitations, conditions, events of defaults or remedies not applicable to all Obligations then Outstanding or not equally available to all Holders of Obligations then Outstanding, provided, however, that provisions for covenants and events of default that relate solely to assuring that the interest on such Obligations (or other indebtedness secured by such Obligations) is excludable from the gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, shall not constitute the providing of covenants or events of default requiring the Borrower to comply with Section 8.1; or (c) the Obligations issued under such Supplemental Indenture, or the indebtedness secured by such Obligations, can be accelerated, or effectively accelerated through a mandatory purchase or similar mechanism, as a consequence of a breach or default by the Borrower under the related loan agreement or similar agreement entered into in connection with such Obligation or indebtedness, provided, however, that acceleration and similar rights may be granted to development authorities and trustees without first complying with Section 8.1 in connection with the issuance of Obligations (or other indebtedness secured by such Obligations) the interest on which is excludable from the gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, if such acceleration and similar rights are substantially similar to those currently granted to development authorities and trustees in connection with the Existing Obligations;

      (x) create or incur or suffer or permit to be created or incurred or to exist any pledge of current assets secured under the Indenture to secure current liabilities; or

      (xi) provide any Certificate of an Appraiser under the Indenture, unless such Appraiser is Independent, if the amount of the property or securities as to which the Appraiser's Certificate applies is greater than $25,000; provide any Certificate of an Engineer under the Indenture, unless such Engineer is a licensed professional, if the amount of the property as to which the Engineer's Certificate applies is greater than $100,000; or provide any Certificate of an Engineer under the Indenture, unless such Engineer is Independent, if the amount of the property as to which the Engineer's Certificate applies is greater than $10,000,000.

Section 5.9 Negative Pledge

      The Borrower shall not, without first complying with the requirements of
Section 8.1, directly or indirectly create, incur, assume or permit to exist any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any other agreement to give any security interest) on or with respect to any of the Excepted Property (other than the Excepted Property described in paragraph P of the definition of Excepted Property, which property shall not be subject to this Section 5.9) except for:

      (i) Permitted Exceptions (other than the Permitted Exception described in paragraph Y of the definition of Permitted Exceptions);

      (ii) as to the Excepted Property described in paragraphs B through E, inclusive, and paragraph K of the definition of Excepted Property, liens, mortgages, pledges, security interests, charges and encumbrances in connection with purchase money, construction or acquisition indebtedness (or renewals or extensions thereof) that encumber only the asset or assets so purchased, constructed or acquired or property improved through such purchase, construction or acquisition, and the proceeds upon a sale, transfer or exchange thereof;

      (iii) liens, mortgages, pledges, security interests, charges and encumbrances (a) for the benefit of all Holders of the Obligations issued under the Indenture, (b) in connection with any bond or similar fund established by the Borrower with respect to any debt securities, the interest on which is excludable from gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, to the extent of amounts deposited in such funds in the ordinary course to make regularly scheduled payments on such debt securities, or (c) in connection with any debt service or similar fund established by the Borrower for the payment of principal or interest on debt securities, the interest on which is excludable from gross income of the holder thereof pursuant to the Internal Revenue Code, as amended, if such fund is funded solely from the proceeds of the issuance of such debt securities (or funded in connection with the refinancing of other debt by such debt securities);

      (iv) liens, pledges, security interests, charges and encumbrances with respect to any interest, debt or equity, of the Borrower in the National Rural Utilities Cooperative Finance Corporation or CoBank, ACB purchased or otherwise acquired by the Borrower in connection with membership in any such entity or any borrowing from any such entity;

      (v) liens, pledges, security interests, charges and encumbrances arising in connection with any legal or economic defeasance of indebtedness, unless the funding of the defeasance is during an Increased Oversight Period or a Highest Oversight Period and more than 20% of the defeasance is funded other than with the proceeds of the issuance of new indebtedness (in which case the Borrower shall first comply with the requirements of Section 8.1 before permitting or creating any such lien, pledge, security interest, charge or encumbrance); or

      (vi) liens, pledges, security interests, charges and encumbrances with respect to deposit, brokerage, commodity and other similar accounts to the extent such liens, pledges, security interests, charges and encumbrances do not secure indebtedness for borrowed money other than indebtedness incurred in connection with acquiring securities or other investments deposited in any such account.

Section 5.10 Emissions Allowances

      The Borrower shall not, without first complying with the requirements of
Section 8.1, sell, assign or otherwise dispose of (or enter into any agreement therefor) any allowances for emissions or similar rights granted by any governmental authority, except allowances or similar rights that exceed those necessary in any particular calendar year for the Borrower to operate its generating facilities during such year, as evidenced by a written certification by the Borrower and provided to the RUS at the time of such sale, assignment or other disposition.

Section 5.11 Changes to Plant Agreements

      The Borrower shall not, without first complying with the requirements of
Section 8.1, amend, supplement, waive, extend, terminate or assign the Plant Agreements or agree to do so.

Section 5.12 Fiscal Year

      The Borrower shall not, without first complying with the requirements of
Section 8.1, change its fiscal year.

Section 5.13 Limits on Variable Rate Indebtedness

      During an Increased Oversight Period or a Highest Oversight Period, the Borrower shall not, if so directed in writing by the RUS, increase the outstanding principal amount of indebtedness of the Borrower, the interest rate with respect to which is adjusted or readjusted at intervals of less than two
(2) years, including, without limitation, Additional Obligations issued as a Periodic Offering the interest rate on which is subject to such adjustment or readjustment, to an amount exceeding the amount thereof outstanding on the date of such notice from the RUS.

Section 5.14 Additional Negative Covenants

      The Borrower also shall comply with the additional negative covenants identified in Schedule 2 hereto.

                         ARTICLE VI -- EVENTS OF DEFAULT

      The following shall be "Events of Default" under this Agreement:

      (a) Representations and Warranties. Any representation or warranty made by the Borrower in Article II hereof, in any certificate furnished to the RUS hereunder or in the Indenture shall be incorrect in any material respect at the time made;

      (b) Payment. Default shall be made in the payment of or on account of interest on or principal of any Outstanding Note when and as the same shall be due and payable, whether by acceleration or otherwise, which shall remain unsatisfied for five (5) Business Days;

      (c) Borrowing Under the Indenture in Violation of the Loan Contract. Default by the Borrower in the observance or performance of any covenant or agreement contained in Subsection (a), (b) or (c) of Section 5.8;

      (d) Other Covenants. Default by the Borrower in the observance or performance of any other covenant or agreement contained in any of the Loan Documents, which shall remain unremedied for thirty (30) calendar days after written notice thereof shall have been given to the Borrower by the RUS;

      (e) Corporate Existence. The Borrower shall forfeit or otherwise be deprived of its corporate charter or any franchises, permits, easements, consents or licenses required to carry on any material portion of its business;

      (f) Other Obligations. Default by the Borrower in the payment of any obligation, whether direct or contingent, for borrowed money in excess of $10,000,000 or in the performance or observance of the terms of any instrument pursuant to which such obligation was created or securing such obligation;

      (g) Bankruptcy. A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official, or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days or the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian or trustee, of a substantial part of its property, or make any general assignment for the benefit of creditors; and

      (h) Dissolution or Liquidation. Other than as provided in the immediately preceding subsection, the dissolution or liquidation of the Borrower, or failure by the Borrower promptly to forestall or remove any execution, garnishment or attachment of such consequence as shall impair its ability to continue its business or fulfill its obligations and such execution, garnishment or attachment shall not be vacated within thirty (30) days. The term "dissolution or liquidation of the Borrower," as used in this Subsection (h), shall not be construed to include the cessation of the corporate existence of the Borrower resulting either from a merger or consolidation of the Borrower into or with another corporation following a transfer of all or substantially all its assets as an entirety, under the conditions permitting such actions.

                            ARTICLE VII -- REMEDIES

      Upon the occurrence of an Event of Default, then the RUS may pursue all rights and remedies available to the RUS that are contemplated by this Agreement in the manner, upon the conditions and with the effect provided in this Agreement, including, but not limited to, a suit for specific performance, injunctive relief or damages. The RUS is hereby authorized, to the maximum extent permitted by applicable law, to demand specific performance of this Agreement at any time when the Borrower shall have failed to comply with any provision of this Agreement applicable to it. The Borrower hereby irrevocably waives, to the maximum extent permitted by applicable law, any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. Nothing herein shall limit the right of the RUS to pursue all rights and remedies available to a creditor at law or in equity following the occurrence of an Event of Default, or any right or remedy available to the RUS as a Holder of an Obligation under the Indenture. Each right, power and remedy of the RUS shall be cumulative and concurrent, and recourse to one or more rights or remedies shall not constitute a waiver of any other right, power or remedy.

                         ARTICLE VIII -- MISCELLANEOUS

Section 8.1 Notice to RUS; Objection of RUS

      Before undertaking any transaction described in Article V that requires compliance with this Section 8.1, the Borrower shall give to the RUS (i) notice in writing describing in reasonable detail the proposed transaction and expressly stating that the transaction is covered by this Section 8.1 and (ii) drafts of any documents to effect such transaction. If the RUS delivers to the Borrower written notice that it objects to the proposed transaction after (I) 60 days (or such shorter period as the parties shall agree to in writing) in the case of any transaction of the nature described in paragraph (a) below, or (II) 30 days (or such shorter period as the parties shall agree to in writing) in the case of any transaction of the nature described in paragraph (b) below, the Borrower shall not complete the transaction without RUS approval.

      (a) Transactions requiring compliance with this Section 8.1 pursuant to Sections 5.2, 5.4, 5.6, 5.8 (i), 5.8 (ii), 5.8 (iv), 5.8 (vi), 5.8
            (viii), 5.8 (ix), 5.9, 5.11 and 5.12 shall be subject to a 60-day review and objection period (or such shorter period as the parties shall agree to in writing); and

      (b) Transactions requiring compliance with this Section 8.1 pursuant to Sections 5.5, 5.7, 5.8 (iii), 5.8 (v), 5.8 (vii), 5.8 (x), 5.8 (xi)
            and 5.10 shall be subject to a 30-day review and objection period (or such shorter period as the parties shall agree to in writing).

Section 8.2 Notices

      All notices, requests and other communications provided for herein, including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement, shall be given or made in writing (including, without limitation, by telecopy) and delivered to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as provided for herein. The Address for Notices of the respective parties are as follows:

            The Government:

                  Rural Utilities Service
                  United States Department of Agriculture
                  1400 Independence Avenue, S.W.
                  Washington, DC  20250-1500
                  Fax:  (202) 720-1725
                  Attention:  Administrator

            With a copy to:

                  Rural Utilities Service
                  United States Department of Agriculture
                  1400 Independence Avenue, S.W.
                  Stop: 1568
                  Washington, DC  20250-1500
                  Fax:  (202) 720-1401
                  Attention: Power Supply Division

            The Borrower:

                  Oglethorpe Power Corporation
                  2100 East Exchange Place
                  Post Office Box 1349
                  Tucker, Georgia  30085-1349
                  Fax:  (770) 270-7872
                  Attention: President and Chief Executive Officer With a copy to: Vice President, Finance

Section 8.3 Expenses

      To the extent allowed by law, the Borrower shall pay all costs and expenses of the RUS, including reasonable fees of counsel, incurred in connection with the enforcement of the Loan Documents or with the preparation for such enforcement if the RUS has reasonable grounds to believe that such enforcement may be necessary.

Section 8.4 Late Payments

      If payment of any amount due hereunder is not received at the United States Treasury in Washington, DC, or such other location as the RUS may designate to the Borrower, within five (5) Business Days after the due date thereof or such other longer time period as the RUS may prescribe from time to time in its policies of general application in connection with any late payment charge (such unpaid amount being herein called the "delinquent amount," and the period beginning after such due date until payment of the delinquent amount being herein called the "late-payment period"), the Borrower shall pay to the RUS, in addition to all other amounts due under the terms of the Outstanding Notes and this Agreement, any late-payment charge as may be fixed by RUS Regulations from time to time on the delinquent amount for the late-payment period.

Section 8.5 Filing Fees

      To the extent permitted by Law, the Borrower agrees to pay all expenses of the RUS (including the fees and expenses of its counsel) in connection with the filing or recordation of all financing statements and instruments as may be required by the RUS in connection with this Agreement, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith. The Borrower agrees to save harmless and indemnify the RUS from and against any liability resulting from the failure to pay any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by the RUS in connection with this Agreement. The provisions of this Section 8.5 shall survive the execution and delivery of this Agreement and the payment of all other amounts due hereunder or due on the Outstanding Notes.

Section 8.6 No Waiver

      No failure on the part of the RUS to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the RUS of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 8.7 Governing Law

      EXCEPT TO THE EXTENT GOVERNED BY APPLICABLE FEDERAL LAW, THE LOAN DOCUMENTS SHALL BE DEEMED TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

Section 8.8 Holiday Payments

      If any payment to be made by the Borrower hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

Section 8.9 Successors and Assigns

      This Agreement shall be binding upon and inure to the benefit of the Borrower and the RUS and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the RUS.

Section 8.10 Complete Agreement; Amendments

      This Agreement and the other Loan Documents are intended by the parties to be a complete and final expression of their agreement. However, the RUS reserves the right to waive its rights to compliance with any provision of this Agreement, the RUS Regulations and the other Loan Documents. No amendment, modification, or waiver of any provision hereof or thereof, and no consent to any departure of the Borrower herefrom or therefrom, shall be effective unless approved in writing by the RUS in the form of either RUS Regulations or other writing signed by or on behalf of the RUS, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any Schedule to this Agreement may be amended and replaced by attaching a revised Schedule hereto, which revised Schedule shall have been signed by both parties hereto.

Section 8.11 Headings

      The headings and sub-headings contained in the titling of this Agreement are intended to be used for convenience only and do not constitute part of this Agreement.

Section 8.12 Severability

      If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held invalid or unenforceable by any governmental agency or court of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition nor any other term, provision or condition, and this Agreement, the Outstanding Notes, and the Indenture shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained herein.

Section 8.13 Right of Set off

      Upon the occurrence and during the continuance of any Event of Default, the RUS is hereby authorized at any time and from time to time, without prior notice to the Borrower, to exercise rights of set off or recoupment and apply any and all amounts held or hereafter held, by the RUS or owed to the Borrower or for the credit or account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing hereunder or under the Outstanding Notes. The RUS agrees to notify the Borrower promptly after any such set off or recoupment and the application thereof, provided that the failure to give such notice shall not affect the validity of such set off, recoupment or application. The rights of the RUS under this Section 8.13 are in addition to any other rights and remedies (including other rights of set off or recoupment) which the RUS may have. The Borrower waives all rights of set off, deduction, recoupment or counterclaim.

Section 8.14 Schedules and Exhibits

      Each Schedule and Exhibit attached hereto and referred to herein is each an integral part of this Agreement.

Section 8.15 Sole Benefit

      The rights and benefits set forth in this Agreement are for the sole benefit of the parties thereto and may be relied upon only by them.

Section 8.16 Existing Loan Contract

      This Agreement consolidates all the documents constituting the Existing Loan Contract and amends the Existing Loan Contract so that, as of the date of this Agreement, it reads in its entirety as herein provided. As of the date hereof, this Agreement replaces and supersedes the Existing Loan Contract.

Section 8.17 Authority of RUS Representatives

      In the case of any consent, approval or waiver from the RUS that is required under this Agreement or any other Loan Document, such consent, approval or waiver must be in writing and signed by an authorized RUS representative to be effective. As used in this Section 8.17, "authorized RUS representative" means the Administrator, and also means a person to whom the Administrator has officially delegated specific or general authority to take the action in question.

Section 8.18 Relation to RUS Regulations

      (a) In case of any conflict between the terms of this Agreement or the Indenture and the provisions of the RUS Regulations, the terms of this Agreement and the Indenture shall control.

      (b) The RUS Regulations shall apply to the Borrower to the extent and under the conditions expressly set forth in this Agreement (other than in Section 4.15).

      (c) The Borrower recognizes that some RUS Regulations implement Federal statutes or regulatory policies that are not limited to rural electrification but apply to many types of Federal assistance. Nothing herein is intended to, or shall be deemed to, waive the requirements of any Federal statute or regulation that is applicable to the Borrower independently of any requirement made applicable solely by the RUS Regulations.

      (d) Subject to Subsections (b) and (c) above, if on the date of this Agreement, any RUS Regulation conflicts with the terms of this Agreement or the Indenture or imposes additional or different requirements:

            (i) the Borrower is hereby deemed to have complied with, or otherwise satisfied the requirements of, or received approval under, such RUS Regulation; and

            (ii) pursuant to 7 C.F.R. ss. 1710.4 (1996), the RUS hereby waives compliance by the Borrower with such RUS Regulation.

Section 8.19 Term

      This Agreement shall remain in effect until one of the following two events has occurred:

      (a) The Borrower and the RUS replace this Agreement with another written agreement; or

      (b) All of the Borrower's obligations under this Agreement and the Outstanding Notes have been discharged and paid.

                       (Signatures begin on next page.)

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, the Borrower's execution to be attested under seal, as of the day and year first above written.

                              OGLETHORPE POWER
                              CORPORATION (AN
                              ELECTRIC MEMBERSHIP
                              GENERATION & TRANSMISSION
                              CORPORATION)


                              By: /s/ T.D. Kilgore
                                 --------------------------------------
                                  T. D. Kilgore
                                  President and Chief Executive Officer

                              Attest: /s/ Patricia N. Nash
                                     ----------------------------------
                                      Patricia N. Nash
                                      Assistant Secretary

                              [CORPORATE SEAL]

                     (Signatures continued on next page.)

                  (Signatures continued from previous page.)

                              UNITED STATES OF AMERICA,
                              acting by and through the Administrator
                              of the Rural Utilities Service


                              By: /s/ Wally Beyer
                                 ------------------------------------
                                  Administrator

                                  SCHEDULE 1

                to the Amended and Consolidated Loan Contract, dated as of March 1, 1997, between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation)
                       and the United States of America

1.    Letter Agreements amending and supplementing the Existing Contract:

      (a) "H13" Amendment to Amended and Consolidated Loan Contract between the Borrower and United States of America, dated as of September 14, 1984;

      (b) "H13" Letter, dated September 28, 1984, from Harold V. Hunter, Administrator of REA to Hubert Hancock, President of the Borrower;

      (c) "PCB III" Letter, dated December 18, 1984, from Harold V. Hunter, Administrator of REA to Hubert Hancock, President of the Borrower;

      (d) "PCB IV" Letter, dated November 12, 1985, from Harold V. Hunter, Administrator of REA to Hubert Hancock, President of the Borrower;

      (e) "Sale-Leaseback" Letter, dated December 27, 1985, from Harold V. Hunter, Administrator of REA to Hubert Hancock, President of the Borrower;

      (f) "Vogtle K8" Letter, dated March 3, 1986, from Jack Van Mark, Acting Administrator of REA to Hubert Hancock, President of the Borrower;

      (g) Reply Letter to "Vogtle K8", dated August 11, 1986, from Hubert Hancock, President of the Borrower, to Harold V. Hunter, Administrator of REA;

      (h) "Scherer Refinancing" Letter, dated October 17, 1986, from Harold V. Hunter, Administrator of REA, to Hubert Hancock, Chairman of the Board of the Borrower;

      (i) "Vogtle K8" Letter, dated January 9, 1987, from Jack Van Mark, Acting Administrator of REA, to F. F. Stacy, President and CEO of the Borrower;

      (j) "Rocky Mountain L8" Letter, dated September 30, 1988, from Harold V. Hunter, Administrator of REA, to Hubert Hancock, Chairman of the Board of the Borrower;

      (k) "Pollution Control Revenue Bonds" Letter, dated March 20, 1990, from Jack Van Mark, Acting Administrator of REA, to J. Calvin Earwood, Chairman of the Board of the Borrower;

      (l) "Bulk Power Agreements" Loan Contract Amendment, dated as of July 1, 1991, between the Borrower and the United States of America;

      (m) "Pollution Control Revenue Bonds" Letter, dated April 6, 1992, from Michael M.F. Liu, Acting Administrator of REA, to J. Calvin Earwood, Chairman of the Board of the Borrower;

      (n) Amendment to Amended and Consolidated Loan Contract between the Borrower and the United States of America, dated as of June 12, 1992;

      (o) "Pollution Control Revenue Bonds" Letter, dated October 20, 1992, from James B. Huff, Sr., Administrator of REA, to Tom D. Kilgore, President/CEO of the Borrower;

      (p) "Pollution Control Revenue Bonds" Letter, dated February 25, 1993, from James B. Huff, Sr., Administrator of REA, to Tom D. Kilgore, President/CEO of the Borrower;

      (q) "Pollution Control Revenue Bonds" Letter, dated August 26, 1993 from James B. Huff, Sr., Administrator of REA, to Tom D. Kilgore, President/CEO of the Borrower;

      (r) "Pollution Control Revenue Bonds" Letter, dated August 31, 1994, from Wally Beyer, Administrator of REA, to Tom Kilgore, President/CEO of the Borrower; and

      (s) "Pollution Control Revenue Bonds" Letter, dated January 8, 1997, from Wally Beyer, Administrator of RUS, to T.D. Kilgore, President/CEO of the Borrower, as supplemented by that certain letter, dated February 21, 1997, from Wally Beyer, Administrator of RUS, to T. D. Kilgore, President/CEO of the Borrower.

2.    "Contemporaneous Loans" shall mean the loans evidenced by the following:

      (a) Promissory Note, dated March 1, 1997, made by the Borrower to the order of CoBank, ACB, in the original face principal amount of $1,856,475.12; and

      (b) Promissory Note, dated March 1, 1997, made by the Borrower to the order of CoBank, ACB, in the original face principal amount of $7,102,740.26.

3.    "Outstanding Notes" shall mean the following notes:

      (a) Retained Indebtedness Note, dated as of March 1, 1997, from the Borrower to FFB, in the original face principal amount not to exceed $2,637,782,327.56;

      (b) Reimbursement Note, dated as of March 1, 1997, from the Borrower to the Government, acting through the Administrator of the RUS;

      (c) Mortgage Note, dated as of March 1, 1997, from the Borrower to the Government, acting through the Administrator of the RUS, in the original face principal amount of $3,820,352.89; and

      (d) Mortgage Note, dated as of March 1, 1997, from the Borrower to the Government, acting through the Administrator of the RUS, in the original face principal amount of $14,786,985.70.

4. "Plant Agreements" shall mean, collectively, the following agreements relating to the ownership and operation of generating facilities:

            (a) Plant Robert W. Scherer Units Numbers One and Two Purchase and Ownership Participation Agreement among Georgia Power Company, the Borrower, Municipal Electric Authority of Georgia and City of Dalton, Georgia (the "Co-Owners"), dated as of May 15, 1980, as amended by that certain Amendment, among the Co-Owners, dated as of December 30, 1985; and as amended by that certain Amendment Number Two, among the Co- Owners, dated as of July 1, 1986; and as amended by that certain Amendment Number Three, among the Co-Owners, dated as of August 1, 1988; and as amended by that certain Amendment Number Four, among the Co-Owners, dated as of December 31, 1990;

            (b) Plant Robert W. Scherer Units Numbers One and Two Operating Agreement among the Co-Owners, dated as of May 15, 1980, as amended by that certain Amendment, among the Co-Owners, dated as of December 30, 1985; and as amended by that certain Amendment Number Two, among the Co-Owners, dated as of December 31, 1990;

            (c) Plant Scherer Managing Board Agreement, among the Co-Owners, Gulf Power Company, Florida Power & Light Company and Jacksonville Electric Authority, dated as of December 31, 1990;

            (d) Alvin W. Vogtle Nuclear Units Numbers One and Two Purchase and Ownership Participation Agreement, among the Co-Owners, dated as of August 27, 1976, as amended by that certain Amendment Number One, among the Co-Owners dated as of January 18, 1977; and as amended by that certain Amendment Number Two, among the Co-Owners, dated as of February 24, 1977;

            (e) Alvin W. Vogtle Nuclear Units Numbers One and Two Operating Agreement among, the Co-Owners, dated as of August 27, 1976;

            (f) Plant Hal Wansley Purchase and Ownership Participation Agreement, between Georgia Power Company and the Borrower, dated as of March 26, 1976, as amended by that certain Amendment, dated as of January 15, 1995;

            (g) Plant Hal Wansley Operating Agreement, between Georgia Power Company and Borrower, dated as of March 26, 1976;

            (h) Plant Hal Wansley Combustion Turbine Agreement, between Georgia Power Company and the Borrower, dated as of August 2, 1982, and Amendment No. 1, dated as of October 20, 1982;

            (i) Edwin I. Hatch Nuclear Plant Purchase and Ownership Participation Agreement, between Georgia Power Company and the Borrower, dated as of January 6, 1975;

            (j) Edwin I. Hatch Nuclear Plant Operating Agreement, between Georgia Power Company and the Borrower, dated as of January 6, 1975;

            (k) The Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company; and

            (l) The Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company.

                                  SCHEDULE 2

       to the Amended and Consolidated Loan Contract (the "Agreement"), dated as of March 1, 1997, between Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation)
                       and the United States of America

                 ADDITIONAL AFFIRMATIVE AND NEGATIVE COVENANTS

Section 1 Definitions

      Capitalized terms that are not defined in this Schedule 2 shall have the meanings set forth in the Agreement. The terms defined herein include both the plural and the singular.

      "Affiliates" shall have the meaning given such term in the Purchase Agreement.

      "Alternative Floating Amount" shall have the meaning given such term in the Interest Rate Swap Agreements.

      "Base Capacity Price" shall have the meaning given such term in the Purchase Agreement.

      "BPSA" shall mean the Block Power Sale Agreement, dated as of November 12, 1990.

      "Contract" shall mean any one of the NMBA, the BPSA, the CSA, and the Umbrella Agreement, including any schedules or exhibits thereto other than Appendix A to the NMBA and Schedule A to the BPSA, and including any executed Nuclear Services Agreement or other contract described at Section 2.3.2 of the NMBA.

      "CSA" shall mean the Coordination Services Agreement, dated as of November 12, 1990.

      "Equity Transfer Interest" shall have the meaning given such term in the Purchase Agreement.

      "Facility" shall have the meaning given such term in the Purchase
Agreement.

      "General Partner" shall have the meaning given such term in the Purchase Agreement.

      "General Partner Holding Company" shall have the meaning given such term in the Purchase Agreement.

      "Intercreditor Agreement" shall have the meaning given such term in the Rocky Mountain Participation Agreements.

      "Interest Rate Swap Agreements" shall mean the Interest Rate Swap Agreements, each dated as of December 1, 1992, between the Borrower and AIG Financial Products Corp.

      "Monthly Energy Payment" shall have the meaning given such term in the Purchase Agreement.

      "NMBA" shall mean the Nuclear Managing Board Agreement, dated as of November 12, 1990.

      "Operating Agent" shall have the meaning given such term in the Purchase Agreement.

      "PCB Documents" shall mean the indentures, loan agreements, notes, letters of representation, insurance policies, tender agent agreements, remarketing agreements and liquidity and standby bond purchase agreements entered into in connection with the Pollution Control Bonds and the Interest Rate Swap Agreements.

      "Pollution Control Bonds" shall mean those pollution control revenue bonds issued for the benefit of the Borrower between January 1, 1992 and the "Closing Date" as defined in the Restructuring Agreement, for which security was provided, on the date of their respective issuances, under the RUS Mortgage.

      "Purchase Agreement" shall mean the Power Purchase Agreement, dated as of June 12, 1992, between the Borrower and Seller, as amended from time to time.

      "Rocky Mountain Lease Transaction" shall mean the lease and leaseback arrangements of the Borrower's undivided interest in the Rocky Mountain Pumped Storage Hydroelectric Project, as contemplated by the Rocky Mountain Participation Agreements.

      "Rocky Mountain Participation Agreements" shall mean those certain four
(4) Participation Agreements, dated as of December 30, 1996 and those certain two (2) Participation Agreements, dated as of January 3, 1997, between the Borrower, Rocky Mountain Leasing Corporation and certain other parties identified therein, including Philip Morris Capital Corporation, NationsBanc Leasing and R. E. Corporation and First Chicago Leasing Corporation, as Owner Participants, as such agreements may hereafter be amended or supplemented from time to time.

      "Rocky Mountain Transaction Documents" shall be as defined in the Rocky Mountain Participation Agreements.

      "Scherer Participation Agreements" shall mean the Participation Agreements, dated as of December 30, 1985, between the Borrower and each of IBM Credit Finance Corporation, HEI

Investment Corp., Ford Motor Credit Corporation and Chrysler Capital Corporation, as such agreements have been or may hereafter be amended or supplemented from time to time.

      "Scherer Transaction" shall mean the sale and leaseback arrangements of the Borrower's 60% undivided interest in Unit No. 2 of Plant Robert W. Scherer, as contemplated by the Scherer Participation Agreements.

      "Scherer Transaction Documents" shall be as defined in the Scherer Participation Agreements.

      "Seller" shall mean the Hartwell Energy Limited Partnership.

      "Senior Creditors" shall have the meaning given such term in the Intercreditor Agreement.

      "Senior Financing Agreements" shall have the meaning given such term in the Intercreditor Agreement.

      "Senior Secured Parties" shall have the meaning given such term in the Intercreditor Agreement.

      "Settlement Price" shall have the meaning given such term in the Purchase Agreement.

      "Termination Event" shall have the meaning given such term in the Interest Rate Swap Agreements.

      "Transco Energy" shall have the meaning given such term in the Purchase Agreement.

      "Umbrella Agreement" shall mean the ITSA, Power Sale and Coordination Umbrella Agreement, dated as of November 12, 1990.

Section 2 Notices

      The Borrower shall promptly furnish to the RUS, or notify the RUS of, any of the following as soon as practical after receipt thereof or after it has obtained actual knowledge thereof:

      (i)   Copies of:

            (a) All notices, certificates and opinions which the Borrower receives in connection with the transaction under the terms of the Scherer Transaction Documents;

            (b)   Any executed "Nuclear Services Agreement" (as defined by the
                  NMBA);

            (c) Any and all "Strategic Plans" (as defined in the NMBA) approved under the NMBA;

            (d) Any amendment to Appendix A of the NMBA or Schedule A to the BPSA;

            (e) Any agreement entered into between the Seller and the Operating Agent; or

            (f) All notices or other communications given to or received by the Borrower with respect to any "Event of Default," "Loan Event of Default" or "Subordinated Deed to Secure Debt and Security Agreement Event of Default" under any "Operative Document" (all as defined in the Rocky Mountain Participation Agreements).

      (ii) Any attempt to remove the Borrower as agent under Article IV of the Rocky Mountain Pumped Storage Hydroelectric Project Operating Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company (the "Ownership Agreement"), or Article VIII of the Ownership Agreement; or the occurrence of any default under the Ownership Agreement or the Rocky Mountain Pumped Storage Hydroelectric Project Ownership Agreement, dated as of November 18, 1988, between the Borrower and Georgia Power Company, which is material and is continuing; or

      (iii) Any of the following and, if the RUS so requests in writing, the Borrower shall provide information concerning any of the following in form and substance satisfactory to the RUS:

            (c) That a default or event of default has occurred under any of the PCB Documents;

            (d) That a default or event of default under any of the PCB Documents has been cured;

            (e) That the Borrower has been called upon to protect, indemnify or otherwise hold harmless any person or entity pursuant to any of the PCB Documents;

            (f) That an event has occurred which causes the Alternative Floating Amount to become effective under any of the Interest Rate Swap Agreements;

            (g) That any trustee under any PCB Document has resigned, been removed or has become incapable of acting;

            (h) That a Termination Event has occurred under any of the Interest Rate Swap Agreements;

            (i) That any of the PCB Documents have been terminated or partially terminated;

            (h) That any of the Contracts have expired or have been terminated, extended or assigned either by any of the parties thereto or by a "Governmental Authority" (as defined in the applicable Contract) or that the parties to such Contract have executed an amendment to such Contract or any Governmental Authority has amended such Contract;

            (i) That a party to the NMBA, including the Borrower, has referred a dispute to arbitration pursuant to Section 9.14 of the NMBA, and thereafter, the results of such arbitration; or that a party to the BPSA or CSA has referred a dispute to the Chief Executive Officers for resolution pursuant to Sections 5.3(c) of the BPSA or 19.3(c) or 19.4(b) of the CSA, as the case may be, and such dispute remains unresolved for 90 days after referral;

            (j) That a party to any Contract, including the Borrower, has commenced a legal proceeding either before a court or governmental agency with respect to such Contract (including, but not limited to, applications to FERC);

            (k) The President and Chief Executive Officer of the Borrower has concluded, or any other party to a Contract has given the Borrower written notice alleging, that a party to such Contract has failed to act in accordance with Prudent Utility Practices (as defined in the applicable Contract) or has engaged in willful misconduct; provided, however, that Borrower shall not be obligated to notify the RUS of any action which could not reasonably be expected to have a Material Adverse Effect;

            (l) That a person or entity has made a claim against any party to a Contract (including the Borrower); provided, however, that the Borrower need not provide notice of any claim the payment of which could not reasonably be expected to have a Material Adverse Effect;

            (m) That any member of the Borrower has sought service from Georgia Power Company pursuant to the "Antitrust Conditions" (as defined in the Umbrella Agreement);

            (n) That any representation or warranty of Georgia Power Company under Section 7.2 of the Umbrella Agreement or any matter in the legal opinion furnished to Borrower under Section 7.4 of the Umbrella Agreement is incorrect or in dispute;

            (o) That as the result of any audit conducted pursuant to a party's rights under any Contract, such party has made a claim or reserved the right to make a claim for an adjustment in an amount in excess of $10,000,000 for any charge made by Georgia Power Company under such contract; provided however, that the dollar amount stated in this condition is in January 1, 1991 dollars and shall be escalated annually for inflation using the Handy-Whitman Index of Public Utility Construction Costs (South Atlantic Region);

            (p) That a Governmental Authority (as defined in the NMBA) has assessed against the Operating Agent (as defined in the NMBA) a criminal penalty of any kind or a civil penalty of more than $110,000 or, when added to any other civil penalty assessed within the previous 12 months, is in the aggregate in excess of $440,000;

            (q)   That a management audit is being conducted pursuant to Section
                  5.3 of the NMBA and, when applicable, that such audit has been concluded;

            (r) That the Borrower has received notice pursuant to Section 4.B of the NSA that a proceeding has been initiated in which "SONOPCO" (as defined in the NSA) is a party;

            (s) That Georgia Power Company has given notice pursuant to the BPSA that it will fully or partially retire a "Unit" (as defined in the BPSA) as the result of a "Force Majeure Event" (as defined in the BPSA);

            (t) That the Borrower has failed to make a payment when due under the BPSA or CSA, received notice that it is delinquent or in default in its payments under the PSA or CSA, or intends to delay or withhold any payment claimed by Georgia Power Company to be due under the BPSA or CSA;

            (u) That the Borrower has given notice to Georgia Power Company pursuant to Section 15.9 of the CSA that it desires to stop purchasing load regulation services;

            (v) That the Purchase Agreement has expired or has been terminated or amended, or that the Seller has assigned or otherwise transferred the Facility or its rights and obligations under the Purchase Agreement to any other entity;

            (w) That a notice of termination of the Purchase Agreement has been either delivered or received by the Borrower;

            (x) That, pursuant to Section 5.5 of the Purchase Agreement, the Seller has obtained an increase in the Base Capacity Price or the Monthly Energy Payment and the amount of such increase;

            (y) That a filing has been made with the FERC for approval, or that FERC on its own motion has proposed a change to any charge, rate or tariff under the Purchase Agreement, and, thereafter, the action taken by FERC;

            (z) That (i) the Borrower has provided written notice to the Seller that the Seller has defaulted under the Purchase Agreement and whether the Borrower is considering terminating the Purchase Agreement and exercising its option to purchase the Facility if the default is not cured, or (ii) the Seller has defaulted under the Purchase Agreement, even though the Borrower has not yet provided written notice to the Seller to that effect, except that the Borrower shall not be obligated to provide notice of defaults if the Borrower reasonably believes that the default will be satisfactorily cured within two (2) days following the default; provided, however, that the Borrower shall provide notice to the RUS after such two day period if the default has not been cured;

            (aa) That the Borrower has received notice that it is in default under the Purchase Agreement;

            (ab) That a default under the Purchase Agreement has not been cured within the period provided in the Purchase Agreement;

            (ac) That Transco Energy or any of its Affiliates has transferred an Equity Transfer Interest;

            (ad) That Transco Energy or any of its Affiliates has sold more than fifty percent of the outstanding stock of a General Partner Holding Company;

            (ae) That as a result of an audit conducted by the Borrower pursuant to Section 14.3 of the Purchase Agreement, the Borrower has requested an adjustment to the payments made by the Borrower in an amount in excess of $5 million, or has requested to reserve the right to request such an adjustment; provided, however, that the dollar amount stated in this subsection is in January 1, 1992 dollars and shall be escalated annually for inflation using the Handy-Whitman Index of Public Utility Construction Costs (South Atlantic Region); or

            (af) That any insurance coverage required under the Purchase Agreement has lapsed, been canceled or, for any other reason, is not in effect.

Section 3 Amendments

      The Borrower shall not, without first complying with the requirements of
Section 8.1 of the Agreement, amend, supplement, waive, terminate, extend or assign any of the agreements set forth below or agree to do so (except to the extent specifically governed by Sections 5 or 6 of this Schedule 2):

      (a) Section 168 Agreement and Election dated as of April 7, 1982, between Continental Telephone Corporation and the Borrower;

      (b) Section 168 Agreement and Election dated as of April 9, 1982, between National Service Industries, Inc. and the Borrower;

      (c) Section 168 Agreement and Election dated as of April 9, 1982, between Rollins, Inc. and the Borrower;

      (d)   The PCB Documents;

      (e)   The Scherer Transaction Documents;

      (f)   The Contracts;

      (g)   The Purchase Agreement; or

      (h)   The Rocky Mountain Transaction Documents.

Each of the foregoing actions shall be considered described in paragraph (a) of
Section 8.1 of the Agreement and shall be subject to the review and objection period set forth in such paragraph.

Section 4 1985 -- Plant Scherer Leveraged Lease

      4.1 Direction of the RUS. Whenever requested in writing to do so by the RUS, such requests to be made for good cause as determined solely in the absolute discretion of the RUS, the Borrower shall exercise such rights and powers as may be vested in the Borrower and make such elections and requests as may be available to the Borrower, under the terms of the Scherer Transaction Documents in such manner and at such times as the RUS may so specify.

      4.2 Options to Purchase; Assignment; Etc. The Borrower shall not, with the prior written approval of the RUS, exercise any of its options to purchase or renew its lease of an "Undivided Interest" as defined in the Scherer Participation Agreements; or assign, sublease, transfer or encumber its leasehold interest in the Undivided Interest.

Section 5 GPC Agreements

      5.1 Actions Requiring Consent of the RUS. The Borrower shall not, without the prior written consent of the RUS, take any of the following actions:

      (a) Execute any conforming amendment to the "Joint Committee Agreements" (as defined in the NMBA); or

      (b)   Enter into any agreement pursuant to Section 15.10 of the CSA.

      5.2 Notice of Approval or Rejection of any Contract Subject to SEC Approval. The Borrower shall not, without the prior written approval of the RUS, vote as a member of the "Nuclear Managing Board" (as defined in the NMBA) to approve or reject any Contract as described in Section 2.3.2 of the NMBA that is subject to the prior approval of the Securities and Exchange Commission unless and until the Borrower shall have first given the RUS written notice of the proposed vote not less than 60 days prior to such vote. If, upon receipt of such notice, the RUS shall notify the Borrower within the 60-day period preceding the vote of an objection to the proposed vote, then the Borrower shall not vote until it has obtained RUS approval of such vote.

      5.3 Reduction Notices. Subject to subsections (a) and (b) of this Section 5.3, the Borrower shall not deliver notice pursuant to Section 2.3 of the BPSA of its desire to eliminate one or more "Component Block(s)" (as defined in the BPSA) from the "Master Block" (as defined in the BPSA) (such notice hereinafter referred to as a "Reduction Notice") until the RUS has received from the Borrower written notice of its intent to give such Reduction Notice not less than 60 days prior to the date such notice is to be delivered under Section 2.3 of the BPSA. The Borrower shall provide to its Board of Directors any written comments RUS provides to the Borrower with respect to the Reduction Notice proposed by the Borrower.

      (a) If the Component Block(s) which the Borrower desires to eliminate from the Master Block pursuant to a Reduction Notice, together with any other Component Block(s) previously eliminated from the Master Block pursuant to prior Reduction Notice(s) exceed 500 MW, then the Borrower shall not deliver such Reduction Notice without the prior written consent of the RUS.

      (b) The Borrower shall provide such information as the RUS may reasonably request with respect to the Borrower's decision to deliver a Reduction Notice.

      5.4 Audits. Upon the request of the RUS, the Borrower shall conduct, to the satisfaction of the RUS, either a management audit or a cost audit, as provided in Sections 5.2 or 5.3, respectively, of the NMBA. If the RUS requests in writing, the Borrower shall appoint the United States Department of Agriculture and the employees and representatives thereof as its duly authorized representative for the purpose of conducting any such management audit or cost audit, whether or not such audit is initiated at the direction of the RUS.

Section 6 Hartwell Power Purchase Agreement

      6.1 Actions Requiring Consent of RUS. The Borrower shall not, without the prior written consent of RUS, take any of the following actions:

      (a) Pursuant to Section 3.3 of the Purchase Agreement, exercise its option to take title to the Facility by paying Seller the Settlement Price; or

      (b) Pursuant to Article XIII of the Purchase Agreement, exercise its option to purchase all or any part of the Facility.

      6.2 Termination Provisions. The following provisions shall apply to a termination of the Purchase Agreement by the Borrower:

      (a) The Borrower shall not give notice of termination to the Seller unless the RUS has received written notice from the Borrower of its intent to terminate (a "Default Termination Notice") not less than 30 days prior to the date that the termination notice is delivered to the Seller. The Borrower may deliver the termination notice to the Seller so long as the RUS has not notified the Borrower within the later of 29 days of receipt of the Default Termination Notice or one business day prior to the Borrower's delivery of a notice of termination to Seller that the RUS objects to the Borrower terminating the Purchase Agreement. The Borrower shall provide to its Board of Directors any written comments which the RUS provides to the Borrower with respect to the termination; and

      (b) If the termination is pursuant to any other provision of the Purchase Agreement, including Section 3.4 thereof, the Borrower shall not, without the prior written consent of the RUS, exercise its right to terminate the Purchase Agreement.

      6.3 Option to Purchase Equity of Transco or Affiliates. The Borrower shall not exercise its option, pursuant to Section 13.2.2 of the Purchase Agreement, to purchase equity held by Transco Energy or any Affiliate in any General Partner (i) unless the Borrower has promptly provided the RUS with a copy of the written notice received from Seller and (ii) until the RUS has received from the Borrower written notice of its intent to exercise such option not less than 30 days prior to the date the Borrower is to exercise its option or be deemed to have waived said option. The Borrower shall provide the RUS with such information available to the Borrower with respect to its option as the RUS may request. The Borrower shall also provide the RUS with a report analyzing the economic and business feasibility of the proposed acquisition no less than 60 days prior to the date the Borrower is to exercise its option. The Borrower shall promptly provide the RUS with any information which affects the information or report it has previously provided to the RUS pursuant to this
Section 6.3. The Borrower shall provide to its Board of Directors any written comments which the RUS provides to the Borrower with respect to the exercise of its option under Section 13.2.2 of the Purchase Agreement. The Borrower may exercise its option under said Section 13.2.2 so long as the RUS has not notified the Borrower within 29 days of receipt by the RUS of notice from the Borrower that the RUS objects to the Borrower's exercising such option.

      6.4 Option to Purchase Equity Transfer Interest. The Borrower shall not exercise its option, pursuant to Section 13.3 of the Purchase Agreement, to purchase any Equity Transfer Interest (i) unless the Borrower has promptly provided the RUS with a copy of the written notice received from Seller and (ii) until the RUS has received from the Borrower written notice of its intent to exercise such option not less than 60 days prior to the date the Borrower is to exercise its option or be deemed to have waived said option. The Borrower shall provide the RUS with such information available to the Borrower with respect to its option as the RUS may request. The Borrower shall provide the RUS with a report analyzing the economic and business feasibility of the proposed acquisition no less than 90 days prior to the date the Borrower is to exercise its option. The Borrower shall promptly provide the RUS with any information which affects any information or report it has previously provided to the RUS pursuant to this Section. The Borrower shall provide to its Board of Directors any written comments which the RUS provides to the Borrower with respect to the exercise of its option under Section 13.3 of the Purchase Agreement. The Borrower may exercise its option under said Section 13.3 so long as the RUS has not notified the Borrower within 59 days of receipt by the RUS of notice from the Borrower that the RUS objects to the Borrower's exercising such option.

      6.5 Consent Provision. The Borrower shall not give its written consent to any agreement between the Seller and the Operating Agent until 14 days after the Borrower has provided the RUS with a copy of the proposed agreement substantially in the form it is to be executed.

      6.6 Audit. Upon the written request of the RUS, the Borrower shall take any of the following actions:

      (a)   Conduct, to the satisfaction of the RUS, an audit pursuant to
            Section 14.3 of the Purchase Agreement;

      (b) Appoint the United States Department of Agriculture and the employees and representatives thereof as its duly authorized agent for the purpose of conducting an audit pursuant to Section 14.3 of the Purchase Agreement; or

      (c) Promptly take such actions as may be required to terminate the Purchase Agreement pursuant to its terms if the RUS determines that the failure of the Borrower to do so would have a Material Adverse Effect.

Section 7 Rocky Mountain Lease Transaction

      The Borrower will not enter into or consent to any amendments or modifications of, or accept any waivers with respect to, any of the "Operative Documents" (as defined in the Rocky Mountain Participation Agreements) which would adversely affect the rights or remedies of the Senior Secured

Parties and Senior Creditors with respect to the "Undivided Interest," the "Ground Interest" or the "Rocky Mountain Agreements" (as such terms are defined in the Rocky Mountain Participation Agreements) under the Intercreditor Agreement or under the Senior Financing Agreements without the consent of the Government (which consent may be given or withheld in the sole and absolute discretion of the Government).

Section 8 Application of GTC Sale Proceeds

      The Borrower shall apply, within ninety (90) days following receipt thereof, an amount equal to the net cash proceeds, if any, received from GTC pursuant to Section 2.4(g) of the Restructuring Agreement, to the prepayment, redemption or defeasance of Existing Obligations.

Section 9 Waiver

      Any of the requirements contained in this Schedule 2 may be waived by the RUS upon written notice provided to the Borrower; provided, however, that such waiver may be rescinded by the RUS, in the sole discretion of the RUS, upon written notice of such rescission provided to the Borrower. In the event written notice is provided to the Borrower that a waiver has been rescinded, then the requirements to which the notice relates shall be fully binding upon and enforceable against the Borrower 30 days after such notice is received by the Borrower, and such rescission shall not affect any action taken pursuant to any such waiver during the period of its effectiveness.

                                   EXHIBIT A

                               LOCKBOX AGREEMENT

            This LOCKBOX AGREEMENT (this "Agreement") is entered into as of March 1, 1997, by and among SunTrust Bank, Atlanta, a Georgia banking corporation (the "Bank"), Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), a Georgia electric membership corporation (the "Company"), and SunTrust Bank, Atlanta, a Georgia banking corporation, not individually or personally but solely in its capacity as trustee (the "Trustee") under the Indenture (defined below).

            WHEREAS, the Company, as grantor, and the Trustee have entered into an Indenture, dated as of March 1, 1997 (such indenture, as from time to time amended, supplemented or restated, the "Indenture"), whereby, among other things, the Company has granted a security interest in all contracts of the Company for the purchase or sale of electric power and energy by or on behalf of the Company and having an original term in excess of one year;

            WHEREAS, the Company, as debtor, and the Trustee have also entered into a Security Agreement, dated as of March 1, 1997 (such security agreement, as from time to time amended, supplemented or restated, the "Security Agreement"; the Security Agreement and the Indenture, collectively, the "Security Documents"), whereby, among other things, the Company has granted a security interest in all contracts of the Company for the purchase or sale of electric power and energy by or on behalf of the Company and having an original term in excess of one year;

            WHEREAS, the Company has entered into contracts, dated as of August 1, 1996, for the sale of electric power and energy to each of its members for original terms exceeding one year (such contracts, as from time to time amended, supplemented or restated, collectively, the "Wholesale Power Contracts");

            WHEREAS, under the Security Documents, the Company has also granted a security interest in the proceeds of the "Trust Estate" (as defined in the Indenture) and the "Collateral" (as defined in the Security Agreement; the Trust Estate and the Collateral being collectively referred to herein as the "Trust Estate"), including all proceeds of the Wholesale Power Contracts;

            WHEREAS, the Company and the United States of America, acting by and through the Administrator of the Rural Utilities Service (the "RUS"), have entered into an Amended and Consolidated Loan Contract, dated as of March 1, 1997 (such loan contract, as from time to time amended, supplemented or restated, the "Loan Contract") in which the Company has agreed, upon the occurrence of certain conditions and at the request of the RUS, to deposit cash proceeds of the Trust Estate as provided in the Security Documents, the Loan Contract and this Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

            Section 1. Definitions. Terms used in this Agreement with initial letters capitalized that are defined in the Indenture and are not otherwise defined herein have the meanings assigned to them in the Indenture. In addition, the following terms have the meanings assigned to them below:

      (a) "Applicable Period" shall mean any period commencing on the date the Company receives notice from the RUS in writing that a Highest Oversight Period (as defined in the Loan Contract) exists, and ending on the date the Company receives notice from the RUS in writing that such Highest Oversight Period no longer exists; and

      (b) "Pledged Revenues" shall mean all cash proceeds (as defined in the Uniform Commercial Code) of the Trust Estate received or receivable by the Company in which the Security Documents create a security interest pursuant to the Uniform Commercial Code, in each case that are not deposited pursuant to the Indenture or required to be deposited with the Trustee pursuant to the Indenture.

            Section 2. Lockbox Account. There is hereby created and established with the Bank a special account to be titled the "Oglethorpe Power Corporation Special Cash Account" (the "Lockbox Account"), account number 10630500. The money deposited into the Lockbox Account, together with all investments thereof and investment income therefrom, shall be applied solely as provided in this Agreement.

            Section 3. Account Subject to Pledge of the Security Documents. Amounts deposited into the Lockbox Account shall constitute a portion of the Trust Estate pledged pursuant to the Security Documents for the equal and ratable security of all the Outstanding Secured Obligations in accordance with and as provided by the terms of the Outstanding Secured Obligations and the Security Documents. The Bank shall hold all such amounts deposited in the Lockbox Account pursuant to this Agreement as agent of the Trustee. The Lockbox Account shall not be closed without the written consent of the RUS.

            Section 4. Partial Waiver of Right of Set Off. Except to the extent of any amounts due to the Bank on account of items credited to the Lockbox Account prior to collection that are not subsequently collected, the Bank hereby waives, and agrees that it shall not exercise, any right of set off or any banker's lien with respect to the Lockbox Account; provided, however, that nothing in this Agreement shall be deemed to constitute a waiver by the Bank of its right of set off or any banker's lien with respect to any other account of the Company.

            Section 5. Payments to Be Made to Account. During any Applicable Period, the Company shall direct each of its members and each other Person obligated to make any payment to the Company of Pledged Revenues to make such payments to the Bank at the address or in such other manner as specified in
Section 6 for deposit into the Lockbox Account. The Company agrees not to make, cause or permit to be made any deposits of moneys other than Pledged Revenues into the Lockbox Account. The Company shall use its best efforts to cause its members and each other Person obligated to make any payment of Pledged Revenues to make such payments in accordance with the provisions of this Agreement.

            Section 6. Manner of Payment.

            (a) During any Applicable Period, payments of Pledged Revenues made by mail shall be mailed to:

                  SunTrust Bank, Atlanta,
                  Attention: Corporate Trust Department
                  P. O. Box 4625
                  Atlanta, GA 30302
                  Reference: Oglethorpe Power Corporation Special Cash Account

or to such other address as may be specified by the Bank to the Company at least thirty (30) days before the effective date of such change. During any Applicable Period, electronic payments of Pledged Revenues shall be made in the following manner:

                  SunTrust Bank, Atlanta,
                  Corporate Trust Department
                  Center 008
                  ABA #061000104
                  A/C 970100000000008
                  Attention: Bryan Echols
                  Ref: Oglethorpe Power Corporation
                          Special Cash Account

All such payments of Pledged Revenues shall be accompanied by such references or other instructions to the Bank to deposit such payments in the Lockbox Account. The Bank shall have no responsibility or liability for failing to deposit any moneys in the Lockbox Account which are not accompanied by such references or other instructions to deposit such moneys in such account.

            (b) All such payments received by the Bank shall be deposited into the Lockbox Account and held subject to the provisions hereof. The Bank is hereby authorized, empowered and directed by the Company to deposit all funds received as described in Section 6(a) into the Lockbox Account and to make all necessary endorsements and to take all other necessary actions to carry out the purposes of this Agreement. The Company hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

            (c) During any Applicable Period, the Company shall promptly, and no event later than the Business Day following the receipt thereof, remit to the Bank in accordance with Section 6(a) for deposit into the Lockbox Account any Pledged Revenue that is received by the Company.

            Section 7. Accounting. No less frequently than once each month, the Bank shall deliver by mail a statement to the Company, with copies to the Trustee, the RUS and such other

Persons as may be designated by the Company, which shall identify the date, maker and amount of each deposit to the Lockbox Account, and the date, payee and amount of each withdrawal or other debit to the Lockbox Account.

            Section 8. Disbursements.

            (a) Upon written demand of the Trustee, accompanied by a statement that there has occurred and is continuing under the Indenture an Event of Default, and continuing until such demand is rescinded, the Bank shall pay to the Trustee all amounts then or thereafter on deposit in the Lockbox Account, to be applied by the Trustee as provided under the Security Documents.

            (b) So long as the Bank shall not have received a written demand from the Trustee under paragraph (a), on the fifth (5th) Business Day preceding the end of each month during the Applicable Period, the Bank shall withdraw and pay (or deposit in another, unrestricted account, at the direction of the appropriate party listed below) from the amounts on deposit in the Lockbox Account the following amounts in the order indicated to the extent funds are available in the Lockbox Account:

            (1) to the Bank, the amount of fees and expenses that are then payable to the Bank under Section 9;

            (2) to the Trustee, the amount certified by the Trustee as the amount of any fees or expenses that are then payable to the Trustee under the Security Documents;

            (3) to the Company, the amount specified in a Company Request as the amount of ordinary and necessary payments due from the Company for the following month, including, without limitation, payments for operations and regularly scheduled debt service;

            (4) to the Trustee, the amount certified by the Trustee as the amount necessary to provide for the payment of the principal and interest then due or (based on receipt by the Trustee on a monthly basis of a proportional amount of principal and accrued interest) becoming due on the Outstanding Secured Obligations during the following month, for deposit as Trust Moneys under the Indenture;

            (5) to the Company, the amount specified in a Company Request as the amount of expenditures approved for the following month in accordance with a capital expenditure budget approved by the RUS;

            (6) to the Company, the amount specified in a Company Request as the amount of expenditures for the following month approved in writing by the RUS for other purposes; and

            (7) to the payment of any amounts due under Obligations to maintain the value of reserve funds established and maintained in connection with debt securities (A) secured by a pledge of certain Obligations, (B) issued on behalf of the Company and
                  (C) with respect to which and opinion was delivered on the date of the issuance of such securities to the effect that the interest on such securities is excluded from the gross income of the holder of such securities pursuant to the Internal Revenue Code, as amended.

            (c) Any amounts remaining on deposit in the Lockbox Account on the day following the end of the month in which (i) a Highest Oversight Period no longer exists (as evidenced by an Officers' Certificate and a notice from the RUS to such effect) or (ii) this Agreement terminates pursuant to Section 13, shall be paid to the Company in accordance with, and upon receipt of, a Company Request, to be used for any lawful purpose.

            (d) Pending disbursements of the amounts on deposit in the Lockbox Account, the Bank shall promptly invest and reinvest such amounts in the Defeasance Securities specified in any Company Order or in such other investments as may be approved in writing by the RUS.

            (e) Any amounts deposited in the Lockbox Account that do not constitute Pledged Revenues, as identified to the Bank in writing by either of the RUS or the Trustee, shall be promptly paid to the Company (unless such error is identified during any period described in paragraph (a), in which case such amounts so identified shall be paid to the Trustee). The Company agrees to promptly notify both of the Trustee and the RUS of any deposits into the Lockbox Account of any amounts not constituting Pledged Revenues.

            Section 9. Fees and Expenses of Bank. The Company agrees

            (a) to pay to the Bank from time to time such compensation as may be specifically agreed upon with the Bank and, absent specific agreement, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) except as otherwise expressly provided herein, to reimburse the Bank upon its request for all reasonable expenses, disbursements and advances incurred or made by the Bank in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Bank's negligence or bad faith; and

            (c) to indemnify the Bank for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

All such payments and reimbursements shall be made with interest at the rate of 10% per annum.

            Section 10. Certain Rights of Bank.

            (a) The Bank undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Bank. The Bank makes no representation or warranty as to the priority of any claim or the status, in the event of any insolvency, bankruptcy or other similar proceeding affecting the Company, of amounts held in the Lockbox Account or paid therefrom.

            (b) In the absence of bad faith on its part, the Bank may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Bank and appearing to conform to the requirements of this Agreement. The Bank shall have no liability for actions taken pursuant to this Agreement other than as a result of its gross negligence or willful misconduct.

            (c) The Bank may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order approval or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and shall not be required to verify the accuracy of any information or calculations required to be included therein or attached thereto. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution

            (d) Whenever in the administration of this Agreement, the Bank shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Bank (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

            (e) The Bank may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (f) The Bank may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be liable for the negligence or misconduct of such Persons appointed by the Bank with due care hereunder.

            (g) The Bank shall not be liable for any errors of judgment made in good faith by it, unless it shall be proved that the Bank was grossly negligent or reckless in ascertaining the pertinent facts.

            (h) The Bank shall not be required to give any bond or suety in respect of the execution of the obligations and trusts set forth in this Agreement or otherwise in respect hereof or of the Lockbox Account.

            Section 11. Trustee's Rights, Obligations, Etc. The rights, duties, responsibilities and fees of the Trustee hereunder shall be governed by the provisions of Article IX of the Indenture relating to the Trustee and the indemnities provided for in the Indenture shall include all action by the Trustee taken hereunder.

            Section 12. Removal, Resignation, Etc. The Bank may resign at any time upon thirty (30) days written notice to the Company, the Trustee and the RUS. The Company may remove the Bank, with the written consent of the RUS, upon thirty (30) days written notice to the Bank, the Trustee and the RUS. The RUS may remove the Bank upon thirty (30) days written notice to the Bank, the Company and the Trustee. Upon any such resignation or removal, the Company shall select another financial institution, with the approval of the RUS, with which to enter into a lockbox agreement substantially upon the terms contained in this Agreement and otherwise upon such terms as shall be permitted or required by the RUS. In the event the Company does not select a financial institution approved by the RUS, the RUS shall select such financial institution.

            Section 13. Amendments with Consent of the RUS. Even though this Agreement establishes rights for the benefit of Holders of the Outstanding Secured Obligations, the terms, conditions and requirements of this Agreement are in addition to those found in the Indenture and have been required solely by the RUS. Accordingly, this Agreement can be terminated, amended, modified or supplemented in any way by the Company with the consent of only the RUS and without the consent of the Bank, the Trustee or the Holders of the Outstanding Secured Obligations; provided, however, that no amendment, modification or supplement to the obligations or rights of the Bank or the Trustee, or otherwise adversely affecting the Bank or the Trustee, shall be effective as to the Bank or the Trustee without the prior written consent of the Bank or the Trustee, or both, as the case may be. This Agreement shall automatically terminate on the date on which the RUS is no longer a Holder of any Outstanding Secured Obligation.

            Section 14. Exculpation of the RUS. The RUS shall have no obligation or liability to any party to this Agreement, any other Holder of an Outstanding Secured Obligation or to any other Person for any action taken by it pursuant to the terms of this Agreement or any failure to take action permitted to be taken by it pursuant to this Agreement.

            Section 15. Notices, etc., to Bank, Trustee, Company and RUS. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with

            (a) the Trustee by the Company or the Bank shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its principal corporate trust office, or

            (b) the Company by the Trustee or the Bank shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 2100 East Exchange Place, P.O. Box 1349, Tucker, Georgia 30085-1349, Attention: President and Chief Executive Officer, with a copy to Vice President, Finance, or at any other address furnished in writing to the Trustee, the Bank and RUS by the Company, or

            (c) the RUS by the Bank or the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the RUS addressed to it at Rural Utilities Service, United States Department of Agriculture, 1400 Independence Avenue, SW., Washington, D.C. 20250-1500,
Attention: Administrator or at any other address furnished in writing to the Trustee, the Bank and the Company by the RUS, or

            (d) the Bank by the Trustee, the RUS or the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage pre-paid, to the Bank addressed to it at:

                  Street Address:               Mailing Address:
                  ---------------               ----------------
                  SunTrust Bank, Atlanta        SunTrust Bank, Atlanta
                  Corporate Trust Department    Corporate Trust Department
                  58 Edgewood Avenue            P. O. Box 4625
                  Room 400                      Atlanta, Georgia 30302
                  Atlanta, Georgia 30303

or at any other address furnished in writing to the Trustee, the RUS and the Company by the Bank.

            Section 16. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

            Section 17. Successors and Assigns. All covenants and agreements in this Agreement by the parties hereto shall bind their respective successors and assigns, whether so expressed or not.

            Section 18. Severability Clause. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 19. Benefits of Agreement. The RUS is an express third-party beneficiary of the Company's and the Bank's obligations under this Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto, the RUS and their successors hereunder and any separate trustee or co-trustee appointed under
Section 9.14 of the Indenture, any benefit or any legal or equitable right, remedy or claim under this Agreement.

            Section 20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

            Section 21. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 22. Specific Performance. Each of the Trustee and the RUS is hereby, to the maximum extent permitted by applicable law, to demand specific performance of this Agreement at any time when the Company shall have failed to comply with any provision of this Agreement applicable to it. The Company hereby irrevocably waives, to the maximum extent permitted by applicable law, any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

            Section 23. Waiver. No failure on the part of the Trustee, the Bank or the RUS to exercise, and no delay in exercising, any right hereunder, under the Security Documents or under the Loan Contract, shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 24. Further Assurances. The Company agrees, at the cost and expense of the Company, to execute and deliver and file and record such further documents or instruments as the Trustee, the RUS or the Bank may reasonably request in order to carry out or confirm the respective rights of the Trustee, the RUS and the Bank under this Agreement.

            Section 25. Entire Agreement. This written Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between parties.

                          [Signatures on next page.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                               SUNTRUST BANK, ATLANTA,
                               as Lockbox Bank


                               By:_______________________________________
                                  Name:__________________________________
                                  Title:_________________________________


                               By:_______________________________________
                                  Name:__________________________________
                                  Title:_________________________________


                               OGLETHORPE POWER CORPORATION
                               (AN ELECTRIC MEMBERSHIP GENERATION
                               & TRANSMISSION CORPORATION)


                               By:_______________________________________
                                  Name: T. D. Kilgore
                                  Title: President and Chief Executive Officer


                               SUNTRUST BANK, ATLANTA,
                               as Trustee under the Indenture identified herein


                               By:_______________________________________
                                  Name:__________________________________
                                  Title:_________________________________


                               By:_______________________________________
                                  Name:__________________________________
                                  Title:_________________________________

                        FFB RETAINED INDEBTEDNESS NOTE

     FOR FFB USE ONLY:             RUS Note No._________________________

     Note Identifier:              Dated as of March 1, 1997
                                               -------------

       OGLETHRP 0012               Principal amount $2,637,781,327.45
                                   (subject to increases, as provided
     Acceptance Date:              in Part I, paragraph 13, of this
                                   Note)

                                   Latest maturity date of any debt
                                   under this Note January 2, 2024

                                   Executed at Tucker, Georgia
                                   Security Instrument (referred to in Part IV, paragraph 7, of this Note): Indenture and Security Agreement, each dated as of March 1, 1997, and each made by Oglethorpe Power Corporation (An Electric Membership Generation and Transmission Corporation), Grantor, to SunTrust Bank, Atlanta, Trustee.

                           RETAINED INDEBTEDNESS NOTE

                                     PART I

                   DESCRIPTION OF RETAINED INDEBTEDNESS NOTE

1. Retained Indebtedness Note to Evidence Indebtedness for which Oglethorpe Power Corporation Remains Liable after Georgia Transmission Corporation's Assumption of a 16.864 Percent Portion of Indebtedness Evidenced by Oglethorpe Power Corporation's Outstanding Notes.

      This Retained Indebtedness Note is executed and delivered to evidence (a) the present obligations of OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION AND TRANSMISSION CORPORATION) (the "Borrower"), a corporation organized and existing under the laws of the State of Georgia, to the FEDERAL FINANCING BANK ("FFB") remaining after the assumption by Georgia Transmission Corporation (An Electric Membership Corporation) ("GTC"), a corporation organized and existing under the laws of the State of Georgia, of a 16.864 percent portion of the indebtedness that is presently owed by the Borrower to FFB on account of certain advances of funds previously made by FFB that are outstanding on the date hereof and evidenced on the date hereof by those certain promissory notes payable to FFB

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 1

                                                                          Part I

previously executed and delivered by the Borrower, which notes are more particularly described on the list of notes attached hereto as Annex 1 (each note listed on Annex 1, as such note may have been amended, being an "Outstanding Note," all such notes being, collectively, the "Outstanding Notes", the indebtedness of the Borrower presently owed to FFB on account of each advance of funds previously made by FFB that is outstanding on the date hereof and evidenced on the date hereof by an outstanding Note being an "Outstanding Note Advance", and the indebtedness of the Borrower presently owed to FFB on account of more than one such advance of funds being, collectively, "Outstanding Note Advances"), and (b) certain obligations of the Borrower to the Administrator of the Rural Utilities Service ("RUS"), successor to the Administrator of the Rural Electrification Administration ("REA"), remaining after the assumption by the GTC of a 16.864 percent portion of the obligations of the Borrower to the Administrator of RUS relating to such assumed indebtedness.

2. Advance Portions Governed by Part IIA ("Retained Old Form Note Advance Portions").

      (a) Five of the Outstanding Notes were purchased by FFB under an agreement dated as of August 14, 1974, between FFB and REA, as such agreement was amended from time to time prior to January 28, 1983 (each such Outstanding Note being an "Old Form Note", and all five of such Outstanding Notes being, collectively, the "Old Form Notes"). Each of these Old Form Notes has previously been modified, respectively, by an agreement among the Borrower, FFB, and REA which established the procedures for the Borrower to elect to have a new interest rate apply to any Outstanding Note Advance that was evidenced on the date of such modification agreement by an Old Form Note and was outstanding more than 12 years after the end of the calendar year in which such Outstanding Note Advance was made (any election to have a new interest rate apply to any such Outstanding Note Advance being a "repricing" of such outstanding Note Advance, and any modification agreement establishing the procedures for repricing any such outstanding Note Advances being a "Repricing Agreement"). Certain of the Outstanding Note Advances that are evidenced on the date hereof by an Old Form Note that has been modified by a Repricing Agreement have not been repriced as of the date hereof under such Repricing Agreement (each such outstanding Note Advance being an "Old Form Note Advance", and more than one such Outstanding Note Advance being, collectively, "Old Form Note Advances"). Effective as of the date of this Retained Indebtedness Note, GTC assumes a 16.864 percent portion

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 2

                                                                          Part I

of each Old Form Note Advance (the 16.864 percent portion of each Old Form Note Advance, which portion is assumed by GTC as of the date hereof, being an "Assumed Old Form Note Advance Portion"), leaving the residual 83.136 percent portion of each Old Form Note Advance remaining owed by the Borrower to FFB (the
83.136 percent portion of each Old Form Note Advance, which portion remains owed by the Borrower to FFB, being a "Retained Old Form Note Advance Portion", and all of such percent portions remaining owed by the Borrower to FFB being, collectively, the "Retained Old Form Note Advance Portions"). Upon execution by RUS of the guarantee set forth at the end of this Retained Indebtedness Note, the Borrower shall be released from any and all liability for each Assumed Old Form Note Advance Portion, and each Retained Old Form Note Advance Portion shall be evidenced by this Retained Indebtedness Note. Subject to the exercise of the refinancing election provided in paragraph 6 of this Part I, the terms of Part IIA of this Retained Indebtedness Note shall govern each Retained Old Form Note Advance Portion. The Retained Old Form Note Advance Portions are more particularly described in the advance schedules collectively attached hereto as Annex 2A (any advance schedule constituting a part of Annex 2A being a "Retained Old Form Note Advance Portion Schedule," and all of such advance schedules being, collectively, the "Retained Old Form Note Advance Portion Schedules").

      (b) The Refinancing Note dated as of March 31, 1994, is one of the Outstanding Notes and was accepted by FFB in substitution for a promissory note payable to FFB that was previously executed and delivered by the Borrower, purchased by FFB under an agreement dated as of August 14, 1974, between FFB and REA, as such agreement was amended from time to time prior to January 28, 1983, and modified by a Repricing Agreement among the Borrower, FFB, and REA (the Outstanding Note so accepted being the "Refinancing Note"). The Refinancing Note established the procedures for the Borrower to elect to refinance under section 306C of the Rural Electrification Act of 1936, as amended (7 U.S.C. ss. 936c) (the "Refinancing Authority"), any Outstanding Note Advance that was evidenced on the date of the Refinancing Note by the Refinancing Note. Certain Outstanding Note Advances that are evidenced on the date hereof by the Refinancing Note and identified in the Refinancing Note as being "Old Form Note Advances" have not been refinanced as of the date hereof under the Refinancing Authority (each such Outstanding Note Advance being included within the term "Old Form Note Advance", and all of such Outstanding Note Advances being collectively included within the term "Old Form Note Advances"). Effective as of the

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 3

                                                                          Part I

date of this Retained Indebtedness Note, GTC assumes a 16.864 percent portion of each such Old Form Note Advance (the 16.864 percent portion of each such Old Form Note Advance, which portion is assumed by GTC as of the date hereof, being included within the term "Assumed Old Form Note Advance Portion"), leaving the residual 83.136 percent portion of each such Old Form Note Advance remaining owed by the Borrower to FFB (the 83.136 percent portion of each such Old Form Note Advance, which portion remains owed by the Borrower to FFB, being included within the term "Retained Old Form Note Advance Portion", and all of such percent portions remaining owed by the Borrower to FFB being collectively included within the term "Retained Old Form Note Advance Portions"). Upon execution by RUS of the guarantee set forth at the end of this Retained Indebtedness Note, the Borrower shall be released from any and all liability for each such Assumed Old Form Note Advance Portion, and each such Retained Old Form Note Portion shall be evidenced by this Retained Indebtedness Note. Subject to the exercise of the refinancing election provided in paragraph 6 of this Part I, the terms of Part IIA of this Retained Indebtedness Note shall also govern each such Retained Old Form Note Advance Portion. Such Retained Old Form Note Advance Portions are more particularly described in advance schedules that are included among the Retained Old Form Note Advance Portion Schedules attached hereto as Annex 2A.

3. Advance Portions Governed by Part IIB ("Retained Repriced Old Form Note Advance Portions").

      Certain of the Outstanding Note Advances that are evidenced on the date hereof by an Old Form Note that has been modified by a Repricing Agreement have been repriced prior to the date hereof under a Repricing Agreement (each such Outstanding Note Advance being a "Repriced Old Form Note Advance", and more than one such Outstanding the Borrower Advance being, collectively, "Repriced Old Form Note Advances"). Effective as of the date of this Retained Indebtedness Note, GTC assumes a 16.864 percent portion of each Repriced Old Form Note Advance (the 16.864 percent portion of each Repriced Old Form Note Advance, which portion is assumed by GTC as of the date hereof, being an "Assumed Repriced Old Form Note Advance Portion"), leaving the residual 83.136 percent portion of each Repriced Old Form Note Advance remaining owed by the Borrower to FFB (the 83.136 percent portion of each Repriced Old Form Note Advance, which portion remains owed by the Borrower to FFB, being a "Retained Repriced Old Form Note Advance Portion", and all of such percent portions remaining owed by the Borrower to FFB being, collectively, the "Retained Repriced Old

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 4

                                                                          Part I

Form Note Advance Portions"). Upon execution by RUS of the guarantee set forth at the end of this Retained Indebtedness Note, the Borrower shall be released from any and all liability for each Assumed Repriced Old Form Note Advance Portion, and each Retained Repriced Old Form Note Advance Portion shall be evidenced by this Retained Indebtedness Note. Subject to the exercise of the refinancing election provided in paragraph 6 of this Part I, the terms of Part IIB of this Retained Indebtedness Note shall govern each Retained Repriced Old Form Note Advance Portion. The Retained Repriced Old Form Note Advance Portions are more particularly described in the advance schedules collectively attached hereto as Annex 2B (any advance schedule constituting a part of Annex 2B being a "Retained Repriced Old Form Note Advance Portion Schedule," and all of such advance schedules being, collectively, the "Retained Repriced Old Form Note Advance Portion Schedules").

4. Advance Portions Governed by Part IIC ("Retained New Form Note Advance Portions").

      (a) Four of the Outstanding Notes were purchased by FFB under an agreement dated as of January 28, 1983, between FFB and REA, as such agreement was amended and restated from time to time prior to January 1, 1992 (each such Outstanding Note being an "New Form Note", and all four of such Outstanding Notes being, collectively, the "New Form Notes"). Certain of the Outstanding Note Advances are evidenced on the date hereof by the New Form Notes (each such Outstanding Note Advance being a "New Form Note Advance", and more than one such Outstanding Note Advance being, collectively, "New Form Note Advances"). Effective as of the date of this Retained Indebtedness Note, GTC assumes a 16.864 percent portion of each New Form Note Advance (the 16.864 percent portion of each New Form Note Advance, which portion is assumed by GTC as of the date hereof, being an "Assumed New Form Note Advance Portion"), leaving the residual 83.136 percent portion of each New Form Note Advance remaining owed by the Borrower to FFB (the
83.136 percent portion of each New Form Note Advance, which portion remains owed by the Borrower to FFB, being a "Retained New Form Note Advance Portion", and all of such percent portions remaining owed by the Borrower to FFB being, collectively, the "Retained New Form Note Advance Portions"). Upon execution by RUS of the guarantee set forth at the end of this Retained Indebtedness Note, the Borrower shall be released from any and all liability for each Assumed New Form Note Advance Portion, and each Retained New Form Note Advance Portion shall be evidenced by this Retained Indebtedness Note. Subject to the exercise of the

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 5

                                                                          Part I

refinancing election provided in paragraph 6 of this Part I, the terms of Part IIC of this Retained Indebtedness Note shall govern each Retained New Form Note Advance Portion. The Retained New Form Note Advance Portions are more particularly described in the advance schedules collectively attached hereto as Annex 2C (any advance schedule constituting a part of Annex 2C being a "Retained New Form Note Advance Portion Schedule," and all of such advance schedules being, collectively, the "Retained New Form Note Advance Portion Schedules").

      (b) Certain of the Outstanding Note Advances that are evidenced on the date hereof by the Refinancing Note and identified in the Refinancing Note as being "Substitute Note Advances" have not been refinanced as of the date hereof under the Refinancing Authority (each such Outstanding Note Advance being included within the term "New Form Note Advance", and all of such Outstanding Note Advances being collectively included within the term "New Form Note Advances"). Effective as of the date of this Retained Indebtedness Note, GTC assumes a 16.864 percent portion of each such New Form Note Advance (the 16.864 percent portion of each such New Form Note Advance, which portion is assumed by GTC as of the date hereof, being included within the term "Assumed New Form Note Advance Portion"), leaving the residual 83.136 percent portion of each such New Form Note Advance remaining owed by the Borrower to FFB (the 83.136 percent portion of each such New Form Note Advance, which portion remains owed by the Borrower to FFB, being included within the term "Retained New Form Note Advance Portion", and all of such percent portions remaining owed by the Borrower to FFB being collectively included within the term "Retained New Form Note Advance Portions"). Upon execution by RUS of the guarantee set forth at the end of this Retained Indebtedness Note, the Borrower shall be released from any and all liability for each such Assumed New Form Note Advance Portion, and each such Retained New Form Note Portion shall be evidenced by this Retained Indebtedness Note. Subject to the exercise of the refinancing election provided in paragraph 6 of this Part I, the terms of Part IIC of this Retained Indebtedness Note shall also govern each such Retained New Form Note Advance Portion. Such Retained New Form Note Advance Portions are more particularly described in advance schedules that are included among the Retained New Form Note Advance Portion Schedules attached hereto as Annex 2C.

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 6

                                                                          Part I

5. Advance Portions Governed by Part IID ("Retained Refinanced Refinancing Note Advance Portions").

      Certain of the Outstanding Note Advances that are evidenced on the date hereof by the Refinancing Note have been refinanced prior to the date hereof under the Refinancing Authority (each such Outstanding Note Advance being a "Refinanced Refinancing Note Advance", and all of such Outstanding Note Advances being, collectively, the "Refinanced Refinancing Note Advances"). Effective as of the date of this Retained Indebtedness Note, GTC assumes a 16.864 percent portion of each Refinanced Refinancing Note Advance (the 16.864 percent portion of each Refinanced Refinancing Note Advance, which portion is assumed by GTC as of the date hereof, being an "Assumed Refinanced Refinancing Note Advance Portion"), leaving the residual 83.136 percent portion of each Refinanced Refinancing Note Advance remaining owed by the Borrower to FFB (the 83.136 percent portion of each Refinanced Refinancing Note Advance, which portion remains owed by the Borrower to FFB, being a "Retained Refinanced Refinancing Note Advance Portion", and all of such percent portions remaining owed by the Borrower to FFB being, collectively, the "Retained Refinanced Refinancing Note Advance Portions"). Upon execution by RUS of the guarantee set forth at the end of this Retained Indebtedness Note, the Borrower shall be released from any and all liability for each Assumed Refinanced Refinancing Note Advance Portion, and each Retained Refinanced Refinancing Note Advance Portion shall be evidenced by this Retained Indebtedness Note. Subject to the exercise of the refinancing election provided in paragraph 6 of this Part I, the terms of Part IID of this Retained Indebtedness Note shall govern each Retained Refinanced Refinancing Note Advance Portion. The Retained Refinanced Refinancing Note Advance Portions are more particularly described in the advance schedules collectively attached hereto as Annex 2D (any advance schedule constituting a part of Annex 2D being a "Retained Refinanced Refinancing Note Advance Portion Schedule," and all of such advance schedules being, collectively, the "Retained Refinanced Refinancing Note Advance Portion Schedules").

6.    Refinancing Election.

      For so long as the Refinancing Authority shall be in effect, and subject to the terms and conditions of this Part I, the Borrower may elect to refinance the unpaid principal balance of any Retained Old Form Note Advance Portion, the unpaid principal balance of any Retained Repriced Old Form Note Advance Portion,

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 7

                                                                          Part I

the unpaid principal balance of any Retained New Form Note Advance Portion or the unpaid principal balance of any Retained Refinanced Refinancing Note Advance Portion (any such Retained Old Form Note Advance Portion, Retained Repriced Old Form Note Advance Portion, Retained New Form Note Advance Portion or Retained Refinanced Refinancing Note Advance Portion being a "Retained Advance Portion," and more than one such Retained Old Form Advance Portion, Retained Repriced Old Form Note Advance Portion, Retained New Form Note Advance Portion or Retained Refinanced Refinancing Note Advance Portion being, collectively, "Retained Advance Portions"), and have the terms of Part III of this Retained Indebtedness Note govern such Retained Advance Portion (any such an election being a "Refinancing Election").

7.    Refinancing Premium.

      In connection with a Refinancing Election made with respect to any Retained Advance Portion, the Borrower shall pay to FFB a premium (a "Refinancing Premium") in the amount required by the terms of the Refinancing Authority. Such Refinancing Premium shall be calculated by the Secretary of the Treasury as of the close of business 2 "Business Days" (as that term is defined in the next succeeding sentence) prior to the "Refinancing Effective Date" (as that term is defined in paragraph 14 of this Part I) using standard calculation methods of the United States Department of the Treasury. For purposes of this Retained Indebtedness Note, the term "Business Day" means any day on which both FFB and the Federal Reserve Bank of New York are open for business.

8.    Election to Finance the Premium.

      For so long as the Refinancing Authority shall be in effect, and subject to the terms and conditions of this Part I, the Borrower may, in connection with a Refinancing Election made with respect to any Retained Advance Portion, elect to pay the applicable Refinancing Premium to FFB by increasing the outstanding principal balance of the respective Retained Advance Portion by the amount of the applicable Refinancing Premium, as calculated by the Secretary of the Treasury (any such election being an "Election to Finance the Premium"). The new indebtedness incurred by the Borrower in connection with an Election to Finance the Premium made with respect to any Retained Advance Portion shall have the same maturity date, principal payment schedule, and interest rates as the respective Retained Advance Portion shall have after it has been refinanced.

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 8

                                                                          Part I

9.    Conditions to Refinancing Election.

      The terms of Part III of this Retained Indebtedness Note shall begin to govern a Retained Advance Portion if and when all of the following conditions shall have been satisfied:

      (a) the Borrower shall have delivered to RUS a notice, in the form of notice attached hereto as Annex 3, that the Borrower makes a Refinancing Election with respect to a Retained Advance Portion (each such notice being an "Election Notice"), which notice shall:

            (1) identify the Retained Advance Portion with respect to which the Borrower makes a Refinancing Election;

            (2) specify the date on which the Borrower requests that the refinancing of the unpaid principal balance of such Retained Advance Portion become effective, being also the date on which the terms of Part III of this Retained Indebtedness Note shall begin to govern such Retained Advance Portion (such date being the "Requested Effective Date"), which date:

                  (A) in the case of every Election Notice, may be either any
            Business Day occurring during the first 2 months of any calendar quarter or the last day of any calendar quarter (the last day of each calendar quarter being a "Payment Date"); and

                  (B) in the case of the first Election Notice, shall also be not earlier than 5 Business Days after FFB has delivered notice to RUS that this Retained Indebtedness Note has been accepted by FFB;

            (3) specify the new maturity date for such Retained Advance Portion, selected in accordance with the principles of paragraph 3 of Part III of this Retained Indebtedness Note;

            (4) specify the method for the payment of the principal of such Retained Advance Portion, selected from among the options provided in paragraph 6 of Part III of this Retained Indebtedness Note; and

        OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 9

                                                                          Part I

            (5) state whether the Borrower makes an Election to Finance the Premium with respect to such Retained Advance Portion;

      (b) RUS shall have completed processing the Borrower's Refinancing Election and, if made, the Borrower's Election to Finance the Premium;

      (c) FFB shall have received from RUS not less than 5 Business Days prior to the respective Requested Effective Date a notice, in the form of notice prescribed by FFB, that RUS has completed processing of the Borrower's Refinancing Election and, if made, the Borrower's Election to Finance the Premium (any such notice being an "Election Processing Completion Notice"); and

      (d) the Borrower shall have tendered to FFB, not later than 3:00 p.m. (Washington, D.C., time) on the respective Requested Effective Date:

            (1) for each Retained Advance Portion with respect to which the Borrower does not make an Election to Finance the Premium, the sum of:

                  (A) the amount of the Refinancing Premium that is required by the terms of the Refinancing Authority in connection with refinancing such Retained Advance Portion; plus

                  (B) the accrued interest through the Requested Effective Date;
            and

            (2) for each Retained Advance Portion with respect to which the Borrower makes an Election to Finance the Premium, the accrued interest through the Requested Effective Date.

10.   Condition to Election to Finance the Premium.

      For each Retained Advance Portion with respect to which the Borrower makes an Election to Finance the Premium, the Borrower shall be permitted to pay the applicable Refinancing Premium to FFB by increasing the outstanding principal balance of such Retained Advance Portion if the Borrower tenders to RUS, not later than 3:00 p.m. (Washington, D.C., time) on the Requested Effective Date, an amount equal to 2.5 percent of the applicable Refinancing Premium.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 10

                                                                          Part I

11.   Borrower's Agreement Regarding Election Process Completion Notices.

      The Borrower hereby agrees that FFB, for its purposes, may consider any Election Processing Completion Notice delivered by RUS to FFB in accordance with
Part I of this Retained Indebtedness Note to be an accurate representation that the Borrower has made a Refinancing Election with respect to the particular Retained Advance Portion identified therein and evidence that RUS has completed processing that Refinancing Election.

12.   Retained Advance Portions Governed by Part III.

      If the Borrower makes a Refinancing Election with respect to any Retained Advance Portion, and all of the conditions that apply to making such Refinancing Election are satisfied, then the terms of Part III of this Retained Indebtedness Note shall govern such Retained Advance Portion from and after the Refinancing Effective Date, and a new interest rate and fee, established in accordance with the principles of paragraph 4 of Part III of this Retained Indebtedness Note, shall apply to such Retained Advance Portion from and after such Refinancing Effective Date.

13.   Increases in the Principal Amount of Retained Advance Portions Governed by
      Part III due to Elections to Finance the Premium.

      If, in connection with a Refinancing Election made with respect to any Retained Advance Portion, the Borrower makes an Election to Finance the Premium, and the condition that applies to making such Election to Finance the Premium is satisfied, then the outstanding principal balance of the respective Retained Advance Portion shall be increased, as of the Refinancing Effective Date, by the amount of the applicable Refinancing Premium, by operation of the Refinancing Authority.

14.   Refinancing Effective Date.

      If an Election Processing Completion Notice is received by FFB at least 5 Business Days prior to the Requested Effective Date specified by the Borrower in the respective Election Notice, and all of the other conditions that apply to making such Refinancing Election are satisfied, then the refinancing shall become effective, and the terms of Part III of this Retained Indebtedness Note shall begin to govern the respective Retained

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 11

                                                                          Part I

Advance Portion, on such Requested Effective Date (in such event, the Requested Effective Date being the "Refinancing Effective Date"). If an Election Processing Completion Notice is not received by FFB at least 5 Business Days prior to the respective Requested Effective Date, but all of the other conditions that apply to making such Refinancing Election are satisfied, then the refinancing shall become effective, and the terms of Part III of this Retained Indebtedness Note shall begin to govern the respective Retained Advance Portion, on the fifth Business Day after the day on which FFB receives such Election Processing Completion Notice (in such event, the fifth Business Day after the day on which FFB receives such Election Processing Completion Notice being the "Refinancing Effective Date"); provided that the Borrower shall have tendered to FFB, in addition to the payment required under subparagraph (d) of paragraph 9 of this Part I, the interest accrued from the Requested Effective Date through such Refinancing Effective Date.

15.   Rescissions of Refinancing Elections.

      The Borrower may rescind a Refinancing Election made with respect to any Retained Advance Portion only in accordance with the provisions of this paragraph 15. For a rescission of a Refinancing Election to be effective, both FFB and RUS must have received from the Borrower, not later than 3:30 p.m. (Washington, D.C., time) 2 Business Days prior to the respective Requested Effective Date, a written notice specifying the Retained Advance with respect to which the Borrower wishes to rescind a Refinancing Election. The written rescission notice may be delivered by facsimile transmission to FFB at (202) 622-0707, and to RUS at (202) 720-1401, or at such other facsimile number or numbers as FFB and RUS may from time to time communicate to the Borrower. In specifying a Retained Advance Portion with respect to which the Borrower wishes to rescind a Refinancing Election, the Borrower must recite in the written rescission notice both the FFB identifier for such Retained Advance Portion (as set out in the respective advance schedule for such Retained Advance Portion attached hereto) and the RUS account number for such Retained Advance Portion.

16. Late Charges for Late Tenders of Payments Required in connection with Refinancing Elections.

      If the Borrower makes a Refinancing Election with respect to any Retained Advance Portion, does not rescind such Refinancing Election in accordance paragraph 15 of this Part I, and does not

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 12

                                                                          Part I

tender, before 3:00 p.m. (Washington, D.C., time) on the respective Refinancing Effective Date:

      (a) to FFB, the applicable amount prescribed by subparagraph (d) of paragraph 9 of this Part I;

      (b) to FFB, if applicable, the amount prescribed by the last sentence of paragraph 14 of this Part I; and

      (c) to RUS, if the Borrower makes an Election to Finance the Premium, the amount prescribed by paragraph 10 of this Part I;

then interest shall accrue on such unpaid amounts from the Refinancing Effective Date to the actual date on which payment is made, computed in accordance with the principles of paragraph 8 of Part III of this Retained Indebtedness Note.

17.   Amount Due on First Payment Date After Effective Date.

      For each Retained Advance Portion with respect to which the Borrower makes a Refinancing Election, the amount that is due and payable on the first Payment Date to occur after the Refinancing Effective Date for such Retained Advance Portion shall be an amount that is equal to a full quarterly payment, as such quarterly payments shall have been recalculated to take into account the method of payment of principal selected by the Borrower from among the options provided in paragraph 6 of Part III of this Retained Indebtedness Note and the new interest rate and the applicable fee that shall apply to such Retained Advance Portion determined in accordance with the principles of paragraph 4 of Part III of this Retained Indebtedness Note. The Borrower acknowledges that if the Borrower makes a Refinancing Election with respect to any Retained Advance Portion and elects the level debt service method for the payment of the principal of such Retained Advance Portion, the quarterly payment due on the first Payment Date to occur after the Refinancing Effective Date for such Retained Advance Portion may be comprised substantially of principal, since the Borrower shall have paid, on the Refinancing Effective Date for such Retained Advance Portion, the interest accrued on such Retained Advance Portion through such Refinancing Effective Date.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 13

                                    PART IIA

                               TERMS APPLICABLE TO

                     RETAINED OLD FORM NOTE ADVANCE PORTIONS

1.    Promise to Pay.

      FOR VALUE RECEIVED, the Borrower (which term includes any successors or assigns) promises to pay FFB (which term includes any successors or assigns) at the time, in the manner, and with interest at the rates hereinafter provided, the principal amount of the Retained Old Form Note Advance Portions more particularly described in the Retained Old Form Note Advance Portion Schedules attached hereto as Annex 2A.

2.    Principal Amount of Retained Old Form Note Advance Portions.

      The principal amount of each Retained Old Form Note Advance Portion shall be the amount specified on the respective Retained Old Form Note Advance Portion Schedule as being the principal amount of such Retained Old Form Note Advance Portion.

3.    Maturity Dates.

      Each Retained Old Form Note Advance Portion shall mature on the date specified on the respective Retained Old Form Note Advance Portion Schedule as being the maturity date for such Retained Old Form Note Advance Portion (such date being the "Final Maturity Date" for such Retained Old Form Note Advance Portion).

4.    Applicable Interest Rate; Computation of Interest.

      The interest rate applicable to each Retained Old Form Note Advance Portion shall be the rate specified on the respective Retained Old Form Note Advance Portion Schedule as being the interest rate for such Retained Old Form Note Advance Portion. Interest on each Retained Old Form Note Advance Portion shall accrue from December 31, 1996, to the date on which the principal amount of such Retained Old Form Note Advance Portion is paid. Interest on each Retained Old Form Note Advance Portion shall be computed on the basis of (a) actual days elapsed from (but not including) December 31, 1996, to (and including) the date on which payment is due, and (b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 14

                              Part IIA (Retained Old Form Note Advance Portions)

5.    Payment Of Interest.

      The interest accrued on each Retained Old Form Note Advance Portion shall be due and payable on each Payment Date, commencing on the first Payment Date to occur after the effective date of this Retained Indebtedness Note up through and including the Final Maturity Date for such Retained Old Form Note Advance Portion. The amount of accrued interest on each Retained Old Form Note Advance Portion that shall be due and payable on each such Payment Date shall be the amount specified on the respective Retained Old Form Note Advance Portion Schedule as being the amount of accrued interest due and payable on such Payment Date.

6.    Payment of Principal.

      The principal amount of each Retained Old Form Note Advance Portion shall be payable in installments on each Payment Date, commencing on the first Payment Date to occur after the effective date of this Retained Indebtedness Note up through and including the Final Maturity Date for such Retained Old Form Note Advance Portion. The amount of principal of each Retained Old Form Note Advance Portion that shall be due and payable on each such Payment Date shall be the amount of principal specified on the respective Retained Old Form Note Advance Portion Schedule as being the amount of principal due and payable on such Payment Date.

7.    Business Days.

      Whenever any Payment Date or the respective Final Maturity Date for any Retained Old Form Note Advance Portion shall fall on a day which is not a Business Day, the payment that would otherwise be due on such Payment Date or Final Maturity Date shall be due on the first Business Day thereafter.

8.    Final Due Date.

      Notwithstanding anything in this Retained Indebtedness Note to the contrary, all amounts outstanding under this Retained Indebtedness Note on account of each Retained Old Form Note Advance Portion, which amounts remain unpaid as of the Final Maturity Date for such Retained Old Form Note Advance Portion, shall be due and payable on the Final Maturity Date for such Retained Old Form Note Advance Portion.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 15

                            Part IIA (Retained Old Form Note Advance Portions)

9.    Application of Payments.

      Each payment made on any Retained Old Form Note Advance Portion shall be applied first to the payment of interest and then on account of principal.

10.   Prepayments.

      (a) For so long as the Refinancing Authority shall be in effect, the Borrower may elect to prepay all or any portion of the unpaid principal balance of any Retained Old Form Note Advance Portion in accordance with the terms of the Refinancing Authority, in the manner, at the price, and subject to the limitations as next described:

            (1) The Borrower shall deliver to FFB written notification of such prepayment election not less than 5 Business Days prior to the proposed date of prepayment and, if less than the total outstanding principal amount of such Retained Old Form Note Advance Portion is to be prepaid, the Borrower shall specify in such notification the amount that is proposed to be prepaid (any amount of any Retained Advance Portion that is less than the total outstanding principal amount of the respective Retained Advance Portion being a "Portion").

            (2) The Borrower shall pay to FFB, at the time of prepayment of all or any Portion of any Retained Old Form Note Advance Portion, the outstanding principal amount of such Retained Old Form Note Advance Portion or the Portion thereof to be prepaid, all accrued interest thereon through the date of prepayment, plus the prepayment premium required by the terms of the Refinancing Authority. The amount of each such prepayment premium shall be calculated by the Secretary of the Treasury as of the close of business 2 Business Days prior to the date of the proposed prepayment, using standard calculation methods of the United States Department of the Treasury.

            (3) If the Borrower elects to prepay a Portion of a Retained Old Form Note Advance Portion, the prepayment price paid shall be applied, first, to interest accrued on such Portion of the Retained Old Form Note Advance Portion to the date of prepayment and, then, to principal installments in the inverse order of maturity. Following the prepayment of a Portion of a Retained Old Form Note Advance Portion,

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 16

                            Part IIA (Retained Old Form Note Advance Portions)

      subsequent payments shall continue to be made in the amounts specified in the respective Retained Old Form Note Advance Portion Schedule, and such payments shall be allocated by FFB between outstanding principal and accrued interest, as appropriate, until the entire principal amount of such Retained Old Form Note Advance Portion, and all interest accrued thereon, is paid.

            (4) Any prepayment of a Portion of a Retained Old Form Note Advance Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal.

      (b) In the event that the Refinancing Authority shall no longer be in effect, the Borrower may pay all or any Portion of any Retained Old Form Note Advance Portion at any time later than (but not before) 12 years after the end of the year in which the respective Retained Old Form Note Advance Portion was made, upon payment of a prepayment premium determined in accordance with this subparagraph (b), but so long as there shall be any unpaid principal balance, the Borrower shall be obligated to make the quarterly payments in the amounts specified in the respective Retained Old Form Note Advance Portion Schedule. The prepayment premium shall be an amount equal to 100 percent of the amount of interest for 1 year on the unpaid principal balance of the respective Retained Old Form Note Advance Portion or Portion thereof proposed to be prepaid, multiplied by the ratio which the number of Payment Dates between the proposed prepayment date and the Final Maturity Date for the respective Retained Old Form Note Advance Portion bears to the number of Payment Dates between the first prepayment date permitted by this paragraph 10 and such Final Maturity Date.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 17

                                    PART IIB

                               TERMS APPLICABLE TO

                RETAINED REPRICED OLD FORM NOTE ADVANCE PORTIONS

1.    Promise to Pay.

      FOR VALUE RECEIVED, the Borrower (which term includes any successors or assigns) promises to pay FFB (which term includes any successors or assigns) at the time, in the manner, and with interest at the rates hereinafter provided, the principal amount of the Retained Repriced Old Form Note Advance Portions more particularly described in the Retained Repriced Old Form Note Advance Portion Schedules attached hereto as Annex 2B.

2.    Principal Amount of Retained Repriced Old Form Note Advance Portions.

      The principal amount of each Retained Repriced Old Form Note Advance Portion shall be the amount specified on the respective Retained Repriced Old Form Note Advance Portion Schedule as being the principal amount of such Retained Repriced Old Form Note Advance Portion.

3.    Maturity Dates.

      Each Retained Repriced Old Form Note Advance Portion shall mature on the date specified on the respective Retained Repriced Old Form Note Advance Portion Schedule as being the maturity date for such Retained Repriced Old Form Note Advance Portion (such date being the "Final Maturity Date" for such Retained Repriced Old Form Note Advance Portion).

4.    Applicable Interest Rate; Computation of Interest.

      The interest rate applicable to each Retained Repriced Old Form Note Advance Portion shall be the rate specified on the respective Retained Repriced Old Form Note Advance Portion Schedule as being the interest rate for such Retained Repriced Old Form Note Advance Portion. Subject to paragraph 8 of this
Part IIB, interest on each Retained Repriced Old Form Note Advance Portion shall accrue from December 31, 1996, to the date on which the principal amount of such Retained Repriced Old Form Note Advance Portion is paid. Interest on each Retained Repriced Old Form Note Advance Portion shall be computed on the basis of (a) actual days elapsed from (but not including) December 31, 1996, to (and including) the date on which payment is due, and

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 18

                   Part IIB (Retained Repriced Old Form Note Advance Portions)

(b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

5.    Payment of Interest.

      The interest accrued on each Retained Repriced Old Form Note Advance Portion shall be due and payable on each Payment Date, commencing on the first Payment Date to occur after the effective date of this Retained Indebtedness Note up through and including the Final Maturity Date for such Retained Repriced Old Form Note Advance Portion. The amount of accrued interest on each Retained Repriced Old Form Note Advance Portion that shall be due and payable on each such Payment Date shall be the amount specified on the respective Retained Repriced Old Form Note Advance Portion Schedule as being the amount of accrued interest due and payable on such Payment Date.

6.    Payment of Principal.

      The principal amount of each Retained Repriced Old Form Note Advance Portion shall be payable in installments on each Payment Date, commencing on the first Payment Date to occur after the effective date of this Retained Indebtedness Note up through and including the Final Maturity Date for such Retained Repriced Old Form Note Advance Portion. The amount of principal of each Retained Repriced Old Form Note Advance Portion that shall be due and payable on each such Payment Date shall be the amount of principal specified on the respective Retained Repriced Old Form Note Advance Portion Schedule as being the amount of principal due and payable on such Payment Date.

7.    Business Days.

      Whenever any Payment Date or the respective Final Maturity Date for any Retained Repriced Old Form Note Advance Portion shall fall on a day which is not a Business Day, the payment that would otherwise be due on such Payment Date or Final Maturity Date shall be due on the first Business Day thereafter.

8.    Late Charges.

      If any payment of any amount owing under any Retained Repriced Old Form Note Advance Portion is not made when and as due (any such amount being then an "Overdue Amount"), the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 19

                   Part IIB (Retained Repriced Old Form Note Advance Portions)

this paragraph 8. The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 7 of this Part
IIB) to the actual date on which payment is made. The Late Charge shall be computed on the basis of (a) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 7 of this Part IIB) to (and including) the date on which payment is made, and
(b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year). The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills. The initial Late Charge Rate shall be in effect until either the actual date of payment or the next succeeding Payment Date, whichever occurs first. If the Overdue Amount and the amount of accrued Late Charge are not paid on or before the next succeeding Payment Date, then an amount equal to the amount of accrued Late Charge shall be added to the Overdue Amount, and the amount then payable shall be the sum of the Overdue Amount and the amount of accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of the second preceding sentence. For so long as any overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of the third preceding sentence on each succeeding Payment Date and shall be applied to the Overdue Amount and all amounts of accrued Late Charge to the actual date of payment. Nothing in this paragraph shall be construed as permitting or implying that the Borrower may, without the written consent of FFB, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of FFB to receive any and all payments on account of Retained Repriced Old Form Note Advance Portions on the dates specified in this Part IIB.

9.    Final Due Date.

      Notwithstanding anything in this Retained Indebtedness Note to the contrary, all amounts outstanding under this Retained Indebtedness Note on account of each Retained Repriced Old Form Note Advance Portion, which amounts remain unpaid as of the Final Maturity Date for such Retained Repriced Old Form Note Advance Portion, shall be due and payable on the Final Maturity Date for such Retained Repriced Old Form Note Advance Portion.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 20

                     Part IIB (Retained Repriced Old Form Note Advance Portions)

10.   Application of Payments.

      Each payment made on any Retained Repriced Old Form Note Advance Portion shall be applied first to the payment of any Late Charge payable under paragraph 8 of this Part IIB, then to the payment of any premium payable under paragraph 11 of this Part IIB, then to the payment of accrued interest, then on account of outstanding principal, and then to the payment of the fee payable under paragraph 2 of Part IV of this Retained Indebtedness Note.

11.   Prepayments.

      The Borrower may elect to prepay all or any Portion of any Retained Repriced Old Form Note Advance Portion in the manner, at the price, and subject to the limitations as next described:

      (a) The Borrower shall deliver to FFB written notification of such prepayment election not less than 5 Business Days prior to the proposed date of prepayment and, if less than the total outstanding principal amount of such Retained Repriced Old Form Note Advance Portion is to be prepaid, the Borrower shall specify in such notification the Portion thereof that is proposed to be prepaid.

      (b) The Borrower shall pay to FFB, at the time of prepayment of all or any Portion of any Retained Repriced Old Form Note Advance Portion:

            (1) for so long as the Refinancing Authority shall be in effect, the outstanding principal amount of such Retained Repriced Old Form Note Advance Portion or the Portion thereof to be prepaid, all accrued interest thereon through the date of prepayment, plus the prepayment premium required by the terms of the Refinancing Authority; and

            (2) in the event that the Refinancing Authority shall no longer be in effect, a price for such Retained Repriced Old Form Note Advance Portion, and all accrued interest thereon through the date of prepayment, that would, if such Retained Repriced Old Form Note Advance Portion were purchased and held to its maturity, produce a yield to the purchaser for the period from the date of purchase to the maturity of such Retained Repriced Old Form Note Advance Portion substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule

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                     Part IIB (Retained Repriced Old Form Note Advance Portions)

      identical to that of such Retained Repriced Old Form Note Advance Portion; and if the Borrower elects to repurchase a Portion of a Retained Repriced Old Form Note Advance Portion, the Borrower shall pay to FFB a price for such Portion that would equal such Portion's pro rata share of the price for a repurchase of the entire Retained Repriced Old Form Note Advance Portion, calculated in accordance with the principles of this sentence.

The amount of each such prepayment premium or prepayment price, as the case may be, shall be calculated by the Secretary of the Treasury as of the close of business 2 Business Days prior to the date of the proposed prepayment, using standard calculation methods of the United States Department of the Treasury.

      (c) If the Borrower elects to prepay a Portion of a Retained Repriced Old Form Note Advance Portion, the prepayment price paid shall be applied, first, to interest accrued on such Portion of the Retained Repriced Old Form Note Advance Portion to the date of prepayment and, then, to principal installments in the inverse order of maturity. Following the prepayment of a Portion of a Retained Repriced Old Form Note Advance Portion, subsequent payments shall continue to be made in the amounts specified in the respective Retained Repriced Old Form Note Advance Portion Schedule, and such payments shall be allocated by FFB between outstanding principal and accrued interest, as appropriate, until the entire principal amount of such Retained Repriced Old Form Note Advance Portion, and all interest accrued thereon, is paid.

      (d) Any prepayment of a Portion of a Retained Repriced Old Form Note Advance Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal.

      (e) The provisions of this paragraph 11 shall apply to all prepayments of any Retained Repriced Old Form Note Advance Portion, regardless whether such prepayments are made pursuant to the Refinancing Authority or otherwise.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 22

                                    PART IIC

                               TERMS APPLICABLE TO

                    RETAINED NEW FORM NOTE ADVANCE PORTIONS

1.    Promise to Pay.

      FOR VALUE RECEIVED, the Borrower (which term includes any successors or assigns) promises to pay FFB (which term includes any successors or assigns) at the time, in the manner, and with interest at the rates hereinafter provided, the principal amount of the Retained New Form Note Advance Portions more particularly described in the Retained New Form Note Advance Portion Schedules attached hereto as Annex 2C.

2.    Principal Amount of Retained Now Form Note Advance Portions.

      The principal amount of each Retained New Form Note Advance Portion shall be the amount specified on the respective Retained New Form Note Advance Portion Schedule as being the principal amount of such Retained New Form Note Advance Portion.

3.    Maturity Dates; Maturity Extensions; Early Extensions.

      Each Retained New Form Note Advance Portion shall mature in accordance with the following provisions:

      (a) Each Retained New Form Note Advance Portion shall mature on the date specified on the respective Retained New Form Note Advance Portion Schedule as being the maturity date for such Retained New Form Note Advance Portion (such date being the "Maturity Date" for such Retained New Form Note Advance Portion), except as hereinafter provided.

      (b) For each Retained New Form Note Advance Portion with respect to which the respective Maturity Date (as specified on the respective Retained New Form Note Advance Portion Schedule) occurs prior to the date specified on the respective Retained New Form Note Advance Portion Schedule as being the final maturity date for such Retained New Form Note Advance Portion (such date being the "Final Maturity Date" for such Retained New Form Note Advance Portion), the Borrower may, effective as of such Maturity Date, extend the Maturity Date for such Retained New Form Note Advance Portion to a new Maturity Date (any such extension, or any subsequent extension, being a "Maturity Extension"); provided that the new Maturity Date for each Maturity Extension shall meet the following criteria:

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                              Part IIC (Retained New Form Note Advance Portions)

            (1) each Maturity Date for a Maturity Extension of a Retained New Form Note Advance Portion shall be a Payment Date;

            (2) no Maturity Date for a Maturity Extension of any Retained New Form Note Advance Portion shall be later than the Final Maturity Date for the respective Retained New Form Note Advance Portion; and

            (3) each Maturity Date for a Maturity Extension of a Retained New Form Note Advance Portion shall be at least 6 months from the effective date of such Maturity Extension; except that, in the case of a Maturity Date for a Maturity Extension of a Retained New Form Note Advance Portion that occurs on the third Payment Date preceding the Final Maturity Date for such Retained New Form Note Advance Portion, any extension of that new Maturity Date shall be to the Final Maturity Date for such Retained New Form Note Advance Portion.

      (c) For each Retained New Form Note Advance Portion with respect to which the respective Maturity Date occurs prior to the Final Maturity Date for such Retained New Form Note Advance Portion, the Borrower may, prior to such Maturity Date, extend the Maturity Date for such Retained New Form Note Advance Portion to a new Maturity Date, including the Final Maturity Date for such Retained New Form Note Advance Portion (any such extension being an "Early Extension"); provided that the Borrower shall (1) follow the procedures prescribed in subparagraph (a) of paragraph 11 of this Part IIC for prepaying Retained New Form Note Advance Portions, and (2) pay FFB, on the effective date of such Early Extension, an amount equal to the interest accrued on such Retained New Form Note Advance Portion through the effective date of such Early Extension and the premium, if any, that would be payable to FFB under subparagraph (b) of paragraph 11 of this Part IIC if the Borrower were to prepay such Retained New Form Note Advance Portion on the effective date of such Early Extension. If the application of the principles of paragraph 11 of this Part IIC to any Early Extension shall result in a discount on the respective Retained New Form Note Advance Portion, such discount will be applied by FFB in the manner requested in writing by the Borrower, with the written approval of RUS.

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                              Part IIC (Retained New Form Note Advance Portions)

      (d) Each selection by the Borrower of a new Maturity Date for a Maturity Extension of any Retained New Form Note Advance Portion must be approved by RUS in writing, and notification of each such Maturity Date, together with evidence of RUS approval thereof, must be delivered to FFB not less than 3 Business Days prior to the proposed date for such Maturity Extension in the form prescribed by FFB for such notification.

4. Applicable Interest Rate; Establishment of Interest Rate for Maturity Extensions; Computation of Interest.

      The interest rate applicable to each Retained New Form Note Advance Portion shall be the rate specified on the respective Retained New Form Note Advance Portion Schedule as being the interest rate for such Retained New Form Note Advance Portion. In the event of a Maturity Extension of any Retained New Form Note Advance Portion, the interest rate for such Retained New Form Note Advance Portion, from and after the effective date of such Maturity Extension, shall be the respective rate that is established by FFB at the time of such Maturity Extension on the basis of the determination made by the Secretary of the Treasury pursuant to section 6(b) (12 U.S.C. ss. 2285(b)) of the Federal Financing Bank Act of 1973, as amended (12 U.S.C. ss. 2281 et seq.) (the "FFB Act"); provided, however, that the shortest maturity used as the basis for any rate determination shall be the remaining maturity of the most recently auctioned 13-week United States Treasury bill. Subject to paragraph 8 of this
Part IIC, interest on each Retained New Form Note Advance Portion shall accrue from December 31, 1996, to the date on which the principal amount of such Retained New Form Note Advance Portion is due. Interest on each Retained New Form Note Advance Portion shall be computed on the basis of (a) actual days elapsed from (but not including) December 31, 1996, to (and including) the date on which payment is due, and (b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

5.    Payment of Interest.

      The interest accrued on each Retained New Form Note Advance Portion shall be due and payable on each Payment Date, commencing on the first Payment Date to occur after the effective date of this Retained Indebtedness Note up through and including the Maturity Date for such Retained New Form Note Advance Portion. The amount of accrued interest on each Retained New Form Note Advance Portion that shall be due and payable on each such

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                            Part IIC (Retained New Form Note Advance Portions)

Payment Date shall be the amount specified on the respective Retained New Form Note Advance Portion Schedule as being the amount of accrued interest due and payable on such Payment Date. In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained New Form Note Advance Portion, the accrued interest on each such Maturity Extension shall be due and payable on each Payment Date occurring after the effective date of such Maturity Extension up through and including the Maturity Date for such Maturity Extension. The amount of accrued interest on each Maturity Extension that shall be due and payable on each such Payment Date shall be computed in accordance with the provisions of paragraph 4 of this Part IIC.

6.    Payment of Principal; Principal Payment Options.

      The principal amount of each Retained New Form Note Advance Portion shall be payable in accordance with the following provisions:

      (a) Principal payments on each Retained New Form Note Advance Portion shall begin on the date specified on the respective Retained New Form Note Advance Portion Schedule as being the date for making the first payment of the principal of such Retained New Form Note Advance Portion (such date being the "First Principal Payment Date" for such Retained New Form Note Advance Portion) and shall be made on each subsequent Payment Date until such Retained New Form Note Advance Portion is paid in full on or before the Final Maturity Date for such Retained New Form Note Advance Portion; except that, for so long as (1) no schedule for the payment of the principal of any Retained New Form Note Advance Portion is specified on any of the Retained New Form Note Advance Portion Schedules, and (2) the Borrower has not selected a method for the payment of the principal of any of the Retained New Form Note Advance Portions from among any of the methods listed in subparagraph (b) of this paragraph 6, the First Principal Payment Date for such Retained New Form Note Advance Portion may be deferred by the mutual agreement of the Borrower, RUS, and FFB; provided that a written amendment to this Note reciting the new and later First Principal Payment Date shall have been executed by the Borrower and approved by RUS and delivered to FFB not less than 3 Business Days prior to the then current First Principal Payment Date.

      (b) If a schedule for the payment of the principal of any Retained New Form Note Advance Portion is specified on the

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

                              Part IIC (Retained New Form Note Advance Portions)

respective Retained New Form Note Advance Portion Schedule, then the amount of principal due and payable on each such Payment Date shall be the amount specified on the respective Retained New Form Note Advance Portion Schedule as being the amount of principal due and payable on such Payment Date. If a schedule for the payment of the principal of any Retained New Form Note Advance Portion is not specified on any of the Retained New Form Note Advance Portion Schedules, then the Borrower must select, subject to RUS approval, a method for the payment of principal when the Borrower first selects a Maturity Date for a Retained New Form Note Advance Portion that occurs on or after the First Principal Payment Date for such Retained New Form Note Advance Portion. The Borrower shall select a method for the payment of principal from among the following options:

            (1) "equal principal payments" -- the amount of each quarterly principal payment shall substantially equal the amount of every other quarterly principal payment;

            (2) "graduated principal payments" -- the amount of each of the first one-third (or nearest number of payments that rounds to one-third) of the total number of quarterly principal payments shall substantially equal one-half of the amount of each of the remaining quarterly principal payments;

            (3) "level debt service" -- the amount of each quarterly payment of principal and accrued interest shall substantially equal the amount of every other quarterly payment.

      (c) In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained New Form Note Advance Portion not having a schedule for the payment of principal specified on the respective Retained New Form Note Advance Portion Schedule:

            (1) if the Borrower selects the "equal principal payments" method for the payment of the principal of such Retained New Form Note Advance Portion at the time of such Maturity Extension, then the level quarterly payments of principal, along with accrued interest on the unpaid principal balance, shall be paid on each Payment Date beginning on the First Principal Payment Date and ending on the Final Maturity Date for such Retained New Form Note Advance Portion;

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                              Part IIC (Retained New Form Note Advance Portions)

            (2) if the Borrower selects the "graduated principal payments" method for the payment of the principal of such Retained New Form Note Advance Portion at the time of such Maturity Extension, then the graduated quarterly payments of principal, along with accrued interest on the unpaid principal balance, shall be paid on each Payment Date beginning on the First Principal Payment Date and ending on the Final Maturity Date for such Retained New Form Note Advance Portion; and

            (3) if the Borrower selects the "level debt service" method for the payment of the principal of such Retained New Form Note Advance Portion at the time of such Maturity Extension, then the level quarterly payments of principal and accrued interest (subject to adjustment in the event of any subsequent Maturity Extensions as hereinafter provided) shall be paid on each Payment Date beginning with the First Principal Payment Date and ending on the Final Maturity Date for such Retained New Form Note Advance Portion.

      (d) In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained New Form Note Advance Portion having a schedule for the payment of principal specified on the respective Retained New Form Note Advance Portion Schedule, or any Retained New Form Note Advance Portion with respect to which the Borrower has previously selected a method for the payment of the principal of such Retained New Form Note Advance Portion:

            (1) if the principal payment schedule specified was determined using the "equal principal payments" method, or if the method selected for the payment of principal was the "equal principal payments" method, then the level quarterly payments of principal that are due and payable on each Payment Date occurring after the effective date of such Maturity Extension shall be the same as the level quarterly payments of principal that were due and payable on each Payment Date occurring before the effective date of such Maturity Extension;

            (2) if the principal payment schedule specified was determined using the "graduated principal payments" method, or if the method selected for the payment of principal was the "graduated principal payments" method, then the graduated quarterly payments of principal that are due and

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

                              Part IIC (Retained New Form Note Advance Portions)

      payable on each Payment Date occurring after the effective date of such Maturity Extension shall be determined with reference to the date on which the first payment of principal was due and payable by the Borrower under the terms of the respective New Form Note, and not with reference to first Payment Date to occur after the effective date of the Maturity Extension; and

            (3) if the principal payment schedule specified was determined using the "level debt service" method, or if the method selected for the payment of principal was the "level debt service" method, then the level quarterly payments of principal and accrued interest that are due and payable on each Payment Date occurring after the effective date such Maturity Extension shall be newly determined taking into account the new interest rate that is applicable to such Retained New Form Note Advance Portion from and after the effective date of such Maturity Extension.

      (e) If a schedule for the payment of the principal of any Retained New Form Note Advance Portion is specified on the respective Retained New Form Note Advance Portion Schedule, the Borrower may not change such principal payment schedule, except as hereinafter provided. In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained New Form Note Advance Portion not having a schedule for the payment of principal through the Maturity Date thereof specified on the respective Retained New Form Note Advance Portion Schedule, and the Borrower selects a method for the payment of principal from among the methods listed in subparagraph (b) of this paragraph 6, the Borrower may not change the resulting principal payment schedule, except as hereinafter provided. The Borrower may change the method of payment of the principal of any Retained New Form Note Advance Portion having a Maturity Date that occurs prior to the Final Maturity Date for such Retained New Form Note Advance Portion from either the "equal principal payments" method or the "graduated principal payments" method to the "level debt service" method at the time, if ever, of a Maturity Extension of such Retained New Form Note Advance Portion, effective on the date of such Maturity Extension. After the Borrower selects the Final Maturity Date as being the Maturity Date for a Maturity Extension of any Retained New Form Note Advance Portion, no changes in the resulting principal payment schedule may be made and no more Maturity Extensions may occur for such Retained New Form Note Advance Portion.

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

                              Part IIC (Retained New Form Note Advance Portions)

      (f) The entire unpaid principal amount of any Retained New Form Note Advance Portion having a Maturity Date that occurs prior to the Final Maturity Date for such Retained New Form Note Advance Portion shall be due and payable on such Maturity Date, subject to Maturity Extensions in accordance with paragraph 3 of this Part IIC. In the event of a Maturity Extension of any Retained New Form Note Advance Portion having a Maturity Date that occurs on or after the First Principal Payment Date but prior to the Final Maturity Date for such Retained New Form Note Advance Portion, the principal payment that is due according to the resulting principal payment schedule shall nevertheless be due and payable on the Maturity Date, notwithstanding such Maturity Extension.

      (g) Notwithstanding which of the 3 methods listed in subparagraph (b) of this paragraph 6 is selected for the payment of principal of any Retained New Form Note Advance Portion, the aggregate of all quarterly payments on such Retained New Form Note Advance Portion shall be such as will pay the entire principal amount of such Retained New Form Note Advance Portion, and all interest accrued thereon, on or before the Final Maturity Date for such Retained New Form Note Advance Portion.

7.    Business Days.

      Whenever any Payment Date or the Maturity Date for any Retained New Form Note Advance Portion shall fall on a day which is not a Business Day, the payment that would otherwise be due on such Payment Date or Maturity Date shall be due on the first Business Day thereafter. In the case of a Payment Date for a Maturity Extension of any Retained New Form Note Advance Portion falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (a) be taken into account in establishing the interest rate for the respective Maturity Extension of the Retained New Form Note Advance Portion, and (b) be included in computing interest in connection with such payment and excluded in connection with the next payment. In the case of the Maturity Date for a maturity Extension of any Retained New Form Note Advance Portion falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Maturity Date shall (a) be taken into account in establishing the interest rate for the respective Maturity Extension of the Retained New Form Note Advance Portion, and (b)

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 30
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                              Part IIC (Retained New Form Note Advance Portions)

be included in computing interest in connection with such payment.

8.    Late Charges.

      If any payment of any amount owing under any Retained New Form Note Advance Portion is not made when and as due (any such amount being then an "Overdue Amount"), the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with this paragraph 8. The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 7 of this Part IIC) to the actual date on which payment is made. The Late Charge shall be computed on the basis of (a) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 7 of this Part
IIC) to (and including) the date on which payment is made, and (b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year). The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills. The initial Late Charge Rate shall be in effect until either the actual date of payment or the next succeeding Payment Date, whichever occurs first. If the Overdue Amount and the amount of accrued Late Charge are not paid on or before the next succeeding Payment Date, then an amount equal to the amount of accrued Late Charge shall be added to the Overdue Amount, and the amount then payable shall be the sum of the Overdue Amount and the amount of accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of the second preceding sentence. For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of the third preceding sentence on each succeeding Payment Date and shall be applied to the Overdue Amount and all amounts of accrued Late Charge to the actual date of payment. Nothing in this paragraph shall be construed as permitting or implying that the Borrower may, without the written consent of FFB, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of FFB to receive any and all payments on account of Retained New Form Note Advance Portions on the dates specified in this Part IIC.

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                              Part IIC (Retained New Form Note Advance Portions)

9.    Final Due Date.

      Notwithstanding anything in this Retained Indebtedness Note to the contrary, all amounts outstanding under this Retained Indebtedness Note on account of each Retained New Form Note Advance Portion, which amounts remain unpaid as of the Final Maturity Date for such Retained New Form Note Advance Portion, shall be due and payable on the Final Maturity Date for such Retained New Form Note Advance Portion.

10.   Application of Payments.

      Each payment made on any Retained New Form Note Advance Portion shall be applied first to the payment of any Late Charge payable under paragraph 8 of this Part IIC, then to the payment of any premium payable under paragraph 11 of this Part IIC, then to the payment of accrued interest, then on account of outstanding principal, and then to the payment of the fee payable under paragraph 2 of Part IV of this Retained Indebtedness Note.

11.   Prepayments.

      The Borrower may elect to prepay all or any Portion of the unpaid principal balance of any Retained New Form Note Advance Portion in the manner, at the price, and subject to the limitations as next described:

      (a) The Borrower shall deliver to FFB written notification of such prepayment election not less than 5 Business Days prior to the proposed date of prepayment and, if less than the total outstanding principal amount of such Retained New Form Note Advance Portion is to be prepaid, the Borrower shall specify in such notification the Portion thereof that is proposed to be prepaid.

      (b) The Borrower shall pay to FFB, at the time of prepayment of all or any Portion of any Retained New Form Note Advance Portion:

            (1) for so long as the Refinancing Authority shall be in effect, the outstanding principal amount of such Retained New Form Note Advance Portion or the Portion thereof to be prepaid, all accrued interest thereon through the date of prepayment, plus the prepayment premium required by the terms of the Refinancing Authority; and

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                              Part IIC (Retained New Form Note Advance Portions)

            (2) in the event that the Refinancing Authority shall no longer be in effect, a price for such Retained New Form Note Advance Portion, and all accrued interest thereon through the date of prepayment, that would, if such Retained New Form Note Advance Portion were purchased and held to its maturity, produce a yield to the purchaser for the period from the date of purchase to the maturity of such Retained New Form Note Advance Portion substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to that of such Retained New Form Note Advance Portion; and if the Borrower elects to repurchase a Portion of a Retained New Form Note Advance Portion, the Borrower shall pay to FFB a price for such Portion that would equal such Portion's pro rata share of the price for a repurchase of the entire Retained New Form Note Advance Portion, calculated in accordance with the principles of this sentence.

The amount of each such prepayment premium or prepayment price, as the case may be, shall be calculated by the Secretary of the Treasury as of the close of business 2 Business Days prior to the date of the proposed prepayment, using standard calculation methods of the United States Department of the Treasury.

      (c) If the Borrower elects to prepay a Portion of a Retained New Form Note Advance Portion, the prepayment price paid shall be applied, first, to interest accrued on such Portion of the Retained New Form Note Advance Portion to the date of prepayment and, then, to principal installments in the inverse order of maturity. Following the prepayment of a Portion of a Retained New Form Note Advance Portion, subsequent payments shall continue to be made in the amounts specified in the respective Retained New Form Note Advance Portion Schedule, if a schedule for the payment of principal is specified on such Retained New Form Note Advance Portion Schedule, or, if not, then in accordance with the payment schedule resulting from the method for the payment of principal selected under subparagraph (b) of paragraph 6 of this Part IIC, until the entire principal amount of such Retained New Form Note Advance Portion, and all accrued interest thereon, is paid; except that, with respect to any Retained New Form Note Advance Portion for which the Borrower has selected the "level debt service" method under subparagraph (b) of paragraph (6) of this Part IIC, payments shall continue to be made in accordance with the level debt service payment schedule that resulted when the Borrower first selected the level debt

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

                            Part IIC (Retained New Form Note Advance Portions)

service method, and such payments shall be allocated by FFB between outstanding principal and accrued interest, as appropriate, until the entire principal amount of such Retained New Form Note Advance Portion, and all interest accrued thereon, is paid.

      (d) Any prepayment of a Portion of a Retained New Form Note Advance Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal.

      (e) The provisions of this paragraph 11 shall apply to all prepayments of any Retained New Form Note Advance Portion, regardless whether such prepayments are made pursuant to the refinancing Authority or otherwise.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 34

                                    PART IID

                               TERMS APPLICABLE TO

             RETAINED REFINANCED REFINANCING NOTE ADVANCE PORTIONS

1.    Promise to Pay.

      FOR VALUE RECEIVED, the Borrower (which term includes any successors or assigns) promises to pay FFB (which term includes any successors or assigns) at the time, in the manner, and with interest at the rates hereinafter provided, the principal amount of the Retained Refinanced Refinancing Note Advance Portions more particularly described in the Retained Refinanced Refinancing Note Advance Portion Schedules attached hereto as Annex 2D.

2.    Principal Amount of Retained Refinanced Refinancing Note Advance Portions.

      The principal amount of each Retained Refinanced Refinancing Note Advance Portion shall be the amount specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule as being the principal amount of such Retained Refinanced Refinancing Note Advance Portion.

3.    Maturity Dates; Maturity Extensions; Early Extensions.

      Each Retained Refinanced Refinancing Note Advance Portion shall mature in accordance with the following provisions:

      (a) Each Retained Refinance Refinancing Note Advance Portion shall mature on the date specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule as being the maturity date for such Retained Refinanced Refinancing Note Advance Portion (such date being the "Maturity Date" for such Retained Refinanced Refinancing Note Advance Portion), except as hereinafter provided.

      (b) For each Retained Refinanced Refinancing Note Advance Portion with respect to which the respective Maturity Date (as specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule) occurs prior to the date specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule as being the final maturity date for such Retained Refinanced Refinancing Note Advance Portion (such date being the "Final Maturity Date" for such Retained Refinanced Refinancing Note Advance Portion), the Borrower may, effective as of such Maturity Date, extend the Maturity Date for such Retained

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                Part IID (Retained Refinanced Refinancing Note Advance Portions)

Refinanced Refinancing Note Advance Portion to a new Maturity Date (any such extension, or any subsequent extension, being a "Maturity Extension"); provided that the new Maturity Date for each Maturity Extension shall meet the following criteria:

            (1) each Maturity Date for a Maturity Extension of a Retained Refinanced Refinancing Note Advance Portion shall be a Payment Date;

            (2) no Maturity Date for a Maturity Extension of any Retained Refinanced Refinancing Note Advance Portion shall be later than the Final Maturity Date for the respective Retained Refinanced Refinancing Note Advance Portion; and

            (3) each Maturity Date for a Maturity Extension of a Retained Refinanced Refinancing Note Advance Portion shall be at least one calendar quarter from the effective date of such Maturity Extension.

      (c) For each Retained Refinanced Refinancing Note Advance Portion with respect to which the respective Maturity Date occurs prior to the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion, the Borrower may, prior to such Maturity Date, extend the Maturity Date for such Retained Refinanced Refinancing Note Advance Portion to a new Maturity Date, including the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion (any such extension being an "Early Extension"); provided that the Borrower shall (1) follow the procedures prescribed in subparagraph (a) of paragraph 11 of this Part IID for prepaying Retained Refinanced Refinancing Note Advance Portions, and (2) pay FFB, on the effective date of such Early Extension, an amount equal to the interest accrued on such Retained Refinanced Refinancing Note Advance Portion through the effective date of such Early Extension and the premium, if any, that would be payable to FFB under subparagraph (b) of paragraph 11 of this Part IID if the Borrower were to prepay such Retained Refinanced Refinancing Note Advance Portion on the effective date of such Early Extension. If the application of the principles of paragraph 11 of this Part IID to any Early Extension shall result in a discount on the respective Retained Refinanced Refinancing Note Advance Portion, such discount will be applied by FFB in the manner requested in writing by the Borrower, with the written approval of RUS.

      (d) Each selection by the Borrower of a new Maturity Date for a Maturity Extension of any Retained Refinanced Refinancing

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                Part IID (Retained Refinanced Refinancing Note Advance Portions)

Note Advance Portion must be approved by RUS in writing, and notification of each such Maturity Date, together with evidence of RUS approval thereof, must be delivered to FFB not less than 3 Business Days prior to the proposed date for such Maturity Extension in the form prescribed by FFB for such notification.

4. Applicable Interest Rate; Establishment of Interest Rate for Maturity Extensions; Computation of Interest; Applicable Fee.

      (a) The interest rate applicable to each Retained Refinanced Refinancing Note Advance Portion shall be the rate specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule as being the interest rate for such Retained Refinanced Refinancing Note Advance Portion. In the event of a Maturity Extension of any Retained Refinanced Refinancing Note Advance Portion, the interest rate for such Retained Refinanced Refinancing Note Advance Portion, from and after the effective date of such Maturity Extension, shall be the respective rate that is established by FFB at the time of such Maturity Extension on the basis of the determination made by the Secretary of the Treasury pursuant to section 6(b) of the FFB Act (12 U.S.C. ss. 2285(b)); provided, however, that the shortest maturity used as the basis for any rate determination shall be the remaining maturity of the most recently auctioned 13-week United States Treasury bill. Subject to paragraph 8 of this Part IID, interest on each Retained Refinanced Refinancing Note Advance Portion shall accrue from December 31, 1996, to the date on which the principal amount of such Retained Refinanced Refinancing Note Advance Portion is due. Interest on each Retained Refinanced Refinancing Note Advance Portion shall be computed on the basis of (a) actual days elapsed from (but not including) December 31, 1996, to (and including) the date on which payment is due, and (b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

      (b) In addition to the interest that accrues at a rate determined in accordance with the preceding subparagraph, a fee to cover all administrative expenses of FFB and to provide for the accumulation by FFB of reasonable contingency reserves, assessed by FFB pursuant to section 6(c) of the FFB Act (12 U.S.C. ss. 2285(c)), shall accrue on each Retained Refinanced Refinancing Note Advance Portion from December 31, 1996, to the date on which the principal amount of such Retained Refinanced Refinancing Note Advance Portion is due. The fee for each

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                Part IID (Retained Refinanced Refinancing Note Advance Portions)

Retained Refinanced Refinancing Note Advance Portion shall be equal to one-eighth of one percent (0.125%) per annum of the unpaid principal balance of such Retained Refinanced Refinancing Note Advance Portion. The fee on each Retained Refinanced Refinancing Note Advance Portion shall be computed on the basis of (1) actual days elapsed from (but not including) December 31, 1996, to (and including) the date on which payment is due, and (2) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

5.    Payment of interest and Fee.

      The interest accrued on each Retained Refinanced Refinancing Note Advance Portion and the applicable fee shall be due and payable on each Payment Date, commencing on the first Payment Date to occur after the effective date of this Retained Indebtedness Note up through and including the Maturity Date for such Retained Refinanced Refinancing Note Advance Portion. The amount of accrued interest on each Retained Refinanced Refinancing Note Advance Portion and the amount of the applicable fee that shall be due and payable on each such Payment Date shall be the respective amounts specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule as being the amount of accrued interest and the amount of the applicable fee due and payable on such Payment Date. In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained Refinanced Refinancing Note Advance Portion, the accrued interest on each such Maturity Extension and the applicable fee shall be due and payable on each Payment Date occurring after the effective date of such Maturity Extension up through and including the Maturity Date for such Maturity Extension. The amount of accrued interest on each Maturity Extension and the amount of the applicable fee that shall be due and payable on each such Payment Date shall be computed in accordance with the provisions of paragraph 4 of this Part IID.

6.    Payment of Principal; Principal Payment Options.

      The principal amount of each Retained Refinanced Refinancing Note Advance Portion shall be payable in accordance with the following provisions:

      (a) Principal payments on each Retained Refinanced Refinancing Note Advance Portion shall begin on the date specified on the respective Retained Refinanced Refinancing Note

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              Part IID (Retained Refinanced Refinancing Note Advance Portions)

Advance Portion Schedule as being the date for making the first payment of the principal of such Retained Refinanced Refinancing Note Advance Portion (such date being the "First Principal Payment Date" for such Retained Refinanced Refinancing Note Advance Portion) and shall be made on each subsequent Payment Date until such Retained Refinanced Refinancing Note Advance Portion is paid in full on or before the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion; except that, for so long as (1) no schedule for the payment of the principal of any Retained Refinanced Refinancing Note Advance Portion is specified on any of the Retained Refinanced Refinancing Note Advance Portion Schedules, and (2) the Borrower has not selected a method for the payment of the principal of any of the Retained Refinanced Refinancing Note Advance Portions from among any of the methods listed in subparagraph (b) of this paragraph 6, the First Principal Payment Date for such Retained Refinanced Refinancing Note Advance Portion may be deferred by the mutual agreement of the Borrower, RUS, and FFB; provided that a written amendment to this Note reciting the new and later First Principal Payment Date shall have been executed by the Borrower and approved by RUS and delivered to FFB not less than 3 Business Days prior to the then current First Principal Payment Date.

      (b) If a schedule for the payment of the principal of any Retained Refinanced Refinancing Note Advance Portion is specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule, then the amount of principal due and payable on each such Payment Date shall be the amount specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule as being the amount of principal due and payable on such Payment Date. If a schedule for the payment of the principal of any Retained Refinanced Refinancing Note Advance Portion is not specified on any of the Retained Refinanced Refinancing Note Advance Portion Schedules, then the Borrower must select, subject to RUS approval, a method for the payment of principal when the Borrower first selects a Maturity Date for a Retained Refinanced Refinancing Note Advance Portion that occurs on or after the First Principal Payment Date for such Retained Refinanced Refinancing Note Advance Portion. The Borrower shall select a method for the payment of principal from among the following options:

            (1) "equal principal payments" -- the amount of each quarterly principal payment shall substantially equal the amount of every other quarterly principal payment;

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              Part IID (Retained Refinanced Refinancing Note Advance Portions)

            (2) "graduated principal payments" -- the amount of each of the first one-third (or nearest number of payments that rounds to one-third) of the total number of quarterly principal payments shall substantially equal one-half of the amount of each of the remaining quarterly principal payments;

            (3) "level debt service" -- the amount of each quarterly payment of principal, accrued interest, and the applicable fee shall substantially equal the amount of every other quarterly payment.

      (c) In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained Refinanced Refinancing Note Advance Portion not having a schedule for the payment of principal specified on the respective Retained Refinanced Refinancing Note Advance Portion
Schedule:

            (1) if the Borrower selects the "equal principal payments" method for the payment of the principal of such Retained Refinanced Refinancing Note Advance Portion at the time of such Maturity Extension, then the level quarterly payments of principal, along with accrued interest on the unpaid principal balance and the applicable fee, shall be paid on each Payment Date beginning on the First Principal Payment Date and ending on the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion;

            (2) if the Borrower selects the "graduated principal payments" method for the payment of the principal of such Retained Refinanced Refinancing Note Advance Portion at the time of such Maturity Extension, then the graduated quarterly payments of principal, along with accrued interest on the unpaid principal balance and the applicable fee, shall be paid on each Payment Date beginning on the First Principal Payment Date and ending on the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion; and

            (3) if the Borrower selects the "level debt service" method for the payment of the principal of such Retained Refinanced Refinancing Note Advance Portion at the time of such Maturity Extension, then the level quarterly payments of principal, accrued interest, and the applicable fee (subject to adjustment in the event of any subsequent Maturity Extensions as hereinafter provided) shall be paid

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 40

                Part IID (Retained Refinanced Refinancing Note Advance Portions)

      on each Payment Date beginning with the First Principal Payment Date and ending on the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion.

      (d) In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained Refinanced Refinancing Note Advance Portion having a schedule for the payment of principal specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule, or any Retained Refinanced Refinancing Note Advance Portion with respect to which the Borrower has previously selected a method for the payment of the principal of such Retained Refinanced Refinancing Note Advance Portion:

            (1) if the principal payment schedule specified was determined using the "equal principal payments" method, or if the method selected for the payment of principal was the "equal principal payments" method, then the level quarterly payments of principal that are due and payable on each Payment Date occurring after the effective date of such Maturity Extension shall be the same as the level quarterly payments of principal that were due and payable on each Payment Date occurring before the effective date of such Maturity Extension;

            (2) if the principal payment schedule specified was determined using the "graduated principal payments" method, or if the method selected for the payment of principal was the "graduated principal payments" method, then the graduated quarterly payments of principal that are due and payable on each Payment Date occurring after the effective date of such Maturity Extension shall be determined with reference to the date on which the first payment of principal was due and payable by the Borrower under the terms of the respective Refinanced Refinancing Note, and not with reference to first Payment Date to occur after the effective date of the Maturity Extension; and

            (3) if the principal payment schedule specified was determined using the "level debt service" method, or if the method selected for the payment of principal was the "level debt service" method, then the level quarterly payments of principal, accrued interest, and the applicable fee that are due and payable on each Payment Date occurring after the effective date such Maturity Extension shall be newly determined taking into account the new interest rate that is

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 41
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              Part IID (Retained Refinanced Refinancing Note Advance Portions)

      applicable to such Retained Refinanced Refinancing Note Advance Portion from and after the effective date of such Maturity Extension.

      (e) If a schedule for the payment of the principal of any Retained Refinanced Refinancing Note Advance Portion is specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule, the Borrower may not change such principal payment schedule, except as hereinafter provided. In the event of a Maturity Extension occurring after the date of this Retained Indebtedness Note with respect to any Retained Refinanced Refinancing Note Advance Portion not having a schedule for the payment of principal through the Maturity Date thereof specified on the respective Retained Refinanced Refinancing Note Advance Portion Schedule, and the Borrower selects a method for the payment of principal from among the methods listed in subparagraph (b) of this paragraph 6, the Borrower may not change the resulting principal payment schedule, except as hereinafter provided. The Borrower may change the method of payment of the principal of any Retained Refinanced Refinancing Note Advance Portion having a Maturity Date that occurs prior to the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion from either the "equal principal payments" method or the "graduated principal payments" method to the "level debt service" method at the time, if ever, of a Maturity Extension of such Retained Refinanced Refinancing Note Advance Portion, effective on the date of such Maturity Extension. After the Borrower selects the Final Maturity Date as being the Maturity Date for a Maturity Extension of any Retained Refinanced Refinancing Note Advance Portion, no changes in the resulting principal payment schedule may be made and no more Maturity Extensions may occur for Such Retained Refinanced Refinancing Note Advance Portion.

      (f) The entire unpaid principal amount of any Retained Refinanced Refinancing Note Advance Portion having a Maturity Date that occurs prior to the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion shall be due and payable on such Maturity Date, subject to Maturity Extensions in accordance with paragraph 3 of this Part IID. In the event of a Maturity Extension of any Retained Refinanced Refinancing Note Advance Portion having a Maturity Date that occurs on or after the First Principal Payment Date but prior to the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion, the principal payment that is due according to the resulting principal payment schedule shall nevertheless be due

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              Part IID (Retained Refinanced Refinancing Note Advance Portions)

and payable on the Maturity Date, notwithstanding such Maturity Extension.

      (g) Notwithstanding which of the 3 methods listed in subparagraph (b) of this paragraph 6 is selected for the payment of principal of any Retained Refinanced Refinancing Note Advance Portion, the aggregate of all quarterly payments on such Retained Refinanced Refinancing Note Advance Portion shall be such as will pay the entire principal amount of such Retained Refinanced Refinancing Note Advance Portion, and all interest accrued thereon and the applicable fee, on or before the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion.

7.    Business Days.

      Whenever any Payment Date or the Maturity Date for any Retained Refinanced Refinancing Note Advance Portion shall fall on a day which is not a Business Day, the payment that would otherwise be due on such Payment Date or Maturity Date shall be due on the first Business Day thereafter. In the case of a Payment Date for a Maturity Extension of any Retained Refinanced Refinancing Note Advance Portion falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (a) be taken into account in establishing the interest rate for the respective Maturity Extension of the Retained Refinanced Refinancing Note Advance Portion, and (b) be included in computing interest and the applicable fee in connection with such payment and excluded in connection with the next payment. In the case of the Maturity Date for a Maturity Extension of any Retained Refinanced Refinancing Note Advance Portion falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Maturity Date shall (a) be taken into account in establishing the interest rate and the applicable fee for the respective Maturity Extension of the Retained Refinanced Refinancing Note Advance portion, and (b) be included in computing interest in connection with such payment.

8.    Late Charges.

      If any payment of any amount owing under any Retained Refinanced Refinancing Note Advance Portion is not made when and as due (any such amount being then an "Overdue Amount"), the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 43
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                Part IID (Retained Refinanced Refinancing Note Advance Portions)

with this paragraph 8. The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 7 of this Part
IID) to the actual date on which payment is made. The Late Charge shall be computed on the basis of (a) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 7 of this Part IID) to (and including) the date on which payment is made, and
(b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year). The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills. The initial Late Charge Rate shall be in effect until either the actual date of payment or the next succeeding Payment Date, whichever occurs first. If the Overdue Amount and the amount of accrued Late Charge are not paid on or before the next succeeding Payment Date, then an amount equal to the amount of accrued Late Charge shall be added to the Overdue Amount, and the amount then payable shall be the sum of the Overdue Amount and the amount of accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of the second preceding sentence. For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of the third preceding sentence on each succeeding Payment Date and shall be applied to the Overdue Amount and all amounts of accrued Late Charge to the actual date of payment. Nothing in this paragraph shall be construed as permitting or implying that the Borrower may, without the written consent of FFB, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of FFB to receive any and all payments on account of Retained Refinanced Refinancing Note Advance Portions on the dates specified in this Part IID.

9.    Final Due Date.

      Notwithstanding anything in this Retained Indebtedness Note to the contrary, all amounts outstanding under this Retained Indebtedness Note on account of each Retained Refinanced Refinancing Note Advance Portion, which amounts remain unpaid as of the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion, shall be due and payable on the Final Maturity Date for such Retained Refinanced Refinancing Note Advance Portion.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 44
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                Part IID (Retained Refinanced Refinancing Note Advance Portions)

10.   Application of Payments.

      Each payment made on any Retained Refinanced Refinancing Note Advance Portion shall be applied first to the payment of any Late Charge payable under paragraph 8 of this Part IID, then to the payment of any premium payable under paragraph 11 of this Part IID, then to the payment of accrued interest and the amount of the applicable fee payable under paragraph 4 of this Part IID, then on account of outstanding principal, and then to the payment of the fee payable under paragraph 2 of Part IV of this Retained Indebtedness Note.

11.   Prepayments.

      The Borrower may elect to prepay all or any Portion of the unpaid principal balance of any Retained Refinanced Refinancing Note Advance Portion in the manner, at the price, and subject to the limitations as next described:

      (a) The Borrower shall deliver to FFB written notification of such prepayment election not less than 5 Business Days prior to the proposed date of prepayment and, if less than the total outstanding principal amount of such Retained Refinanced Refinancing Note Advance Portion is to be prepaid, the Borrower shall specify in such notification the Portion thereof that is proposed to be prepaid.

      (b) The Borrower shall pay to FFB, at the time of prepayment of all or any Portion of any Retained Refinanced Refinancing Note Advance Portion:

            (1) for so long as the Refinancing Authority shall be in effect, the outstanding principal amount of the Retained Refinanced Refinancing Note Advance Portion or the Portion thereof to be prepaid, all accrued interest thereon through the date of prepayment, the applicable fee through the date of prepayment, plus the prepayment premium required by the terms of the Refinancing Authority; and

            (2) in the event that the Refinancing Authority shall no longer be in effect, a price for such Retained Refinanced Refinancing Note Advance Portion, and all accrued interest thereon through the date of prepayment and the applicable fee through the date of prepayment, that would, if such Retained Refinanced Refinancing Note Advance Portion were purchased and held to its maturity, produce a yield to the

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 45
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              Part IID (Retained Refinanced Refinancing Note Advance Portions)

      purchaser for the period from the date of purchase to the maturity of such Retained Refinanced Refinancing Note Advance Portion substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to that of such Retained Refinanced Refinancing Note Advance Portion; and if the Borrower elects to repurchase a Portion of a Retained Refinanced Refinancing Note Advance Portion, the Borrower shall pay to FFB a price for such Portion that would equal such Portion's pro rata share of the price for a repurchase of the entire Retained Refinanced Refinancing Note Advance Portion, calculated in accordance with the principles of this sentence.

The amount of each such prepayment premium or prepayment price, as the case may be, shall be calculated by the Secretary of the Treasury as of the close of business 2 Business Days prior to the date of the proposed prepayment, using standard calculation methods of the United States Department of the Treasury.

      (c) If the Borrower elects to prepay a Portion of a Retained Refinanced Refinancing Note Advance Portion, the prepayment price paid shall be applied, first, to accrued interest on such Portion of the Retained Refinanced Refinancing Note Advance Portion to the date of prepayment and the applicable fee to the date of prepayment and, then, to principal installments in the inverse order of maturity. Following the prepayment of a Portion of a Retained Refinanced Refinancing Note Advance Portion, subsequent payments shall continue to be made in the amounts specified in the respective Retained Refinanced Refinancing Note Advance Portion Schedule, if a schedule for the payment of principal is specified on such Retained Refinanced Refinancing Note Advance Portion Schedule, or, if not, then in accordance with the payment schedule resulting from the method for the payment of principal selected under subparagraph (b) of paragraph 6 of this Part IID, until the entire principal amount of the Retained Refinanced Refinancing Note Advance Portion, and all interest accrued thereon and the applicable fee, is paid; except that, with respect to any Retained Refinanced Refinancing Note Advance Portion for which the Borrower has selected the "level debt service" method under subparagraph (b) of paragraph 6 of this Part IID, payments shall continue to be made in accordance with the level debt service payment schedule that resulted when the Borrower first selected the level debt service method, and such payments shall be allocated by FFB among outstanding principal, accrued interest, and the applicable fee,

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 46

                Part IID (Retained Refinanced Refinancing Note Advance Portions)

as appropriate, until the entire principal amount of such Retained Refinanced Refinancing Note Advance Portion, and all interest accrued thereon and the applicable fee, is paid.

      (d) Any prepayment of a Portion of a Retained Refinanced Refinancing Note Advance Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal.

      (e) The provisions of this paragraph 11 shall apply to all prepayments of any Retained Refinanced Refinancing Note Advance Portion, regardless whether such prepayments are made pursuant to the Refinancing Authority or otherwise.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 47

                                    PART III

                               TERMS APPLICABLE TO

                      REFINANCED RETAINED ADVANCE PORTIONS

1.    Promise to Pay.

      FOR VALUE RECEIVED, the Borrower (which term includes any successors or assigns) promises to pay FFB (which term includes any successors or assigns) at the time, in the manner, and with interest at the rates hereinafter provided, the principal amount of those certain Retained Advance Portions with respect to which the Borrower makes a Refinancing Election, as provided in paragraph 6 of
Part I of this Retained Indebtedness Note (each Retained Advance Portion with respect to which the Borrower makes a Refinancing Election being, from and after the Refinancing Effective Date for such Refinancing Election, a "Refinanced Retained Advance Portion," and more than one such Retained Advance Portion being, collectively, "Refinanced Retained Advances Portions").

2.    Principal Amount of Refinanced Retained Advance Portions.

      The principal amount of each Refinanced Retained Advance Portion shall be
(a) the unpaid principal balance of the respective Retained Advance Portion, as determined by FFB as of the respective Refinancing Effective Date, plus (b) if the Borrower has made an Election to Finance the Premium with respect to such Refinanced Retained Advance Portion, and the condition that applies to making such Election to Finance the Premium has been satisfied, the amount of the applicable Refinancing Premium, as provided in the Refinancing Authority.

3.    Maturity Dates; Maturity Extensions; Early Extensions.

      Each Refinanced Retained Advance Portion shall mature on the date specified in the respective Election Approval Notice (such date being the "Maturity Date" for such Refinanced Retained Advance Portion), which shall be the date selected by the Borrower in accordance with the following provisions:

      (a) Each Maturity Date for a Refinanced Retained Advance Portion shall be a Payment Date.

      (b) No Maturity Date for any Refinanced Retained Advance Portion shall be later than the date specified on the respective Retained Old Form Note Advance Portion Schedule, Retained

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                                 Part III (Refinanced Retained Advance Portions)

Repriced Old Form Note Advance Portion Schedule, Retained New Form Note Advance Portion Schedule or Retained Refinanced Refinancing Note Advance Portion Schedule, as the case may be, for the respective Retained Advance Portion as being the final maturity date for such Retained Advance portion (such date being the "Final Maturity Date" for such Refinanced Retained Advance Portion under the terras of this Part III).

      (c) Each Maturity Date for a Refinanced Retained Advance Portion shall be at least one calendar quarter from the Refinancing Effective Date for such Refinanced Retained Advance Portion.

      (d) For each Refinanced Retained Advance Portion with respect to which the Borrower selects a Maturity Date that occurs prior to the Final Maturity Date for such Refinanced Retained Advance Portion, the Borrower may, effective as of such Maturity Date, extend the Maturity Date for such Refinanced Retained Advance Portion to a new Maturity Date (any such extension, or any subsequent extension, being a "Maturity Extension"); provided that the new Maturity Date for each Maturity Extension shall meet the criteria for Maturity Dates prescribed in subparagraphs (a), (b), and (c) (being at least one calendar quarter from the effective date of the Maturity Extension) of this paragraph 3.

      (e) For each Refinanced Retained Advance Portion with respect to which the Borrower selects a Maturity Date that occurs prior to the Final Maturity Date for such Refinanced Retained Advance Portion, the Borrower may, on any Payment Date prior to such Maturity Date, extend the Maturity Date for such Refinanced Retained Advance Portion to a new Maturity Date, including the Final Maturity Date (any such extension being an "Early Extension"); provided that the Borrower shall (1) follow the procedures prescribed in subparagraph (a) of paragraph 11 of this Part III for prepaying Refinanced Retained Advance Portions, and (2) pay FFB, on the effective date of such Early Extension, an amount equal to the interest accrued on such Refinanced Retained Advance Portion through the effective date of such Early Extension and the premium, if any, that would be payable to FFB under subparagraph (b) of paragraph 11 of this Part III if the Borrower were to prepay such Refinanced Retained Advance Portion on the effective date of such Early Extension. If the application of the principles of paragraph 11 of this Part III to any Early Extension shall result in a discount on the respective Retained New Form Note Advance Portion, such discount will be

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                                 Part III (Refinanced Retained Advance Portions)

applied by FFB in the manner requested in writing by the Borrower, with the written approval of RUS.

      (f) Each selection by the Borrower of a Maturity Date for any Maturity Extension governed by this Part III must be approved by RUS in writing, and notification of each such Maturity Date, together with evidence of RUS approval thereof, must be delivered to FFB not less than 5 Business Days prior to the proposed date for such Maturity Extension, in the form prescribed by FFB for such notification.

4. Establishment of Interest Rate for Refinanced Retained Advance Portions and Maturity Extensions; Computation of Interest; Applicable Fee.

      (a) The interest rate for each Refinanced Retained Advance Portion shall be established by FFB as of the Refinancing Effective Date for such Refinanced Retained Advance Portion on the basis of a determination made by the secretary of the Treasury pursuant to the Refinancing Authority; provided, however, that the shortest maturity used as the basis for any rate determination shall be the remaining maturity of the most recently auctioned 13-week United States Treasury bills. In the event of a Maturity Extension of any Refinanced Retained Advance Portion, the interest rate for such Refinanced Retained Advance Portion, from and after the effective date of such Maturity Extension, shall be the respective rate that is established by FFB at the time of such Maturity Extension in accordance with the principles of the preceding sentences of this paragraph 4. Subject to paragraph 8 of this Part III, interest on each Refinanced Retained Advance Portion shall accrue from the Refinancing Effective Date for such Refinanced Retained Advance Portion to the date on which the principal amount of such Refinanced Retained Advance Portion is due. Interest on each Refinanced Retained Advance Portion shall be computed on the basis of (1) actual days elapsed from (but not including) the Refinancing Effective Date for such Refinanced Retained Advance Portion to (and including) the date on which payment is due, and (2) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

      (b) In addition to the interest that accrues at a rate determined in accordance with the preceding subparagraph, a fee to cover all administrative expenses of FFB and to provide for the accumulation by FFB of reasonable contingency reserves, assessed by FFB pursuant to section 6(c) of the FFB Act (12

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                                 Part III (Refinanced Retained Advance Portions)

U.S.C. ss. 2285(c)), shall accrue on each Refinanced Retained Advance Portion from the Refinancing Effective Date for such Refinanced Retained Advance Portion to the date on which the principal amount of such Refinanced Retained Advance Portion is due. The fee for each Refinanced Retained Advance Portion shall be equal to one-eighth of one percent (0.125%) per annum of the unpaid principal balance of such Refinanced Retained Advance Portion. The fee on each Refinanced Retained Advance Portion shall be computed on the basis of (1) actual days elapsed from (but not including) the Refinancing Effective Date for such Refinanced Retained Advance Portion to (and including) the date on which payment is due, and (2) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year).

5.    Payment of Interest and Fee.

      Interest accrued on the outstanding principal amount of each Refinanced Retained Advance Portion and the applicable fee shall be due and payable on each Payment Date, commencing on the first Payment Date to occur after the Refinancing Effective Date for such Refinanced Retained Advance Portion up through and including the Maturity Date for such Refinanced Retained Advance Portion. In the event of a Maturity Extension occurring after the Refinancing Effective Date for any Refinanced Retained Advance Portion, the accrued interest on each such Maturity Extension and the applicable fee shall be due and payable on each Payment Date occurring after the effective date of such Maturity Extension up through and including the Maturity Date for such Maturity Extension. The amount of accrued interest on each such Maturity Extension and the applicable fee that shall be due and payable on each such Payment Date shall be computed in accordance with the provisions of paragraph 4 of this Part III.

6.    Payment of Principal; Principal Payment Options.

      The principal amount of each Refinanced Retained Advance Portion shall be payable in accordance with the following provisions:

      (a) Principal payments on each Refinanced Retained Advance Portion shall begin on the first Payment Date to occur after the Refinancing Effective Date for such Refinanced Retained Advance Portion and shall be made on each subsequent Payment Date until such Refinanced Retained Advance Portion is paid in full on or before the Final Maturity Date.

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                                 Part III (Refinanced Retained Advance Portions)

      (b) When the Borrower selects a Maturity Date for any Refinanced Retained Advance Portion, the Borrower must also select, subject to RUS approval, a method for the payment of principal from among the following options:

            (1) "equal principal payments" -- the amount of each quarterly principal payment shall substantially equal the amount of every other quarterly principal payment;

            (2) "graduated principal payments" -- the amount of each of the first one-third (or nearest number of payments that rounds to one-third) of the total number of quarterly principal payments shall substantially equal one-half of the amount of each of the remaining quarterly principal payments;

            (3) "level debt service" -- the amount of each quarterly payment of principal, accrued interest, and the applicable fee shall substantially equal the amount of every other quarterly payment.

Approval of the Borrower's selection of a method for the payment of principal may be withheld by RUS if RUS determines, in its sole discretion, that the method selected by the Borrower would increase RUS's risk under its guarantee of this Retained Indebtedness Note.

      (c) With respect to each Refinanced Retained Advance Portion for which the Borrower selects the "equal principal payments" method for the payment of principal, the level quarterly payments of principal, along with accrued interest on the unpaid principal balance and the applicable fee, shall be paid on each Payment Date occurring after the Refinancing Effective Date for such Refinanced Retained Advance Portion and ending on the Final Maturity Date for such Refinanced Retained Advance Portion. With respect to each Refinanced Retained Advance Portion for which the Borrower selects the "graduated principal payments" method for the payment of principal, the graduated quarterly payments of principal, along with accrued interest on the unpaid principal balance and the applicable fee, shall be paid on each Payment Date occurring after the Refinancing Effective Date for such Refinanced Retained Advance Portion and ending on the Final Maturity Date for such Refinanced Retained Advance Portion. With respect to each Refinanced Retained Advance Portion for which the Borrower selects the

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                                 Part III (Refinanced Retained Advance Portions)

"level debt service" method for the payment of principal, the level quarterly payments of principal, accrued interest, and the applicable fee shall be paid on each Payment Date occurring after the Refinancing Effective Date (or the first Payment Date to occur after a Maturity Extension) for such Refinanced Retained Advance Portion and ending on the Final Maturity Date for such Refinanced Retained Advance Portion.

      (d) After the Borrower selects one of the 3 methods listed in subparagraph
(b) of this paragraph 6 for the payment of principal of any Refinanced Retained Advance Portion, the resulting principal payment schedule for that Refinanced Retained Advance Portion may not be changed; except that the Borrower may change the method of payment of the principal of any Refinanced Retained Advance Portion with respect to which the Borrower selects a Maturity Date that occurs prior to the Final Maturity Date for such Refinanced Retained Advance Portion from either the "equal principal payments" method or the "graduated principal payments" method to the "level debt service" method at the time, if ever, of a Maturity Extension of such Refinanced Retained Advance Portion, effective on the date of such Maturity Extension. After the Borrower selects the Final Maturity Date as being the Maturity Date for any Refinanced Retained Advance Portion or a Maturity Extension of any Refinanced Retained Advance Portion, no changes in the resulting principal repayment schedule may be made and no more Maturity Extensions may occur for such Refinanced Retained Advance Portion.

      (e) The entire unpaid principal amount of any Refinanced Retained Advance Portion with respect to which the Borrower selects a Maturity Date that occurs prior to the Final Maturity Date for such Refinanced Retained Advance Portion shall be due and payable on such Maturity Date, subject to Maturity Extensions in accordance with paragraph 3 of this Part III. In the event of a Maturity Extension of any Refinanced Retained Advance Portion with respect to which the Borrower selects a Maturity Date that occurs prior to the Final Maturity Date for such Refinanced Retained Advance Portion, the principal payment that is due according to the resulting principal payment schedule shall nevertheless be due and payable on the Maturity Date, notwithstanding such Maturity Extension.

      (f) Notwithstanding which of the 3 methods listed in subparagraph (b) of this paragraph 6 is selected for the payment of principal of any Refinanced Retained Advance Portion, the aggregate of all quarterly payments on such Refinanced Retained

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 53
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                                 Part III (Refinanced Retained Advance Portions)

Advance Portion shall be such as will pay the entire principal amount of such Refinanced Retained Advance Portion, and all interest and the applicable fee accrued thereon, on or before the Final Maturity Date for such Refinanced Retained Advance Portion.

7.    Business Days.

      Whenever any Payment Date or the Maturity Date for any Refinanced Retained Advance Portion shall fall on a day which is not a Business Day, the payment that would otherwise be due on such Payment Date or Maturity Date shall be due on the first Business Day thereafter. In the case of a Payment Date for any Refinanced Retained Advance Portion falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (a) be taken into account in establishing the interest rate for the respective Refinanced Retained Advance Portion, and (b) be included in computing interest and the applicable fee in connection with such payment and excluded in connection with the next payment. In the case of the Maturity Date for any Refinanced Retained Advance Portion falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Maturity Date shall (a) be taken into account in establishing the interest rate for the respective Refinanced Retained Advance Portion, and (b) be included in computing interest and the applicable fee in connection with such payment.

8.    Late Charges.

      If any payment of any amount owing on account of any Refinanced Retained Advance Portion is not made when and as due (any such amount being then an "Overdue Amount"), the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with this paragraph 8. The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 7 of this Part III) to the actual date on which payment is made. The Late Charge shall be computed on the basis of (a) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 7 of this Part
III) to (and including) the date on which payment is made, and (b) a year of 365 days (except in calendar years including February 29, when the basis shall be a 366-day year). The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the

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                                 Part III (Refinanced Retained Advance Portions)

prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills. The initial Late Charge Rate shall be in effect until either the actual date of payment or the next succeeding Payment Date, whichever occurs first. If the Overdue Amount and the amount of accrued Late Charge are not paid on or before the next succeeding Payment Date, then an amount equal to the amount of accrued Late Charge shall be added to the Overdue Amount, and the amount then payable shall be the sum of the Overdue Amount and the amount of accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of the second preceding sentence. For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be redetermined in accordance with the principles of the third preceding sentence on each succeeding Payment Date, and shall be applied to the Overdue Amount and all amounts of accrued Late Charge to the actual date of payment. Nothing in this paragraph shall be construed as permitting or implying that the Borrower may, without the written consent of FFB, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of FFB to receive any and all payments on account of all Refinanced Retained Advance Portions on the dates specified in this Part III.

9.    Final Due Date.

      Notwithstanding anything in this Retained Indebtedness Note to the contrary, all amounts outstanding under this Retained Indebtedness Note on account of each Refinanced Retained Advance Portion, which amounts remain unpaid as of the Final Maturity Date for such Refinanced Retained Advance Portion, shall be due and payable on the Final Maturity Date for such Refinanced Retained Advance Portion.

10.   Application of Payments.

      Each payment made on any Refinanced Retained Advance Portion shall be applied first to the payment of any Late Charge payable under paragraph 8 of this Part III, then to the payment of any premium payable under paragraph 11 of this Part III, then to the payment of accrued interest and the applicable fee payable under paragraph 4 of this Part III, then on account of outstanding principal, and then to the payment of the fee payable under paragraph 2 of Part IV of this Retained Indebtedness Note.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 55
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                                 Part III (Refinanced Retained Advance Portions)

11.   Prepayments.

      The Borrower may elect to prepay all or any portion of the unpaid principal balance of any Refinanced Retained Advance Portion in the manner, at the price, and subject to the limitations as next described:

      (a) The Borrower shall deliver to FFB written notification of such prepayment election not less than 5 Business Days prior to the proposed date of prepayment and, if less than the total outstanding principal amount of such Refinanced Retained Advance Portion is to be prepaid, the Borrower shall specify in such notification the amount that is proposed to be prepaid (any amount of a Refinanced Retained Advance Portion which is less than the total outstanding principal amount of the respective Refinanced Retained Advance Portion being a "Portion").

      (b) The Borrower shall pay to FFB, at the time of prepayment of all or any Portion of any Refinanced Retained Advance Portion:

            (1) for so long as the Refinancing Authority shall be in effect, the outstanding principal amount of the Refinanced Retained Advance Portion, or Portion thereof, to be prepaid, all accrued interest thereon through the date of prepayment, the applicable fee through the date of prepayment, plus the prepayment premium required by the terms of the Refinancing Authority; and

            (2) in the event that the Refinancing Authority shall no longer be in effect, a price for such Refinanced Retained Advance Portion, and all accrued interest thereon through the date of prepayment and the applicable fee through the date of prepayment, that would, if such Refinanced Retained Advance Portion were purchased and held to its maturity, produce a yield to the purchaser for the period from the date of purchase to the maturity of such Refinanced Retained Advance Portion substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to that of such Refinanced Retained Advance Portion; and if the Borrower elects to repurchase a Portion of a Refinanced Retained Advance Portion, the Borrower shall pay to FFB a price for such Portion that would equal such Portion's pro rata share of the price for a repurchase of the entire Refinanced Retained Advance

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                                 Part III (Refinanced Retained Advance Portions)

      Portion, calculated in accordance with the principles of this sentence.

The amount of each such prepayment premium or prepayment price, as the case may be, shall be calculated by the Secretary of the Treasury as of the close of business 2 Business Days prior to the date of the proposed prepayment, using standard calculation methods of the United States Department of the Treasury.

      (c) If the Borrower elects to prepay a Portion of a Refinanced Retained Advance Portion, the prepayment price paid shall be applied, first, to accrued interest on such Portion and the applicable fee to the date of prepayment and, then, to principal installments in the inverse order of maturity. Following the prepayment of a Portion of a Refinanced Retained Advance Portion, subsequent payments shall continue to be made in accordance with the payment schedule resulting from the method for the payment of principal selected under subparagraph (b) of paragraph 6 of this Part III, until the entire principal amount of the Refinanced Retained Advance Portion, and all accrued interest thereon and the applicable fee, is paid; except that, with respect to any Refinanced Retained Advance Portion for which the Borrower has selected the "level debt service" method under subparagraph (b) of paragraph 6 of this Part III, payments shall continue to be made in accordance with the level debt service payment schedule that resulted when the Borrower first selected the level debt service method, and such payments shall be allocated by FFB among outstanding principal, accrued interest, and the applicable fee, as appropriate, until the entire principal amount of such Refinanced Retained Advance Portion, and all accrued interest thereon and the applicable fee, is paid.

      (d) Any prepayment of a Portion of a Refinanced Retained Advance Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal.

      (e) The provisions of this paragraph 11 shall apply to all prepayments of any Refinanced Retained Advance Portion, regardless whether such prepayment is made pursuant to the Refinancing Authority or otherwise.

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 57
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                                     PART IV

                                     GENERAL

1.    Payment by Wire Transfer.

      For so long as FFB is the holder of this Retained Indebtedness Note and RUS is the loan servicing agent for FFB, each payment on this Retained Indebtedness Note shall be paid in immediately available funds by electronic funds transfer to the account specified from time to time by RUS in a written notice delivered by RUS to the Borrower. In the event that FFB is the holder of this Retained Indebtedness Note but RUS is not the loan servicing agent for FFB, then each payment under this Note shall be made in immediately available funds by electronic funds transfer to the account specified from time to time by FFB in a written notice delivered by FFB to the Borrower.

2.    Loan Servicing Expense Fee.

      For so long as FFB is the holder of this Retained Indebtedness Note and RUS is the loan servicing agent for FFB, the Borrower agrees to pay FFB an annual loan servicing expense fee, assessed by FFB pursuant to section 6(c) of the FFB Act (12 U.S.C. ss. 2285(c)), in the amount of one one-thousandth of one percent (0.00001) of the aggregate unpaid principal balance of all Assumed Repriced Old Form Note Advance Portions, all Assumed New Form Note Advance Portions, all Assumed Refinanced Refinancing Note Advance Portions, and all Refinanced Assumed Advance Portions on December 31 of each year. The loan servicing expense fee for each year shall be due and payable by the Borrower on the March 31 Payment Date of the immediately following year, after taking into account any payment made on the December 31 Payment Date of the respective year.

3.    Amendments to Retained Indebtedness Note.

      To the extent not inconsistent with applicable law, this Retained Indebtedness Note, for so long as FFB is the holder thereof, shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by FFB and the Borrower, with the approval of RUS.

4.    Certain Waivers.

      The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Retained Indebtedness Note.

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                                                                         Part IV

5.    Effective Until Paid.

      This Retained Indebtedness Note shall continue in full force and effect until all amounts due and payable hereunder have been paid in full.

6.    RUS Guarantee of Note.

      Upon execution of the guarantee set forth at the end of this Retained Indebtedness Note (the "Guarantee"), the payment by the Borrower of all amounts due and payable under this Retained Indebtedness Note, when and as due, shall be guaranteed by the United States of America, acting through RUS, pursuant to the Rural Electrification Act of 1936, as amended (7 U.S.C. ss. 901 et seq.). In consideration of the Guarantee, the Borrower promises to RUS to make all payments due under this Retained Indebtedness Note when and as due.

7. Security Instrument; RUS as Holder of Note for Purposes of the Security Instrument.

      This Retained Indebtedness Note is one of several notes permitted to be executed and delivered by, and is entitled to the benefits and security of, the particular security instrument or instruments specified on page 1 of this Retained Indebtedness Note (such security instrument or instruments, as it or they may have heretofore been, and as it or they may hereafter be, amended, supplemented, restated, or consolidated from time to time in accordance with its or their terms, being, collectively, the "Security Instrument"), whereby the Borrower pledged and granted a security interest in certain property of the Borrower, described therein, to secure the payment of and performance of certain obligations owed to REA, predecessor to RUS, or to RUS, as the case may be, as set forth in the Security Instrument. For purposes of the Security Instrument, RUS shall be considered to be, and shall have the rights, powers, privileges, and remedies of, the holder of this Retained Indebtedness Note.

8.    Guarantee Payments; Reimbursement.

      If RUS makes any payment, pursuant to the Guarantee, of any amount due and payable under this Retained Indebtedness Note, when and as due, each and every such payment so made shall be deemed to be a payment hereunder; provided, however, that no payment by RUS pursuant to the Guarantee shall be considered a payment for purposes of determining the existence of a failure by

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                                                                         Part IV

the Borrower to perform its obligation to RUS to make all payments under this Retained Indebtedness Note when and as due. RUS shall have any rights by way of subrogation, agreement or otherwise which arise as a result of such payment pursuant to the Guarantee and as provided in the reimbursement note executed and delivered by the Borrower to the United States of America, acting through RUS, to evidence the Borrower's obligation to reimburse RUS for payment made by RUS pursuant to the Guarantee.

9.    Default and Enforcement.

      In case of a default by the Borrower under this Retained Indebtedness Note or a the occurrence of an event of default under the Security Instrument, then, in consideration of the obligation of RUS under the Guarantee, in that event, to make payments to FFB as provided in this Retained Indebtedness Note, RUS, in its own name, shall have all rights, powers, privileges, and remedies of the holder of this Retained Indebtedness Note, in accordance with the terms of this Retained Indebtedness Note and the Security Instrument, including, without limitation, the right to enforce or collect all or any part of the obligation of the Borrower under this Retained Indebtedness Note or arising as a result of the Guarantee, to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

10.   Acceleration.

      The entire unpaid principal amount of this Retained Indebtedness Note, and all interest thereon, plus the applicable fee, if any, may be declared, and upon such declaration shall become, due and payable to RUS, under the circumstances described, and in the manner and with the effect provided, in the Security Instrument.

11.   Incorporation of Annexes.

      Annex 1 (the "Outstanding Notes") attached hereto, Annex 2A (the "Retained Old Form Note Advance Portion Schedules") attached hereto, Annex 2B (the "Retained Repriced Old Form Note Advance Portion Schedules") attached hereto, Annex 2C (the "Retained New Form Note Advance Portion Schedules") attached hereto, Annex 2D (the "Retained Refinanced Refinancing Note Advance Portion Schedules") attached hereto, and Annex 3 (the form of Election Notice), collectively form an integral part of this Retained Indebtedness Note, and are incorporated herein by reference.

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                                                                         Part IV

      IN WITNESS WHEREOF, the Borrower has caused this Retained Indebtedness Note to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                        OGLETHORPE POWER CORPORATION
                                        (AN ELECTRIC MEMBERSHIP
                                        GENERATION AND TRANSMISSION
                                        CORPORATION)

                                        By:

                                        Signature: /s/ T. D. Kilgore
                                                  --------------------------

                                        Print Name:  T. D. Kilgore
                                                   -------------------------

                                        Title: President


                                        ATTEST:

                                        Signature: /s/ Gary M. Bullock
                                                  --------------------------

                                        Print Name: Gary M. Bullock
                                                   -------------------------

                                        Title: Secretary


       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 61

                                   SCHEDULE TO
                         FFB RETAINED INDEBTEDNESS NOTE

      The Amortization Schedule to the FFB Retained Indebtedness Note is not filed herewith; however, the Registrant hereby agrees that such Schedule will be provided to the Commission upon request.

                                  RUS GUARANTEE

      The United States of America, acting through the Administrator of the Rural Utilities Service ("RUS"), successor to the Administrator of the Rural Electrification Administration, hereby guarantees to the Federal Financing Bank, its successors and assigns ("FFB"), all payments of principal, interest, premium (if any), and late charges (if any), when and as due in accordance with the terms of the note dated March 1, 1997, made by OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION AND TRANSMISSION CORPORATION) (the "Borrower") payable to FFB, to which this Guarantee is attached (such note being the "Note"), with interest on the principal until paid, irrespective of (i) acceleration of such payments under the terms of the Note, or (ii) receipt by RUS of any sums or property from its enforcement of its remedies for the Borrower's default.

      This Guarantee is issued pursuant to section 306 and 306C of the Rural Electrification Act of 1936, as amended (7 U.S.C. ss.ss. 936, 936c), and section 6 of the Federal Financing Bank of 1973 (12 U.S.C. ss. 2285).

                                        UNITED STATES OF AMERICA


                                        By: /s/ Wally Beyer
                                           ------------------------------

                                        Name: Wally Beyer
                                             ----------------------------

                                        Title: Administrator of the Rural
                                               Utilities Service, successor
                                               to the Administrator of the
                                               Rural Electrification
                                               Administration

                                        Date:   March 11, 1997

       OGLETHORPE POWER CORPORATION RETAINED INDEBTEDNESS NOTE - page 539

                              REIMBURSEMENT NOTE

FFB Note Identifier:                                RUS Note Identifier:
(              )
  OGLETHRP  0012


                                                      Tucker, Georgia
                                                       March 1, 1997

                               REIMBURSEMENT NOTE

      Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) (the "Borrower," which term includes any successors or assigns), a corporation organized and existing under the laws of the State of Georgia, for value received, promises to pay on demand to the order of the UNITED STATES OF AMERICA (the "Government"), acting through the Administrator of the Rural Utilities Service ("RUS"), at the United States Treasury, Washington, D.C., a sum equal to:

      (1) all amounts, including, without limitation, principal and interest (the "Reimbursed Amount"), paid by the Government from time to time pursuant to that certain guarantee made by RUS (the "RUS Guarantee") to the Federal Financing Bank Act ("FFB") of amounts payable to FFB under that certain Retained Indebtedness Note, dated as of March 1, 1997, made by the Borrower payable to FFB, in the principal amount of $2,637,781,327.45, and guaranteed by RUS (the "FFB Note") pursuant to the Rural Electrification Act of 1936 as amended (7 U.S.C. 901 et seq.),
      Section 6 of the Federal Financing Bank of 1973 (12 U.S.C. ss. 2285), and the Note Purchase Commitment and Servicing Agreement, as amended and as it may be amended, supplemented, or restated from time to time, dated as of January 1, 1992, between FFB and RUS; plus

      (2) interest on the Reimbursed Amount from the respective date of such payment by RUS to FFB, at the Late Charge Rate as that term is defined in the FFB Note; plus

      (3) administrative costs and penalty charges assessed in accordance with applicable regulations; and plus

      (4) any and all costs and expenses incurred in connection with the exercise of rights or the enforcement of (i) this Note, (ii) that certain Amended and Consolidated Loan Contract by and between the Borrower and the Government, dated as of March 1, 1997, as it may be amended, supplemented or restated from time to time (the "Loan Contract"), and (iii) the Security Documents, as hereinafter defined.

      The obligations of the Borrower hereunder are absolute and unconditional, irrespective of any defense or any right to set off, recoupment or counterclaim it might otherwise have against the Government.

      So long as RUS pays to FFB all amounts then due to it under the RUS Guarantee, the Borrower agrees to pay all amounts due on this Note directly to RUS. Nothing herein shall limit the Government's rights of subrogation which may arise as a result of payments made by RUS pursuant to the RUS Guarantee.

      This Note has been executed, delivered and authenticated pursuant to, and is secured by, the Indenture, dated as of March 1, 1997, from Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), Grantor, to SunTrust Bank, Atlanta, Trustee, as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental thereto (including Supplemental Indentures as defined therein) entered into pursuant to the applicable provisions of such Indenture (the "Indenture") and the Security Agreement, dated as of March 1, 1997, made by OPC to SunTrust Bank, Atlanta, Trustee, as it may from time to time be supplemented, modified or amended (the "Security Agreement"; the Indenture and the Security Agreement, collectively, the "Security Documents"). This Note is an "Existing Obligation," a "RUS Reimbursement Note" and an "Obligation" (all as defined in the Security Documents) and is entitled to all of the benefits of the Security Documents. Among other things, the Security Documents provide that all Obligations shall be equally and ratably secured thereby and reference is hereby made to the Security Documents for a description of the property pledged, the nature and extent of the security and the rights of the holders of Obligations with respect thereto.

      Neither the execution and delivery of this Note by the Borrower to the Government, nor the failure of the Government to exercise its rights under the Security Documents or the Loan Contract shall be deemed to be a waiver of any right or remedy of the Government under the Security Documents or the Loan Contract. Neither the acceptance nor the enforcement of this Note by the Government shall relieve the Borrower of its obligation to repay the FFB Note in accordance with its terms or deprive the holder of the FFB Note, which may be the Government, of any benefit, right or privilege such holder may otherwise enjoy as the "Holder" (as defined in the Security Documents) of an Obligation secured by the Security Documents.

                       [Signatures Appear on Next Page]

      IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                   OGLETHORPE POWER CORPORATION (AN
(CORPORATE SEAL)                   ELECTRIC MEMBERSHIP GENERATION &
                                   TRANSMISSION CORPORATION)

Attest /s/ Patricia N. Nash
      -------------------------   By:  /s/ T. D. Kilgore
                                     ------------------------------------
                                       T. D. Kilgore, President and Chief
                                       Executive Officer

This is one of the Existing Obligations referred to in the Indenture, dated as of March 1, 1997, by Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation) to SunTrust Bank, Atlanta.

                                  SUNTRUST BANK, ATLANTA, as Trustee


                                  By:  /s/ Bryan Echols
                                     ------------------------------------
                                     Authorized Signatory

                                 MORTGAGE NOTE
                                     (G7)

                             PROJECT DESIGNATION:

                              GEORGIA 109-G7 OPC


                                MORTGAGE NOTE

                                   made by

                         OGLETHORPE POWER CORPORATION
        (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION)

                                      to

                           UNITED STATES OF AMERICA

                                 MORTGAGE NOTE

                                                               Tucker, Georgia
                                                                 March 1, 1997

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION &
TRANSMISSION CORPORATION) (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Georgia, for value received, promises to pay to the order of UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Utilities Service, at the United States Treasury, Washington, D.C., at the times and in the manner hereinafter provided, the principal sum of Three Million Eight Hundred Twenty Thousand Three Hundred Fifty-Two and 89/100 Dollars ($3,820,352.89), with interest on the unpaid balance thereof from time to time, at the rate of five (5) per centum per annum.

      From and after the date hereof, the Corporation shall make consecutive monthly payments on the last day of each month (each, a "Payment Date") each in the amount of $23,824.54 until the earlier of May 31, 2019 or such time as all principal hereof, and interest thereon, shall have been paid in full.

      Each payment made on this Note shall be applied first to the payment of interest on principal and then on account of principal. On May 31, 2019, the principal hereof remaining unpaid, if any, and unpaid interest thereon, if any, shall become due and payable.

      The Corporation on any Payment Date, as hereinabove provided, may pay all or any part of the principal hereof then outstanding, but so long as any of the principal hereof shall remain unpaid, the Corporation shall be obligated to make the monthly payment on account of principal and interest, in the amount hereinabove provided, unless the Corporation and the holder of this Note shall otherwise agree.

      This Note has been executed, delivered and authenticated pursuant to, and is secured by, the Indenture, dated as of March 1, 1997, from the Corporation, as Grantor, to SunTrust Bank, Atlanta, as Trustee, as it may be supplemented, modified or amended by one or more indentures or other instruments supplemental thereto (including Supplemental Indentures as defined therein) entered into pursuant to the applicable provisions of such Indenture (the "Indenture"). This
Note is an "Existing Obligation" and an "Obligation" (all as defined in the Indenture) and is entitled to the benefits of the Indenture. Among other things, the Indenture provides that all Obligations shall be equally and ratably secured thereby and reference is hereby made to the Indenture for a description of the property pledged, the nature and extent of the security and the rights of the holders of Obligations with respect thereto.

      In case of default by the Corporation, as provided in the Indenture, all principal remaining unpaid on this Note, and all interest thereon, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

      This Note evidences indebtedness created by a loan made under the Rural Electrification Act of 1936, as amended, including Public Law 93-32.

      If the Government shall at any time assign this Note and insure the payment hereof, the Corporation shall continue to make payments hereunder to the Government as collection agent for the insured holder, and, for purposes of the Indenture, the Government, and not such insured holder, shall be considered to be, and shall have the rights of, the noteholder.

      This Note is given to evidence a portion of the indebtedness heretofore evidenced by that certain Mortgage Note, made by the Corporation to the Government, in the original face amount of $5,543,000, dated June 1, 1984 (the "Original Note"). In connection with the execution and delivery of this Note, Georgia Transmission Corporation (An Electric Membership Corporation) has assumed liability for $774,952.26 of the indebtedness originally evidenced by the Original Note, and the Government has released the Corporation from liability for such assumed principal amount of the Original Note. From the date of this Note, the Corporation's liability with respect to the indebtedness evidenced by the Original Note shall be governed solely by this Note.

      IN WITNESS WHEREOF, the Corporation has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                   OGLETHORPE POWER CORPORATION (AN
                                   ELECTRIC MEMBERSHIP GENERATION &
                                   TRANSMISSION CORPORATION)


                                  By:  /s/ T. D. Kilgore
                                     ----------------------------------------
                                       T. D. Kilgore, President and Chief
                                       Executive Officer
Attest /s/ Patricia N. Nash
      -------------------------


                                    This is one of the Existing Obligations
  (CORPORATE SEAL)                  referred to in the Indenture, dated as of
                                    March 1, 1997, by Oglethorpe Power
                                    Corporation (An Electric Membership
                                    Generation & Transmission Corporation) to
                                    SunTrust Bank, Atlanta.


                                    SUNTRUST BANK, ATLANTA, as Trustee


                                    By:  /s/ Bryan Echols
                                       --------------------------------------
                                       Authorized Signatory

                                 MORTGAGE NOTE
                                     (H13)

                             PROJECT DESIGNATION:

                             GEORGIA 109-H13 OPC


                                MORTGAGE NOTE

                                   made by

                         OGLETHORPE POWER CORPORATION
        (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION)

                                      to

                           UNITED STATES OF AMERICA

                                 MORTGAGE NOTE

                                                               Tucker, Georgia
                                                                 March 1, 1997

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP GENERATION & TRANSMISSION CORPORATION) (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Georgia, for value received, promises to pay to the order of UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Utilities Service, at the United States Treasury, Washington, D.C., at the times and in the manner hereinafter provided, the principal sum of Fourteen Million Seven Hundred Eighty-Six Thousand Nine Hundred Eighty-Five and 70/100 Dollars ($14,786,985.70), with interest on the unpaid balance thereof from time to time, at the rate of five (5) per centum per annum.

      From and after the date hereof, the Corporation shall make consecutive monthly payments on the last day of each month (each, a "Payment Date"), each in the amount of $90,204.88 until the earlier of October 31, 2019 or such time as $10,710,001.73 of the principal hereof, and interest thereon, shall have been paid in full. Thereafter, the Corporation shall make consecutive monthly payments on each Payment Date, each in the amount of $24,073.83 until the earlier of October 31, 2021 or such time as all principal hereof, and interest thereon, shall have been paid in full.

      Each payment made on this Note shall be applied first to the payment of interest on principal and then on account of principal. On October 31, 2019, $10,710,001.73 of the principal hereof remaining unpaid, if any, and unpaid interest thereon, if any, shall become due and payable. On October 31, 2021, the principal hereof remaining unpaid, if any, and unpaid interest thereon, if any, shall become due and payable.

      The Corporation on any Payment Date, as hereinabove provided, may pay all or any part of the principal hereof then outstanding, but so long as any of the principal hereof shall remain unpaid, the Corporation shall be obligated to make the monthly payment on account of principal and interest, in the amount hereinabove provided, unless the Corporation and the holder of this Note shall otherwise agree.

      This Note has been executed, delivered and authenticated pursuant to, and is secured by, the Indenture, dated as of March 1, 1997, from the Corporation, as Grantor, to SunTrust Bank, Atlanta, as Trustee, as it may be supplemented, modified or amended by one or more indentures or other instruments supplemental thereto (including Supplemental Indentures as defined therein) entered into pursuant to the applicable provisions of such Indenture (the "Indenture"). This
Note is an "Existing Obligation" and an "Obligation" (all as defined in the Indenture) and is entitled to the benefits of the Indenture. Among other things, the Indenture provides that all Obligations shall be equally and ratably secured thereby and reference is hereby made to the Indenture for a description of the property pledged, the nature and extent of the security and the rights of the holders of Obligations with respect thereto.

      In case of default by the Corporation, as provided in the Indenture, all principal remaining unpaid on this Note, and all interest thereon, may be declared or may become due and payable in the manner and with the effect provided in the Indenture.

      This Note evidences indebtedness created by a loan made under the Rural Electrification Act of 1936, as amended, including Public Law 93-32.

      If the Government shall at any time assign this Note and insure the payment hereof, the Corporation shall continue to make payments hereunder to the Government as collection agent for the insured holder, and, for purposes of the Indenture, the Government, and not such insured holder, shall be considered to be, and shall have the rights of, the noteholder.

      This Note is given to evidence a portion of the indebtedness heretofore evidenced by that certain Mortgage Note, made by the Corporation to the Government, in the original face amount of $20,987,000, dated November 1, 1984, as amended by that certain Agreement, dated as of November 3, 1986, by and between the Government and the Corporation (as so amended, the "Original Note"). In connection with the execution and delivery of this Note, Georgia Transmission Corporation (An Electric Membership Corporation) has assumed liability for $2,999,515.57 of the indebtedness originally evidenced by the Original Note, and the Government has released the Corporation from liability for such assumed principal amount of the Original Note. From the date of this Note, the Corporation's liability with respect to the indebtedness evidenced by the Original Note shall be governed solely by this Note.

      IN WITNESS WHEREOF, the Corporation has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                   OGLETHORPE POWER CORPORATION (AN
                                   ELECTRIC MEMBERSHIP GENERATION &
                                   TRANSMISSION CORPORATION)


                                  By:  /s/ T. D. Kilgore
                                     ----------------------------------------
                                       T. D. Kilgore, President and Chief
                                       Executive Officer
Attest /s/ Patricia N. Nash
      -------------------------


                                    This is one of the Existing Obligations
  (CORPORATE SEAL)                  referred to in the Indenture, dated as of
                                    March 1, 1997, by Oglethorpe Power
                                    Corporation (An Electric Membership
                                    Generation & Transmission Corporation) to
                                    SunTrust Bank, Atlanta.


                                    SUNTRUST BANK, ATLANTA, as Trustee


                                    By:  /s/ Bryan Echols
                                       --------------------------------------
                                       Authorized Signatory


                                      2